UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A
(Rule 14a-101)

AMENDMENT NO. 1

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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☐ Definitive Proxy Statement

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☐ Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Occulogix
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

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OCCULOGIX, INC.

NOTICE OF 2008 ANNUAL AND SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST ■ , 2008

NOTICE IS HEREBY GIVEN THAT the 2008 Annual and Special Meeting of Stockholders of OccuLogix, Inc. (the “Company”) will be held on August ■, 2008 at 8:30 a.m. Eastern Daylight Savings Time at ■ , Toronto, Ontario, for the following purposes :

1.           To elect six directors for the ensuing year;

2.           To ratify the selection of Ernst & Young LLP by the audit committee of the board of directors of the Company (the “Board of Directors”) as independent auditors of the Company for the fiscal year ending December 31, 2008;

3.           To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation in order to increase the number of authorized shares of the Company’s common stock, from 75,000,000 to 500,000,000, as more fully described in the accompanying proxy statement;

4.           To approve and adopt the Agreement and Plan of Merger and Reorganization, dated April 22, 2008, by and among the Company, OcuSense Acquireco, Inc. and OcuSense, Inc., as amended by the Amending Agreement, dated as of July 28, 2008, by and among the Company, OcuSense Acquireco, Inc. and OcuSense, Inc., and as such Agreement and Plan of Merger and Reorganization may be amended further from time to time, pursuant to which the Company proposes to acquire all of the issued and outstanding shares of capital stock of OcuSense, Inc. that the Company does not already own in exchange for the issuance of an aggregate of 79,248,175 shares of its common stock to the minority stockholders of OcuSense, Inc., as more fully described in the accompanying proxy statement;

5.           To approve and adopt the Securities Purchase Agreement, dated as of May 19, 2008, by and among the Company, Marchant Securities Inc. and the investors listed on the Schedule of Investors attached thereto as Exhibit A, as amended by the Amending Agreements, each dated as of August ■, 2008, by and among the Company, Marchant Securities Inc. and each of the investors listed on the Schedule of Investors attached thereto as Exhibit A, and as such Securities Purchase Agreement may be amended further from time to time (the “Securities Purchase Agreement”), pursuant to which the Company proposes to sell an aggregate of a minimum of 21,730,000 shares of its common stock to the investors listed on the Schedule of Investors attached thereto as Exhibit A for gross aggregate proceeds to the Company of $2,173,000, as more fully described in the accompanying proxy statement;

6.           To approve the pre-payment by the Company of the $6,703,500 aggregate principal amount bridge loan, under the Loan Agreement, dated as of February 19, 2008, by and among the Company, the lenders listed on the Schedule of Lenders attached thereto as Exhibit A and Marchant Securities Inc., as amended (the “Loan Agreement”), by issuing, to the lenders of such bridge loan, shares of the Company’s common stock in the aggregate number required pursuant to the terms of the Loan Agreement, which number will be no less than 78,864,705, as more fully described in the accompanying proxy statement;

7.           To approve the issuance to Marchant Securities Inc. of a minimum of 844,800 shares of the Company’s common stock in part payment of commissions owing for services rendered by Marchant Securities Inc. in connection with the Securities Purchase Agreement and the $6,703,500 aggregate principal amount bridge loan under the Loan Agreement, as more fully described in the accompanying proxy statement;

8.           To approve the extension of the terms of certain stock options of the Company issued under the Company’s 2002 Stock Option Plan, as amended (the “2002 Stock Option Plan”), and held by current and former executives of the Company and certain directors of the Company, as more fully described in the accompanying proxy statement;

9.           To approve the proposed increase in the share reserve under the 2002 Stock Option Plan by 53,544,000, from 6,456,000 to 60,000,000, as more fully described in the accompanying proxy statement;

10.          To approve a further amendment to the Company’s Amended and Restated Certificate of Incorporation in order to (i) provide for a recapitalization in which the issued and outstanding shares of the Company’s common stock will be reverse split in a ratio of up to 1:25, if at all, with the actual ratio and the timing of such reverse split to be determined by the Board of Directors in its sole discretion, and (ii) decrease the number of authorized shares of the Company’s common stock, from 500,000,000 to a number equal to 500,000,000 multiplied by 50% of the reverse split ratio, provided that the reverse split is effected, as more fully described in the accompanying proxy statement; and

11.          To transact such further business as may properly come before the Annual and Special Meeting of Stockholders or any adjournment thereof.

The Board of Directors has fixed the close of business on August 1, 2008 as the record date for determining the Company’s stockholders entitled to notice of, and to vote at, the Annual and Special Meeting of Stockholders.

Management of the Company is soliciting the enclosed proxy.  Please refer to the accompanying proxy statement for further information with respect to the business to be transacted at the Annual and Special Meeting of Stockholders.  The accompanying proxy statement is deemed to be incorporated by reference in, and to form part of, this notice.

The Board of Directors recommends that you vote FOR each of the above proposals.

By Order of the Board of Directors

/s/ Elias Vamvakas
Elias Vamvakas

Chairman of the Board, Chief Executive Officer and Secretary

Mississauga , Ontario
August ■, 2008

You are cordially invited to attend the Annual and Special Meeting of Stockholders of OccuLogix, Inc. (the “meeting”) in person.  Whether or not you expect to attend the meeting, please complete, date and sign the enclosed proxy card and mail it promptly in the enclosed envelope in order to assure that your shares are represented.  If you execute a proxy card, you may still attend the meeting, revoke your proxy and vote your shares in person.  However, attending the meeting in person will not revoke your proxy unless you follow the procedures explained under “Information about this Proxy Material and Voting—Revocation of Proxy” in the accompanying proxy statement.  Please note that if your shares are held of record by a broker, bank or other agent and you wish to vote at the meeting, you must obtain a proxy issued in your name from that recordholder.

PRELIMINARY COPY—SUBJECT TO COMPLETION

OCCULOGIX, INC.
2600 Skymark Avenue, Unit 9, Suite 201
Mississauga, Ontario, L4W 5B2

PROXY STATEMENT
FOR THE ANNUAL AND SPECIAL MEETING OF STOCKHOLDERS

August ■, 2008

We sent you this proxy statement and the enclosed proxy card, because the Board of Directors (sometimes referred to as the “Board”, “we” or “us”) of OccuLogix, Inc. (sometimes referred to as “OccuLogix”, the “Company”, “we” or “us”) is soliciting your proxy to vote at the Annual and Special Meeting of Stockholders (the “Stockholders Meeting”).  You are invited to attend the Stockholders Meeting to vote on the proposals described in this proxy statement.  However, you do not need to attend the Stockholders Meeting to vote your shares.  Instead, you may simply complete, sign and return the enclosed proxy card.

SUMMARY TERM SHEET

The following summary highlights selected information contained in this proxy statement regarding the proposed acquisition by OccuLogix of all of the issued and outstanding shares of OcuSense, Inc. that it does not already own.  We encourage you to read carefully this proxy statement in its entirety, including its appendices and the documents referred to in this proxy statement.  Each item in this section entitled “Summary Term Sheet” is cross-referenced to a page in this proxy statement where a more complete description of that item can be found.

Unless we otherwise indicate, all references to “OcuSense” refer to OcuSense, Inc.  All references to “the Merger Agreement” refer to the Agreement and Plan of Merger and Reorganization, dated April 22, 2008, by and among OccuLogix, OcuSense Acquireco, Inc. and OcuSense, as amended by the Amending Agreement, dated as of July 28, 2008, by and among OccuLogix, OcuSense Acquireco, Inc. and OcuSense, and as it may be amended further from time to time, and all references to “the merger” refer to the merger contemplated by the Merger Agreement.

A copy of the Agreement and Plan of Merger and Reorganization, dated April 22, 2008, by and among OccuLogix, OcuSense Acquireco, Inc. and OcuSense was filed as an exhibit to the Company’s Quarterly Report for the fiscal quarter ended March 31, 2008, filed with the U.S. Securities and Exchange Commission (the “SEC”) on Form 10-Q, and is available on the SEC’s Electronic Data Gathering, Analysis, and Retrieval System (known as EDGAR) (www.sec.gov).  A copy of the Amending Agreement, dated as of July 28, 2008, by and among OccuLogix, OcuSense Acquireco, Inc. and OcuSense was filed as an exhibit to the Company’s Current Report on Form 8-K, filed with the SEC and on the System for Electronic Document Analysis and Retrieval (known as SEDAR) on July 28, 2008, and is available on EDGAR and SEDAR (www.sedar.com).  Copies of these agreements also may be obtained without charge upon written request to:  Secretary, OccuLogix, Inc., 2600 Skymark Avenue, Unit 9, Suite 201, Mississauga, Ontario, L4W 5B2.

In this proxy statement, references to “$” or “dollars” shall mean U.S. dollars and references to “C$” shall mean Canadian dollars.  The information contained in this proxy statement is given as at August ■, 2008, except where otherwise stated.

Parties to the Merger Agreement

See “Proposal IV—Merger Agreement; Acquisition of Minority Ownership Interest in OcuSense—Business of the Parties” (page 27) and “—Merger Agreement—Parties” (page 31).

OccuLogix:  OccuLogix, a Delaware corporation, is an ophthalmic therapeutic company founded to commercialize innovative treatments for age-related eye diseases.

OcuSense Acquireco, Inc.:  OcuSense Acquireco, Inc., a Delaware corporation, is a wholly-owned subsidiary of OccuLogix that was incorporated for the sole purpose of completing the merger with OcuSense under the Merger Agreement.

OcuSense:  OcuSense, a Delaware corporation, is a San Diego-based company that is developing technologies that will enable eye care practitioners to test, at the point-of-care, for highly sensitive and specific biomarkers using nanoliters of tear film.  OccuLogix currently owns 50.1% of the capital stock, on a fully diluted basis, of OcuSense.

The Merger

See “Proposal IV—Merger Agreement; Acquisition of Minority Ownership Interest in OcuSense—Merger Agreement” (page 31).

You are being asked to consider and vote on the proposal to approve and adopt the Merger Agreement pursuant to which OccuLogix proposes to acquire all of the issued and outstanding shares of OcuSense that it does not already own.  Under the terms of the Merger Agreement, upon the filing of a certificate of merger with the Secretary of State of the State of Delaware, OcuSense Acquireco, Inc. shall be merged with and into OcuSense, whereupon the separate corporate existence of OcuSense Acquireco, Inc. shall cease, and OcuSense shall continue as the surviving corporation and become a wholly-owned subsidiary of OccuLogix.

Reasons for the Proposal

See “Proposal V—Reasons for the Proposal” (page 43).

Management believes that the Company has cash and cash-equivalents sufficient to cover the Company’s operating activities and other demands only until approximately November 2008.

One of the other proposals that you are being asked to consider and vote on is the proposal to approve and adopt the Securities Purchase Agreement, dated as of May 19, 2008, by and among OccuLogix, Marchant Securities Inc. and the investors listed on the Schedule of Investors attached thereto as Exhibit A, as amended by the Amending Agreements, each dated as of August ■, 2008, by and among OccuLogix, Marchant Securities Inc. and each of the investors listed on the Schedule of Investors attached thereto as Exhibit A, and as such Securities Purchase Agreement may be amended further from time to time, pursuant to which OccuLogix proposes to sell an aggregate of a minimum of 21,730,000 shares of its common stock to the investors listed on the Schedule of Investors attached thereto as Exhibit A for gross aggregate proceeds to the Company of $2,173,000 (the “Securities Purchase Agreement”).  See “Proposal V” (page 41).   Conditions precedent to closing in the Securities Purchase Agreement include the receipt of the required stockholder approval of the Merger Agreement and the transactions contemplated by the Merger Agreement, including the merger.  If the required stockholder approval of the Merger Agreement is not obtained, the transactions contemplated by the Securities Purchase Agreement will not close and the Company will be unable to realize any proceeds.  Since the Company does not have an alternative source of capital at this time, if the required stockholder approval of the Merger Agreement and the Securities Purchase Agreement, and the respective transactions contemplated by each of them, is not obtained, the Company will run out of cash.

Merger Consideration

See “Proposal IV—Background of the Merger” (page 29), “Proposal IV—Merger Agreement; Acquisition of Minority Ownership Interest in OcuSense—Merger Agreement—Merger Consideration” (page 31) and “Proposal IV—Reasons for the Proposal (page 39).

As merger consideration, OccuLogix expects to issue an aggregate of 79,248,175 shares of its common stock to the minority stockholders of OcuSense. The quantum of the merger consideration is based on a full-enterprise valuation of OcuSense of $18,000,000, determined in good faith by the respective boards of directors of OccuLogix and OcuSense, and a deemed value of $0.10 per share of OccuLogix’s common stock which is reflective of the per share average trading price of OccuLogix’s common stock on The NASDAQ Global Market during the period of negotiation of the merger consideration.

During December 2007, financial analysis was undertaken by OccuLogix and OcuSense in order to identify a range of fair values for OcuSense.  From the outset, the parties agreed that, in view of the achievement by OcuSense of critical developmental milestones since November 30, 2006, the date of OccuLogix’s investment in OcuSense, the valuation used for purposes of that investment was lower than the present value of OcuSense.  After completing the financial analysis, representatives of both companies agreed that according a full-enterprise value of $18,000,000 to OcuSense was fair and reasonable.

On October 9, 2007, the Company announced that the Board had authorized management and the Company’s advisors to explore the full range of strategic alternatives available to enhance shareholder value.  For some time prior to this announcement, the Company had been seeking to raise additional capital, with the objective of securing funding sufficient to sustain its operations as, at that time, it had been clear that, unless we were able to raise additional capital, the Company would not have had sufficient cash to support its operations beyond early 2008.

Those capital-raising efforts have culminated in a bridge loan to the Company in an aggregate principal amount of $6,703,500 and the Securities Purchase Agreement.  The lenders of the bridge loan have made their respective investment, and the investors party to the Securities Purchase Agreement have agreed to make their respective investment, in OccuLogix on the understanding, and with the expectation, that the Company will acquire the minority ownership interest in OcuSense that we do not already own and that OcuSense’s business will become the Company’s entire business in the future.  This was the basis on which the Company was able to attract the additional capital that it will require in order to continue operations.

Management considered two principal factors in making its decision to recommend the merger to the Company’s stockholders—the first factor being its assessment that the merger consideration is fair and reasonable and the second factor being that conditions precedent to closing in the Securities Purchase Agreement include the receipt of the required stockholder approval of the Merger Agreement and the transactions contemplated in the Merger Agreement, including the merger.  If the required stockholder approval of the Merger Agreement is not obtained, the transactions contemplated by the Securities Purchase Agreement will not close and the Company will run out of cash.

Closing Conditions

See “Proposal IV—Merger Agreement; Acquisition of Minority Ownership Interest in OcuSense—Merger Agreement—Conditions to Completion of Merger” (page 31).

Before the merger and the other transactions contemplated by the Merger Agreement may be completed, a number of conditions must be satisfied or waived.

Closing conditions in favor of both OccuLogix and OcuSense include:

•	the absence of any statute, rule, regulation, etc., making the merger illegal;

•	the absence of any proceeding by a governmental authority seeking to restrain or prohibit the merger;

•	the absence of any court order prohibiting the merger;

•	the receipt of all necessary consents and approvals from governmental authorities;

•	the receipt of the required approval of stockholders of both OccuLogix and OcuSense; and

•
the capitalization of OccuLogix with at least $1,000,000 of unrestricted cash that is available to fund the working capital and general and administrative expenses of OccuLogix and OcuSense, post-merger.

Closing conditions in favor of OccuLogix and OcuSense Acquireco, Inc. include:

•
the truth and correctness of OcuSense’s representations and warranties in the Merger Agreement, except where the failure of such representations and warranties to be true or correct would not have, individually or in the aggregate, a material adverse effect on OcuSense;

•	the performance by OcuSense, in all material respects, of all of its covenants and obligations under the Merger Agreement;

•	the absence of a material adverse effect on OcuSense;

•	the absence of any litigation pending or threatened against OccuLogix or OcuSense relating to the merger; and

•	the execution and delivery by OccuLogix of a contractual indemnity to each individual who is a director or officer of OccuLogix immediately prior to the merger.

Closing conditions in favor of OcuSense include:

•
the truth and correctness of the representations and warranties of OccuLogix and OcuSense Acquireco, Inc. in the Merger Agreement, except where the failure of such representations and warranties to be true and correct would not have, individually or in the aggregate, a material adverse effect on OccuLogix;

•	the performance by OccuLogix and OcuSense Acquireco, Inc., in all material respects, of all of their respective covenants and obligations under the Merger Agreement;

•	the absence of a material adverse effect on OccuLogix and its subsidiaries, taken as a whole;

•	the absence of any litigation pending or threatened against OccuLogix or OcuSense relating to the merger; and

•
commercially reasonable efforts on the part of OccuLogix having been made to take all necessary corporate action to ensure that, post-merger, the Board consists only of Elias Vamvakas, Thomas N. Davidson, Eric Donsky, Richard L. Lindstrom, Adrienne L. Graves and Donald Rindell, being all of the individuals who are nominated for election as a director of OccuLogix to hold office until the next annual meeting of the stockholders of OccuLogix or until his or her successor is elected or appointed.  See “Proposal I” (page 20).

Conduct of Business Prior to Merger

See “Proposal IV—Merger Agreement; Acquisition of Minority Ownership Interest in OcuSense—Merger Agreement—Conduct of Business Prior to Effective Time” (page 33).

The parties have agreed that, prior to the Effective Time (being the time at which the merger will be consummated), each of them will conduct its business in the usual, regular and ordinary course, in substantially the same manner as its business was conducted prior to the date of the Merger Agreement.

Termination of Merger Agreement

See “Proposal IV—Merger Agreement; Acquisition of Minority Ownership Interest in OcuSense—Merger Agreement—Termination” (page 34).

The Merger Agreement may be terminated at any time prior to the closing of the merger:

•	by unanimous written agreement of OccuLogix and OcuSense;

•	by OccuLogix or OcuSense, if the closing of the merger does not occur by October 31, 2008;

•	by OccuLogix or OcuSense, if the required stockholder approvals are not obtained;

•	by OccuLogix or OcuSense, if a court or other governmental authority permanently restrains, enjoins or otherwise prohibits the merger;

•	by OccuLogix or OcuSense, if any statute, rule, regulation, etc. is enacted, promulgated or issued by any governmental authority that would make the merger illegal;

•	by OccuLogix, if there has been a breach by OcuSense of any of its representations, warranties, covenants or agreements in the Merger Agreement, subject to certain exceptions; and

•	by OcuSense, if there has been a breach by OccuLogix of any of its representations, warranties, covenants or agreements in the Merger Agreement, subject to certain exceptions.

Expenses

See “Proposal IV—Merger Agreement; Acquisition of Minority Ownership Interest in OcuSense—Merger Agreement—Expenses” (page 35).

The parties have agreed that, regardless of whether the merger is consummated, all fees and expenses incurred in connection with the merger will be the obligations of the respective party incurring such fees and expenses.

Management Following the Merger

See “Proposal IV—Management Following the Merger” (page 36).

It is contemplated that Eric Donsky, OcuSense’s Chairman and Chief Executive Officer and a proposed nominee for election to the Board, will become OccuLogix’s Chief Executive Officer following the closing of the merger.  While it is contemplated that Elias Vamvakas will resign the office of Chief Executive Officer, it is expected that he will remain the Chairman of the Board.  William G. Dumencu will remain OccuLogix’s Chief Financial Officer and Treasurer following the merger.  However, the other executive officer of OccuLogix will not continue her employment with the Company beyond a short transition period.

Four of the six nominees for election to the Board are currently directors of the Company.

Interests of Proposed Nominee for Director and Director in the Merger

See “Proposal IV—Interests of Proposed Nominee for Director and Director” (page 39).

Immediately prior to the Effective Time (being the time at which the merger will be consummated), Mr. Donsky will hold 785,500 shares of OcuSense’s common stock which will entitle him to receive, as payment for his pro rata share of the merger consideration, an aggregate of 45,104,892 shares of OccuLogix’s common stock.

Richard L. Lindstrom is a director of OccuLogix and is standing for re-election to the Board.  He is also a stockholder of OcuSense.  Immediately prior to the Effective Time, he will hold 20,000 shares of OcuSense’s common stock which will entitle him to receive, as payment for his pro rata share of the merger consideration, an aggregate of 1,148,438 shares of OccuLogix’s common stock.  In addition, Dr. Lindstrom provides consulting services to OcuSense, for which he received a one-time grant of stock options to acquire an aggregate of 6,290 shares of OcuSense’s common stock at an exercise price of $4.80 per share.  Those stock options will be assumed by OccuLogix in accordance with the terms of the Merger Agreement.

Interests of Management

See “Proposal IX” (page 53).

One of the other proposals that you are being asked to consider and vote on is the proposal to increase the share reserve under OccuLogix’s 2002 Stock Option Plan, as amended (the “2002 Stock Option Plan”) by 53,544,000, from 6,456,000 to 60,000,000.  That proposal is conditioned on certain of the other proposals which you are being asked to consider and vote on, including the proposal to approve and adopt the Merger Agreement.  And the proposal to approve and adopt the Merger Agreement, in turn, is conditioned on the proposal to increase the share reserve under the 2002 Stock Option Plan, among other proposals.  If the proposal to approve and adopt the Merger Agreement is not approved, then we will not take action with respect to the proposal to increase the share reserve under the 2002 Stock Option Plan and vice versa.

In order to achieve cash savings, we are proposing to issue, to current and former members of the Company’s executive team, stock options under the 2002 Stock Option Plan in compromise of all or a portion of their severance entitlement under their respective employment agreements.  However, in order to do so, the share reserve under the 2002 Stock Option Plan must be increased in accordance with the proposal in question, because there currently is insufficient room in the share reserve under the 2002 Stock Option Plan to implement the proposed severance compromise.

The following table sets out the dollar value of the severance entitlement of each of the current or former members of the Company’s executive team that we are proposing to compromise and the numbers of OccuLogix stock options that would be issued to each of these affected individuals as a result of that compromise.  The numbers of stock options have been calculated using the methodology set forth under “Proposal IX—Increase in Share Reserve under the 2002 Stock Option Plan—Calculation of Numbers of Stock Options” (page 54).

Name of Affected Individual	Value of Compromised Severance ($)	Number of Stock Options to Be Granted (1)(2)(3)
Elias Vamvakas	1,570,008	18,046,066
Thomas P. Reeves	482,569	5,546,766
William G. Dumencu	94,439	1,085,504
David C. Eldridge	77,500	890,804
Nozait Chaudry-Rao	80,213	921,982
John Cornish	90,460	1,039,773
Julie A. Fotheringham	60,159	691,487
Suh Kim	112,750	1,295,977
Stephen B. Parks	77,500	890,804
Stephen H. Westing	60,159	691,487
TOTAL	2,705,757	31,100,650
___________________________________

(1)	We have assumed that the per share exercise price of the stock options to be granted to the affected individuals will be $0.10.
(2)	The stock options will be granted to the affected individuals prior to the implementation of the proposed reverse stock split. See “Proposal X” (page 57).
(3)
The number of stock options to be granted to each of the affected individuals will be affected by the income tax rate applicable to him or her.  For purposes of this illustrative table, we have assumed that each affected individual will take all necessary action to ensure that the exercise of his or her stock options will qualify for capital gains treatment in his or her jurisdiction of residence.

The stock options to be issued to the affected individuals will be exercisable immediately upon grant and will have a term of ten years.

INFORMATION ABOUT THIS PROXY MATERIAL AND VOTING

General

We sent you this proxy statement and the enclosed proxy card, because the Board is soliciting your proxy to vote at the Stockholders Meeting.  You are invited to attend the Stockholders Meeting to vote on the proposals described in this proxy statement.  However, you do not need to attend the Stockholders Meeting to vote your shares.  Instead, you may simply complete, sign and return the enclosed proxy card.

Voting Rights and Outstanding Shares

Only stockholders of record at the close of business on August 1, 2008 (the “record date”) will be entitled to vote at the Stockholders Meeting.  On the date of this proxy statement, there are 57,306,145 shares of common stock outstanding and entitled to vote.

Stockholder of Record:  Shares Registered in Your Name

If, on August 1, 2008, your shares were registered directly in your name with OccuLogix’s transfer agents, Mellon Investor Services LLC in the United States and Equity Transfer & Trust Company in Canada, then you are a stockholder of record.  As a stockholder of record, you may vote in person at the Stockholders Meeting or vote by proxy.  Whether or not you plan to attend the Stockholders Meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner:  Shares Registered in the Name of a Broker or Bank

If, on August 1, 2008, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization.  The organization holding your account is considered the stockholder of record for purposes of voting at the Stockholders Meeting.  As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account.  You are also invited to attend the Stockholders Meeting.  However, because you are not the stockholder of record, you may not vote your shares in person at the Stockholders Meeting unless you request and obtain a valid proxy from your broker or other agent.

Appointment of Proxies

The persons named in the enclosed proxy card are representatives of OccuLogix management and are directors or officers of the Company.  A stockholder who wishes to appoint some other person, who need not be an OccuLogix stockholder, to represent such stockholder at the Stockholders Meeting may do so by inserting such person’s name in the blank space provided in the enclosed proxy card.

To be valid, proxies must be deposited with the Secretary of the Company, c/o Mellon Investor Services LLC, P.O. Box 3862, S. Hackensack, New Jersey  07606-9371 or via fax at 201-680-4671, Attention:  Proxy Services, in the United States, or Equity Transfer & Trust Company, 200 University Avenue, Suite 400, Toronto, Ontario, M5H 4H1 or via fax at 416-595-9593, in Canada, prior to the Stockholders Meeting.

The executive office of OccuLogix is located at 2600 Skymark Avenue, Unit 9, Suite 201, Mississauga, Ontario, L4W 5B2.  OccuLogix’s registered office is located at 9 East Loockerman Street, Dover, Delaware  19901.

Proposals to Be Voted on

There are ten proposals scheduled for a vote:

•	Proposal I: Election of six directors;

•	Proposal II: Ratification of the selection of Ernst & Young LLP as independent auditors of the Company for its financial year ending December 31, 2008;

•
Proposal III:  Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation in order to increase the number of authorized shares of the Company’s common stock from 75,000,000 to 500,000,000;

•
Proposal IV:  Approval and adoption of the Agreement and Plan of Merger and Reorganization, dated April 22, 2008, by and among OccuLogix, OcuSense Acquireco, Inc. and OcuSense, as amended by the Amending Agreement, dated as of July 28, 2008, by and among OccuLogix, OcuSense Acquireco, Inc. and OcuSense, and as such Agreement and Plan of Merger and Reorganization may be amended further from time to time, pursuant to which OccuLogix proposes to acquire all of the issued and outstanding shares of capital stock of OcuSense that OccuLogix does not already own in exchange for the issuance of an aggregate of 79,248,175 shares of its common stock to the minority stockholders of OcuSense (the “Merger Agreement”);

•
Proposal V:  Approval and adoption of the Securities Purchase Agreement, dated as of May 19, 2008, by and among OccuLogix, Marchant Securities Inc. and the investors listed on the Schedule of Investors attached thereto as Exhibit A, as amended by the Amending Agreements, each dated as of August ■, 2008, by and among OccuLogix, Marchant Securities Inc. and each of the investors listed on the Schedule of Investors attached thereto as Exhibit A, and as such Securities Purchase Agreement may be amended further from time to time, pursuant to which OccuLogix proposes to sell an aggregate of a minimum of 21,730,000 shares of its common stock to the investors listed on the Schedule of Investors attached thereto as Exhibit A for gross aggregate proceeds to the Company of $2,173,000 (the “Securities Purchase Agreement”);

•
Proposal VI:  Approval of the pre-payment by the Company of the $6,703,500 aggregate principal amount bridge loan, under the Loan Agreement, dated as of February 19, 2008, by and among OccuLogix, the lenders listed on the Schedule of Lenders attached thereto as Exhibit A and Marchant Securities Inc., as amended by the Amending Agreement, dated as of May 5, 2008, by and among OccuLogix, the lenders listed on the Schedule of New Lenders attached thereto as Exhibit A and Marchant Securities Inc., and as further amended by the Second Amending Agreement, dated as of July 28, 2008, by and among OccuLogix, the lenders listed on the Schedule of Second New Lenders attached thereto as Exhibit A and Marchant Securities Inc. (the “Loan Agreement”), by issuing, to the lenders of such bridge loan, shares of the Company’s common stock in the aggregate number required pursuant to the terms of the Loan Agreement, which number will be no less than 78,864,705;

•
Proposal VII:  Approval of the issuance to Marchant Securities Inc. of a minimum of 844,800 shares of the Company’s common stock in payment of commissions owing for services rendered by Marchant Securities Inc. in connection with the Securities Purchase Agreement and the $6,703,500 aggregate principal amount bridge loan under the Loan Agreement;

•
Proposal VIII:  Approval of the extension of the terms of certain stock options of OccuLogix, issued under OccuLogix’s 2002 Stock Option Plan, as amended (the “2002 Stock Option Plan”), and held by current and former executives of OccuLogix and certain directors of OccuLogix, until the tenth anniversaries of their respective dates of grant;

•	Proposal IX: Approval of an increase of the share reserve under the 2002 Stock Option Plan by 53,544,000, from 6,456,000 to 60,000,000; and

•
Proposal X:  Approval of a further amendment to the Company’s Amended and Restated Certificate of Incorporation in order to (i) provide for a recapitalization in which the issued and outstanding shares of the Company’s common stock will be reverse split in a ratio of up to 1:25, if at all, with the actual ratio and the timing of such reverse split to be determined by the Board in its sole discretion, and (ii) decrease the number of authorized shares of the Company’s common stock from 500,000,000 to a number equal to 500,000,000 multiplied by 50% of the reverse split ratio, provided that such reverse split is effected.

Hereinafter in this proxy statement, (i) Marchant Securities Inc. will be referred to as “Marchant”, (ii) the investors listed on the Schedule of Investors attached to the Securities Purchase Agreement as Exhibit A will be referred to as the “Investors”, (iii) the $6,703,500 aggregate principal amount bridge loan under the Loan Agreement will be referred to as the “Bridge Loan”, and (iv) the lenders of the Bridge Loan will be referred to as the “Bridge Lenders”.

Proposals IV, V, VI and VII are being submitted to the Company’s stockholders solely to comply with Marketplace Rule 4350(i) of The NASDAQ Stock Market (“NASDAQ”).

Interests of Management

A proposed nominee for the Board, certain directors of the Company and current and former executives of the Company have interests in some of the proposals that you are being asked to consider and vote on.

Proposal IV—Approval and Adoption of the Merger Agreement

Eric Donsky

Mr. Donsky is OcuSense’s Chairman and Chief Executive Officer and is standing for election to the Board.  In addition, it is contemplated that he will become OccuLogix’s Chief Executive Officer following the closing of the transactions contemplated by the Merger Agreement and the Securities Purchase Agreement.  Mr. Donsky owns 785,500 shares of OcuSense’s common stock which will entitle him to receive, as payment of his pro rata share of the merger consideration under the Merger Agreement, an aggregate of 45,104,892 shares of OccuLogix’s common stock.  Assuming a deemed value of $0.10 per share of OccuLogix’s common stock (which is reflective of the per share average trading price of OccuLogix’s common stock on The NASDAQ Global Market during the period of negotiation of the merger consideration and which may be the per share purchase price paid by the Investors under the Securities Purchase Agreement), Mr. Donsky’s pro rata share of the merger consideration will be worth $4,510,489.  See “Proposal IV—Interests of Proposed Nominee for Director and Director—Eric Donsky”.

Richard L. Lindstrom

Dr. Lindstrom is a director of OccuLogix and is standing for re-election to the Board.  Dr. Lindstrom owns 20,000 shares of OcuSense’s common stock which will entitle him to receive, as payment of his pro rata share of the merger consideration under the Merger Agreement, an aggregate of 1,148,438 shares of OccuLogix’s common stock.  Assuming a deemed value of $0.10 per share of OccuLogix’s common stock, Dr. Lindstrom’s pro rata share of the merger consideration will be worth $114,844.

As consideration for providing certain consulting services, in June 2005, OcuSense made a one-time grant of stock options to Dr. Lindstrom to acquire an aggregate of 6,290 shares of OcuSense’s common stock at an exercise price of $4.80 per share, which stock options were to vest, and have been vesting, monthly during the 36-month period following their date of grant.  Dr. Lindstrom’s stock options of OcuSense will be assumed by OccuLogix in accordance with the terms of the Merger Agreement.  The assumption will be effected in such a manner so as to ensure that Dr. Lindstrom remains in the same economic position with respect to his OcuSense stock options after their assumption by OccuLogix as before their assumption.  In other words, OccuLogix’s assumption of Dr. Lindstrom’s OcuSense stock options will neither provide an economic benefit to, nor economically harm, Dr. Lindstrom.

See “Proposal IV—Interests of Proposed Nominee for Director and Director—Richard L. Lindstrom”.

Proposal V—Approval and Adoption of the Securities Purchase Agreement

Thomas N. Davidson and Richard L. Lindstrom

Mr. Davidson and Dr. Lindstrom are directors of OccuLogix and are standing for re-election to the Board.  Mr. Davidson, his spouse and certain other parties related to him (collectively, the “Davidson Investors”) are Investors under the Securities Purchase Agreement.  Dr. Lindstrom is also an Investor under the Securities Purchase Agreement.

Pursuant to the Securities Purchase Agreement, the Davidson Investors have committed to purchase $800,000 aggregate amount of shares of the Company’s common stock, while Dr. Lindstrom has committed to purchase $100,000 aggregate amount of shares of the Company’s common stock.  Under the Securities Purchase Agreement, the purchase price of each share of the Company’s common stock will be the lower of (i) $0.10 and (ii) the volume-weighted average closing price of the Company’s common stock on The NASDAQ Capital Market (or any other eligible market or any other national securities exchange, market or trading or quotation facility, in each case, on which the Company’s common stock is then listed or quoted) (the “Primary Trading Market”) for the 15-trading day period immediately preceding the closing date of the sale.  If the per share purchase price under the Securities Purchase Agreement is $0.10, then an aggregate of 8,000,000 shares of the Company’s common stock will be issued to the Davidson Investors and an aggregate of 1,000,000 shares of the Company’s common stock will be issued to Dr. Lindstrom.  If the per share purchase price is lower than $0.10, then a greater aggregate number of shares of the Company’s common stock will be issued to the Davidson Investors and to Dr. Lindstrom.  At the date of this proxy statement, the per share purchase price is not determinable.  See “Proposal V—Interests of Directors and Officer and Director—Thomas N. Davidson and Richard L. Lindstrom”.  If, and to the extent that, the Company’s common stock trades above $0.10 per share on the closing date of the sale under the Securities Purchase Agreement, the Davidson Investors and Dr. Lindstrom—together with all of the other Investors—will acquire shares of the Company’s common stock at a discount to the market price.

Elias Vamvakas

Marchant is acting as exclusive placement agent in Canada in connection with the sale of shares of the Company’s common stock under the Securities Purchase Agreement.  For such service, the Company has agreed to pay, but has not yet paid, Marchant a commission equal to 6% of the aggregate gross proceeds realized from sales to Investors who are Canadian residents for purposes of applicable securities laws.  Such commission totals $46,080.  Subject to obtaining the requisite stockholder and regulatory approvals, the Company proposes to pay such commission by issuing to Marchant shares of the Company’s common stock, at a per share purchase price equal to the per share price at which the Investors will be purchasing shares of the Company’s common stock pursuant to the Securities Purchase Agreement.

Under the Securities Purchase Agreement, the purchase price of each share of the Company’s common stock will be the lower of (i) $0.10 and (ii) the volume-weighted average closing price of the Company’s common stock on the Primary Trading Market for the 15-trading day period immediately preceding the closing date of the sale.  If the per share purchase price under the Securities Purchase Agreement is $0.10, then an aggregate of 460,800 shares of the Company’s common stock will be issued to Marchant in payment of its commission for services provided in connection with the Securities Purchase Agreement.  If the per share purchase price is lower than $0.10, then a greater aggregate number of shares of the Company’s common stock will be issued to Marchant in payment of such commission.  At the date of this proxy statement, the per share purchase price is not determinable.  If, and to the extent that, the Company’s common stock trades above $0.10 per share on the closing date of the sale under the Securities Purchase Agreement, Marchant will acquire shares of the Company’s common stock at a discount to the market price.

Marchant is indirectly beneficially owned, as to approximately 32%, by Mr. Vamvakas, the Company’s Chairman of the Board and Chief Executive Officer, and members of his family.  Mr. Vamvakas is standing for re-election to the Board.  He is neither a director nor an officer of Marchant.  See “—Proposal VII” and “Proposal V—Interests of Directors and Officer and Director—Elias Vamvakas”.

Proposal VI—Approval of Pre-payment of the Bridge Loan

Elias Vamvakas

Marchant introduced the Company to the Bridge Lenders and, for such service, has been paid a commission of $180,000 in cash to date, representing 6% of $3,000,000—which is the aggregate principal amount of the Bridge Loan that was advanced on February 19, 2008.  The Company has agreed to pay, but has not yet paid, Marchant a commission on the portion of the $300,000 aggregate principal amount of the Bridge Loan, that was advanced on May 5, 2008, by those Bridge Lenders who are Canadian residents for purposes of applicable securities laws.  In addition, the Company has agreed to pay, but has not yet paid, Marchant a commission on the portion of the $3,403,500 aggregate principal amount of the Bridge Loan, announced on July 28, 2008, that was advanced by those Bridge Lenders who are Canadian residents for purposes of applicable securities laws.  Such outstanding commissions total $38,400, which amount the Company proposes to pay, subject to obtaining the requisite stockholder and regulatory approvals, by issuing to Marchant shares of the Company’s common stock, at a per share price equal to the per share price at which the Investors will be purchasing shares of the Company’s common stock pursuant to the Securities Purchase Agreement.

Under the Securities Purchase Agreement, the purchase price of each share of the Company’s common stock will be the lower of (i) $0.10 and (ii) the volume-weighted average closing price of the Company’s common stock on the Primary Trading Market for the 15-trading day period immediately preceding the closing date of the sale.  If the per share purchase price under the Securities Purchase Agreement is $0.10, then an aggregate of 384,000 shares of the Company’s common stock will be issued to Marchant in payment of $38,400, representing the total commission remaining outstanding for services provided in connection with the Loan Agreement.  If the per share purchase price is lower than $0.10, then a greater aggregate number of shares of the Company’s common stock will be issued to Marchant in payment of such commission.  At the date of this proxy statement, the per share purchase price is not determinable.  If, and to the extent that, the Company’s common stock trades above $0.10 per share on the closing date of the sale under the Securities Purchase Agreement, Marchant will acquire shares of the Company’s common stock, in payment of the $38,400 commission remaining outstanding for services provided in connection with the Loan Agreement, at a discount to the market price.

Marchant is indirectly beneficially owned, as to approximately 32%, by Mr. Vamvakas, the Company’s Chairman of the Board and Chief Executive Officer, and members of his family.  Mr. Vamvakas is standing for re-election to the Board.  He is neither a director nor an officer of Marchant.  See “—Proposal VII” and “Proposal VI—Interest of Officer and Director—Elias Vamvakas”.

Proposal VII—Approval of Issuance of Stock to Marchant

Elias Vamvakas

If this proposal is approved, shares of the Company’s common stock will be issued to Marchant in payment of its commission of $46,080 for services provided in connection with the Securities Purchase Agreement and in payment of $38,400, representing the total commission remaining outstanding for services provided in connection with the Loan Agreement.  See “—Proposal V—Elias Vamvakas” and “—Proposal VI”.  Such shares of the Company’s common stock will be issued at a per share price equal to the per share price at which the Investors will be purchasing shares of the Company’s common stock pursuant to the Securities Purchase Agreement.

Under the Securities Purchase Agreement, the purchase price of each share of the Company’s common stock will be the lower of (i) $0.10 and (ii) the volume-weighted average closing price of the Company’s common stock on the Primary Trading Market for the 15-trading day period immediately preceding the closing date of the sale.  If the per share purchase price under the Securities Purchase Agreement is $0.10, then an aggregate of 844,800 shares of the Company’s common stock (being the sum of 384,000 and 460,800) will be issued to Marchant in payment of its commission of $46,080 for services provided in connection with the Securities Purchase Agreement and $38,400, representing the total commission remaining outstanding for services provided in connection with the Loan Agreement.  If the per share purchase price is lower than $0.10, then a greater aggregate number of shares of the Company’s common stock will be issued to Marchant in payment of $84,480, representing the total of such commissions.  At the date of this proxy statement, the per share purchase price is not determinable.  If, and to the extent that, the Company’s common stock trades above $0.10 per share on the closing date of the sale under the Securities Purchase Agreement, Marchant will acquire shares of the Company’s common stock, in payment of such commissions, at a discount to the market price.

Marchant is indirectly beneficially owned, as to approximately 32%, by Mr. Vamvakas, the Company’s Chairman of the Board and Chief Executive Officer, and members of his family.  Mr. Vamvakas is standing for re-election to the Board.  He is neither a director nor an officer of Marchant.  See “Proposal VII—Interest of Officer and Director”.

Proposal VIII—Approval of Extension of Stock Options’ Terms

The table below sets out the numbers, and the respective dates of grant, of the stock options that are subject to the proposed term extension.  All of these stock options are time-based stock options and are held by current and former executives, and certain directors, of OccuLogix.  Also indicated in the table below are the current exercise price of these stock options, their vesting schedule and their new expiration dates (assuming that the requisite approval of the Company’s stockholders for the proposed extension of the terms of these stock options is obtained).

While the terms of these stock options are proposed to be extended until the tenth anniversaries of their respective dates of grant, under this proposal, there would be no change to the exercise price or the vesting schedule of any of these stock options.  The exercise prices of all of them are significantly higher than the current market price of OccuLogix’s common stock into which they are exercisable.  There can be no assurance that the market price of OccuLogix’s common stock, in the future, ever will exceed the exercise prices of any of these stock options.

Stock Options Subject to Proposed Term Extension

Name of Holder	Stock Options Subject to Proposed Term Extension	Current Exercise Price of Stock Options Subject to Proposed Term Extension ($)	Date of Grant	Vesting Schedule	Proposed Expiration Date

Elias Vamvakas(1)	4,583	1.30	08/01/02	Vested	08/01/12

	500,000	0.99	07/01/03	Vested	07/01/13

	300,000	1.90	08/03/06	Vested	08/03/16

	100,000	1.11	07/03/07	1/3 vested; remaining 2/3 vesting as to 1/3 on each anniversary of grant date	07/03/17

Thomas P. Reeves	300,000	2.05	12/16/04	Vested	12/16/14

	20,000	1.82	03/10/07	1/3 vested; remaining 2/3 vesting as to 1/3 on each anniversary of grant date	03/10/17

	100,000	1.11	07/03/07	1/3 vested; remaining 2/3 vesting as to 1/3 on each anniversary of grant date	07/03/17

William G. Dumencu	100,000	0.99	08/01/03	Vested	08/01/13

	30,000	1.11	07/03/07	1/3 vested; remaining 2/3 vesting as to 1/3 on each anniversary of grant date	07/03/17

David C. Eldridge	36,924	1.30	10/01/02	Vested	10/01/12

	59,798	0.99	07/01/03	Vested	07/01/13

	30,000	1.11	07/03/07	1/3 vested; remaining 2/3 vesting as to 1/3 on each anniversary of grant date	07/03/17

Nozait Chaudry-Rao	80,000	2.05	02/10/06	2/3 vested; remaining 1/3 vesting on next anniversary of grant date	02/10/16

	30,000	1.11	07/03/07	1/3 vested; remaining 2/3 vesting as to 1/3 on each anniversary of grant date	07/03/17

John Cornish	25,000	1.30	08/01/02	Vested	08/01/12

	80,000	0.99	07/01/03	Vested	07/01/13

	30,000	1.11	07/03/07	1/3 vested; remaining 2/3 vesting as to 1/3 on each anniversary of grant date	07/03/17

Julie A. Fotheringham	80,000	2.05	12/16/04	Vested	12/16/14

	30,000	1.11	07/03/07	1/3 vested; remaining 2/3 vesting as to 1/3 on each anniversary of grant date	07/03/17

Stephen J. Kilmer	80,000	2.05	12/16/04	Vested	12/16/14

	30,000	1.11	07/03/07	1/3 vested; remaining 2/3 vesting as to 1/3 on each anniversary of grant date	07/03/17

Name of Holder	Stock Options Subject to Proposed Term Extension	Current Exercise Price of Stock Options Subject to Proposed Term Extension ($)	Date of Grant	Vesting Schedule	Proposed Expiration Date

Suh Kim	100,000	1.82	03/10/07	1/3 vested; remaining 2/3 vesting as to 1/3 on each anniversary of grant date	03/10/17

	30,000	1.11	07/03/07	1/3 vested; remaining 2/3 vesting as to 1/3 on each anniversary of grant date	07/03/17

Stephen B. Parks	200,000	2.05	10/04/05	2/3 vested; remaining 1/3 vesting on next anniversary of grant date	10/04/15

	30,000	1.11	07/03/07	1/3 vested; remaining 2/3 vesting as to 1/3 on each anniversary of grant date	07/03/17

Stephen H. Westing	80,000	2.05	02/10/06	2/3 vested; remaining 1/3 vesting on next anniversary of grant date	02/10/16

	30,000	1.11	07/03/07	1/3 vested; remaining 2/3 vesting as to 1/3 on each anniversary of grant date	07/03/17

Jay T. Holmes(1)	25,000	2.05	12/16/04	Vested	12/16/14

	25,000	1.11	07/03/07	1/3 vested; remaining 2/3 vesting as to 1/3 on each anniversary of grant date	07/03/17

Georges Noël(1)	25,000	0.99	07/01/03	Vested	07/01/13

	25,000	1.11	07/03/07	1/3 vested; remaining 2/3 vesting as to 1/3 on each anniversary of grant date	07/03/17

Gilbert S. Omenn(1)	25,000	1.11	07/03/07	1/3 vested; remaining 2/3 vesting as to 1/3 on each anniversary of grant date	07/03/17

TOTAL	2,641,305	N/A	N/A	N/A	N/A

(1)
Certain stock options held by Messrs. Vamvakas, Holmes and Noël and Dr. Omenn already have 10-year terms and, therefore, are not shown in this table.  See “Additional Information on Executive Compensation—Outstanding Equity Awards at 2007 Fiscal Year-End”.

Proposal IX—Approval of Share Reserve Increase under the 2002 Stock Option Plan

In order to achieve cash savings, we are proposing to issue, to current and former members of the Company’s executive team, stock options under the 2002 Stock Option Plan in compromise of all or a portion of their severance entitlement under their respective employment agreements.

The following table sets out the dollar value of the severance entitlement of each of the current or former members of the Company’s executive team that we are proposing to compromise and the numbers of stock options of OccuLogix that would be issued to each of these affected individuals as a result of that compromise.  The numbers of stock options have been calculated using the methodology set forth under “Proposal IX—Increase in Share Reserve under the 2002 Stock Option Plan—Calculation of Numbers of Stock Options”.

Name of Affected Individual	Value of Compromised Severance ($)	Number of Stock Options to Be Granted (1)(2)(3)
Elias Vamvakas	1,570,008	18,046,066
Thomas P. Reeves	482,569	5,546,766
William G. Dumencu	94,439	1,085,504
David C. Eldridge	77,500	890,804
Nozait Chaudry-Rao	80,213	921,982
John Cornish	90,460	1,039,773
Julie A. Fotheringham	60,159	691,487
Suh Kim	112,750	1,295,977
Stephen B. Parks	77,500	890,804
Stephen H. Westing	60,159	691,487
TOTAL	2,705,757	31,100,650
___________________________________

(1)	We have assumed that the per share exercise price of the stock options to be granted to the affected individuals will be $0.10.
(2)	The stock options will be granted to the affected individuals prior to the implementation of the proposed reverse stock split. See “Proposal X”.
(3)
The number of stock options to be granted to each of the affected individuals will be affected by the income tax rate applicable to him or her.  For purposes of this illustrative table, we have assumed that each affected individual will take all necessary action to ensure that the exercise of his or her stock options will qualify for capital gains treatment in his or her jurisdiction of residence.

Voting Procedure

You either may vote “For” each of the nominees to the Board or you may withhold your vote for any nominee you specify.  For the other proposals to be voted on, you may vote “For” or “Against” or abstain from voting.  The procedures for voting, set forth below, are fairly simple.

Stockholder of Record:  Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Stockholders Meeting or vote by proxy using the enclosed proxy card.  Whether or not you plan to attend the Stockholders Meeting, we urge you to vote by proxy to ensure your vote is counted.  You may still attend the Stockholders Meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the Stockholders Meeting and we will give you a ballot when you arrive.

•
To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided.  If you return your signed proxy card to us before the Stockholders Meeting, we will vote your shares as you direct.

Beneficial Owner:  Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us.  Simply complete and mail the proxy card to ensure that your vote is counted.  To vote in person at the Stockholders Meeting, you must obtain a valid proxy from your broker, bank or other agent.  Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

Number of Votes

On each proposal to be voted upon, you have one vote for each share of OccuLogix’s common stock you own as of August 1, 2008, the record date.

Voting by Proxy

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” each of the ten proposals to be voted on.  See “—Proposals to Be Voted on”.

The form of proxy confers discretionary voting authority on those persons designated in the proxy with respect to amendments or variations to the resolutions identified in the notice of the Stockholders Meeting and with respect to other matters that may properly come before the Stockholders Meeting.  OccuLogix management knows of no such amendment, variation or other matter to come before the Stockholders Meeting as of the date of this proxy statement.  However, if such amendments or variations or other matters properly come before the Stockholders Meeting, the management representatives designated in the form of proxy will vote the shares of OccuLogix’s common stock represented thereby in accordance with their best judgment.

Cost of Proxy Solicitation

We will pay for the entire cost of soliciting proxies.  In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication.  Directors and employees will not be paid any additional compensation for soliciting proxies.  We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Receipt of Multiple Proxy Cards

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts.  Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Revocation of Proxy

You can revoke your proxy at any time before the final vote at the Stockholders Meeting.  You may revoke your proxy in any one of the following three ways:

•	You may submit another properly completed proxy card with a later date;

•	You may send a written notice that you are revoking your proxy to the Secretary of the Company at 2600 Skymark Avenue, Unit 9, Suite 201, Mississauga, Ontario, L4W 5B2; or

•	If you are a stockholder of record, you may attend the Stockholders Meeting and vote in person. Simply attending the Stockholders Meeting will not, by itself, revoke your proxy.

Stockholder Proposals

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by, not less than 120 days before the anniversary of the date of this proxy statement, to the Secretary of the Company at 2600 Skymark Avenue, Unit 9, Suite 201, Mississauga, Ontario, L4W 5B2.  If the Company does not receive notice of a proposal to be considered at the 2009 annual meeting of stockholders of the Company (the “2009 annual meeting”) within the 45-day period preceding the anniversary of the mailing date of this proxy statement, then the persons named by the Board in the proxy card for the 2009 annual meeting will be allowed to use their discretionary authority with respect to any such proposal that is raised at the 2009 annual meeting.  Stockholders wishing to submit any such proposal are advised to review Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which contains additional requirements about advance notice of stockholder proposals and director nominations.

Counting of Votes

Votes will be counted by the inspector of election appointed for the Stockholders Meeting who will separately count “For” and (with respect to proposals other than the election of directors) “Against” votes, abstentions and broker non-votes.  Abstentions will be counted toward the vote total for each proposal and will have the same effect as “Against” votes.  Except with respect to Proposal III and Proposal X, broker non-votes have no effect and will not be counted toward the vote total for any proposal.  With respect to Proposal III and Proposal X, broker non-votes will be counted toward the vote total for these proposals and will have the same effect as “Against” votes.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that  proxy form regarding how to instruct your broker to vote your shares.  If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items but not with respect to “non-discretionary” items.  Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker may vote shares held in “street name” in the absence of your voting instructions.  On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

Votes Required to Approve Each Proposal

•	Proposal I: For the election of directors, the six nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Broker non-votes will have no effect.

•
Proposal II:  To be approved, the proposal to ratify the selection of Ernst & Young LLP as independent auditors of the Company for its financial year ending December 31, 2008 must receive a “For” vote from the majority of the votes cast.  If you “Abstain” from voting, it will have the same effect as an “Against” vote.  Broker non-votes will have no effect.

•
Proposal III:  To be approved, the proposal to approve the amendment to the Company’s Amended and Restated Certificate of Incorporation in order to increase the number of authorized shares of the Company’s common stock from 75,000,000 to 500,000,000 must receive a “For” vote from the holders of a majority of the issued and outstanding shares of the Company’s common stock.  If you “Abstain” from voting, it will have the same effect as an “Against” vote.  A broker non-vote also will have the same effect as an “Against” vote.

•
Proposal IV:  To be approved, the proposal to approve and adopt the Merger Agreement must receive a “For” vote from the majority of the votes cast.  If you “Abstain” from voting, it will have the same effect as an “Against” vote.  Broker non-votes will have no effect.

•
Proposal V:  To be approved, the proposal to approve and adopt the Securities Purchase Agreement must receive a “For” vote from the majority of the votes cast.  If you “Abstain” from voting, it will have the same effect as an “Against” vote.  Broker non-votes will have no effect.

•
Proposal VI:  To be approved, the proposal to pre-pay the Bridge Loan by issuing, to the Bridge Lenders, shares of the Company’s common stock in the aggregate number required pursuant to the terms of the Loan Agreement (which number will be no less than 78,864,705) must receive a “For” vote from the majority of the votes cast.  If you “Abstain” from voting, it will have the same effect as an “Against” vote.  Broker non-votes will have no effect.

•
Proposal VII:  To be approved, the proposal to approve the issuance to Marchant of a minimum of 844,800 shares of the Company’s common stock in payment of commissions owing for services rendered by Marchant in connection with the Securities Purchase Agreement and the Bridge Loan must receive a “For” vote from the majority of the votes cast.  If you “Abstain” from voting, it will have the same effect as an “Against” vote.  Broker non-votes will have no effect.

•
Proposal VIII:  To be approved, the proposal to approve the extension of the terms of certain stock options of OccuLogix, issued under the 2002 Stock Option Plan and held by current and former executives of OccuLogix and certain directors of OccuLogix, must receive a “For” vote from the majority of the votes cast.  For purposes of this approval, the votes attached to shares of OccuLogix’s common stock beneficially owned by holders of stock options, the terms of which are subject to the proposed extension, and the votes attached to shares beneficially owned by such holders’ spouses, partners and certain other related persons, will not be counted in determining whether the necessary level of stockholder approval has been obtained.  In addition (and without duplication), for purposes of this approval, the votes attached to shares of OccuLogix’s common stock beneficially owned by directors and officers of OccuLogix, and the votes attached to shares beneficially owned by such holders’ spouses, partners and certain other related persons, will not be counted in determining whether the necessary level of stockholder approval has been obtained.  If you “Abstain” from voting, it will have the same effect as an “Against” vote.  Broker non-votes will have no effect.

•
Proposal IX:  To be approved, the proposal to increase the share reserve under the 2002 Stock Option Plan by 53,544,000, from 6,456,000 to 60,000,000, must receive a “For” vote from the majority of the votes cast.  For purposes of this approval, the votes attached to shares of OccuLogix’s common stock beneficially owned by directors and officers, and the votes attached to shares beneficially owned by such holders’ spouses, partners and certain other related persons, will not be counted in determining whether the necessary level of stockholder approval has been obtained.  If you “Abstain” from voting, it will have the same effect as an “Against” vote.  Broker non-votes will have no effect.

•
Proposal X:  To be approved, the proposal to approve a further amendment to the Company’s Amended and Restated Certificate of Incorporation in order to (i) provide for a recapitalization in which the issued and outstanding shares of the Company’s common stock will be reverse split in a ratio of up to 1:25, if at all, and (ii) decrease the number of authorized shares of the Company’s common stock from 500,000,000 to a number equal to 500,000,000 multiplied by 50% of the reverse split ratio, provided that such reverse split is effected, must receive a “For” vote from the holders of a majority of the issued and outstanding shares of the Company’s common stock.  If you “Abstain” from voting, it will have the same effect as an “Against” vote.  A broker non-vote also will have the same effect as an “Against” vote.

If Proposal III is not approved, then we will not take action with respect to any of Proposals IV, V, VI, VII, IX or X even if some or all of such proposals are approved.  If any of Proposals IV, V, VI, VII or IX is not approved, then we will not take action with respect to any of them even if one or more of such proposals are approved.

Voting Intention of Major Stockholders and Management

The Company has been advised by TLC Vision Corporation (“TLC Vision”), the Company’s major stockholder, that it intends to vote its shares “For” each of the ten proposals to be voted on.  Diamed Medizintechnik GmbH (“Diamed”), another of the Company’s significant stockholders, has advised us that it intends to vote its shares “For” each of the ten proposals.  In addition, those members of the Company’s management who are also stockholders of the Company, and all of whom are Board members, have confirmed that they intend to vote their shares “For” each of the ten proposals to be voted on.  Those of the former executives of the Company who are also stockholders of the Company have confirmed the same intention.

To our knowledge, there is no agreement between or among any of TLC Vision, Diamed and any current or former member of the Company’s management regarding the voting of, or the giving of written consents with respect to, any shares of OccuLogix’s common stock.

Quorum Requirement

A quorum of stockholders is necessary to hold a valid meeting.  A quorum will be present if a majority of the outstanding shares are represented by stockholders present at the Stockholders Meeting or by proxy.  On the date of this proxy statement, there are 57,306,145 shares outstanding and entitled to vote.  Thus, if the same number of shares are outstanding and entitled to vote on the record date, at least 28,653,073 shares must be represented by stockholders present at the Stockholders Meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the Stockholders Meeting.  Abstentions and broker non-votes will be counted towards the quorum requirement.  If there is no quorum, a majority of the votes present at the Stockholders Meeting may adjourn the meeting to another date.

Results of the Voting at the Stockholders Meeting

Preliminary voting results will be announced at the Stockholders Meeting.  Final voting results will be published in the Company’s Quarterly Report on Form 10-Q for the third quarter of the financial year ending December 31, 2008 and will be filed on SEDAR (www.sedar.com).

SPECIAL NOTE

This proxy statement contains forward-looking statements relating to future events and our future performance within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act.  In some cases, you can identify forward-looking statements by terms such as “may”, “will”, “should”, “could”, “would”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “projects”, “predicts”, “potential” and similar expressions intended to identify forward-looking statements.  These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances, time frames or achievements expressed or implied by the forward-looking statements.  Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements.

Information regarding market and industry statistics contained in this proxy statement is included based on information that we believe is accurate.  It is generally based on academic and other publications that are not produced for purposes of securities offerings or economic analysis.  We have not reviewed or included data from all sources and cannot assure you of the accuracy of the market and industry data we have included.

PROPOSAL I

Election of Directors

The Company’s Amended and Restated Bylaws authorize the number of directors to be not less than five and no more than nine.  Presently, the Board consists of seven directors.  Of the Company’s current directors, Jay T. Holmes, Georges Noël and Gilbert S. Omenn will not stand for re-election to the Board.

The table below sets out the name and place of residence of each of the individuals who is nominated for election as a director of OccuLogix to hold office until the next annual meeting of the stockholders of OccuLogix or until his or her successor is elected or appointed.  The table also sets out the age of the nominee, the position with OccuLogix that each nominee presently holds (if any), the principal occupation of each nominee and, if applicable, the date on which each nominee was first elected or appointed as a director.  See “Principal Stockholders” for the number of shares of OccuLogix’s common stock that are beneficially owned, directly or indirectly, or over which control or direction is exercised, by each nominee.  Information on each nominee’s business experience during the past five years is included in the following table.  The Board has an audit committee, a corporate governance and nominating committee and a compensation committee. The membership on such committees of the incumbent directors are indicated in the table below.

Name and Place of Residence	Age	Position with the Company	Principal Occupation	Director of the Company Since

Elias Vamvakas	49	Chief Executive Officer,	Officer of the Company	June 2003
Thornhill, Ontario, Canada		Secretary and Chairman of the Board

Thomas N. Davidson	68	Director (1*)(2) (3)	Corporate Director	September 2004
Key Largo, Florida, U.S.A.

Eric Donsky	43	Nominee for Director	Chairman and Chief	--
San Diego, California, U.S.A.			Executive Officer, OcuSense

Richard L. Lindstrom	60	Director	Ophthalmologist	September 2004
Minneapolis, Minnesota, U.S.A.

Adrienne L. Graves	54	Director(1)(2)(3)	President and Chief	April 2005
Napa, California, U.S.A.			Executive Officer, Santen Inc.

Donald Rindell	56	Nominee for Director	Executive Director of	--
Rancho Santa Fe, California, U.S.A.			Business Development, Amylin Pharmaceuticals, Inc.
___________________________________

(1)	Member of the Compensation Committee, * - Chairman
(2)	Member of the Corporate Governance and Nominating Committee
(3)	Member of the Audit Committee

Each of the nominees for election to the Board has consented to serve as a director of the Company, if elected, and has consented to being named in this proxy statement.  Set forth below is biographical information relating to each of them.

Elias Vamvakas co-founded TLC Vision, the Company’s major stockholder and an eye care services company, where he was the Chairman from 1994 to June 2006 and was the Chief Executive Officer from 1994 to July 2004.  He has been the Chairman of the Board and Secretary of OccuLogix since June 2003 and the Chief Executive Officer of OccuLogix since July 2004.  Since November 30, 2006, Mr. Vamvakas has been a member of the board of directors of OcuSense.  Mr. Vamvakas was named to “Canada’s Top Forty Under Forty” in 1996.  In 1999, he was named Ernst & Young’s Entrepreneur of the Year for Ontario in the Emerging Category and Canadian Entrepreneur of the Year for Innovative Partnering.  In 2000, Mr. Vamvakas was recognized by Profit Magazine for managing one of Canada’s fastest growing companies.  He is neither a director nor an officer of Marchant.

Thomas N. Davidson has been a member of the Board since September 2004 and had been on the board of directors of TLC Vision since 2002 until he resigned in December 2007.  Mr. Davidson has been Chairman of NuTech Precision Metals Inc. since 1984 and Chairman of Quarry Hill Group, a private investment holding company, since 1986.  NuTech Precision Metals Inc. is a manufacturer of high performance metal fabrications for the health care, aerospace, high technology, nuclear power and chemical industries.  Mr. Davidson is past Chairman of Hanson Chemical Inc., a supplier of specialty chemical products, and General Trust and PCL Packaging Inc.  Mr. Davidson was formerly the non-executive Chairman of Azure Dynamics Corporation, a developer of hybrid electrical vehicle systems for commercial vehicles.  He also sits on the board of MDC Partners Inc. and was recognized by the Financial Post as the Canadian Entrepreneur of the Year in 1979.

Eric Donsky has 15 years of experience in the development of early-stage biotechnology and life science companies, as a founder and senior manager.  Mr. Donsky has been the Chairman and Chief Executive Officer of OcuSense since January 2003.  Mr. Donsky is also a principal of Molecular Biosciences, a life science incubator and consulting practice.  Previously, he was the founding Chief Executive Officer of Zolaris BioSciences, Inc., an early-stage biotechnology company focused on the discovery and development of therapeutics for the treatment of rheumatoid arthritis, multiple sclerosis and infectious diseases.  Prior to his tenure at Zolaris BioSciences, Inc., Mr. Donsky was the founding Chief Executive Officer of Applied CarboChemicals, Inc. (“ACC”), a biotechnology company focused on the commercial development of novel fermentation processes capable of manufacturing unique compounds that have application in the food, chemical and pharmaceutical industries.  ACC currently has manufacturing operations and several products on the market.  Mr. Donsky graduated from Boston University in 1987 with a B.S. in Business Administration.

Richard L. Lindstrom, MD, has been a member of the Board since September 2004 and has been serving as a director of TLC Vision since May 2002 and, prior to that, was a director of LaserVision Centers, Inc. since November 1995.  Since 1979, Dr. Lindstrom has been engaged in the private practice of ophthalmology and is Founder and Attending Surgeon of Minnesota Eye Consultants P.A., a provider of eye care services.  Dr. Lindstrom has been serving as Associate Director of the Minnesota Lions Eye Bank since 1987.  He is also a medical advisor for several medical device and pharmaceutical manufacturers.  Dr. Lindstrom is past President of the International Society of Refractive Surgery, the International Intraocular Implant Society, the International Refractive Surgery Club and the American Society of Cataract and Refractive Surgery.  From 1980 to 1989, he served as a Professor of Ophthalmology at the University of Minnesota and is currently Adjunct Professor Emeritus in the Department of Ophthalmology at the University of Minnesota.  Dr. Lindstrom received his Doctor of Medicine, Bachelor of Arts and Bachelor of Sciences degrees from the University of Minnesota.

Adrienne L. Graves, PhD, has been a member of the Board since April 2005 and, since 2002, has been President and Chief Executive Officer of Santen Inc., the U.S. subsidiary of Santen Pharmaceutical Co., Ltd.  Dr. Graves also sits on the board of directors of Santen Inc. and is a corporate officer of Santen Pharmaceutical Co., Ltd.  Dr. Graves joined Santen Inc. in 1995 as Vice President of Clinical Affairs to initiate the company’s clinical development in the U.S.  Prior to joining Santen Inc., Dr. Graves spent nine years with Alcon Laboratories, Inc. (“Alcon”) beginning in 1986 as a Senior Scientist.  She was named Associate Director of Alcon’s Clinical Science Division in 1992 and then Alcon’s Director of International Ophthalmology in 1993.  Dr. Graves is the author of over 30 research papers and is a member of a number of professional associations, including the Association for Research in Vision and Ophthalmology, the American Academy of Ophthalmology, the American Glaucoma Society and Women in Ophthalmology.  She also serves on the boards of the American Academy of Ophthalmology Foundation, the Pan-American Association of Ophthalmology and the Corporate Committee for the Brown University Medical School.  Dr. Graves also co-founded Ophthalmic Women Leaders.  She received her B.A. in psychology with honors from Brown University, her PhD in psychobiology from the University of Michigan and completed a postdoctoral fellowship in visual neuroscience at the University of Paris.

Donald Rindell has been a member of the board of directors of OcuSense since March 2006.  He currently serves as Executive Director of Business Development for Amylin Pharmaceuticals, Inc., a position he has held since 2005.  Prior to joining Amylin Pharmaceuticals, Inc., Mr. Rindell had a successful consulting practice, during which time he served as Acting President of Medical Device Group, Inc., an acute care and respiratory company, Vice President of Business Development of CardioNet, Inc., a “real-time” 24/7 cardiovascular monitoring company, and Vice President of Business Development of HandyLab, Inc., a molecular diagnostics and pharmacogenomics system company.  His responsibilities included corporate marketing, mergers and acquisitions activities, product planning and new strategic initiatives.  Prior to his consulting practice, he served as Vice President of Corporate Development & Strategic Planning of Advanced Tissues Sciences, Inc. (“ATS”), a La Jolla, California-based biotechnology company.   Prior to his tenure at ATS, Mr. Rindell was the Vice President for Global Business Management of Braun/Thermoscan, a division of The Gillette Company.  At Braun/Thermoscan, he played a major role in building its medical diagnostics business to achieve sales exceeding $170 million.  Mr. Rindell was also employed by Hybritech, a division of Eli Lilly and Company as Executive Director of Sales and Marketing.  Mr. Rindell received his BS degree in Economics from the College of Wooster and an M.B.A. from Pepperdine University Graduate School of Business.

Each of Messrs. Vamvakas and Davidson and Drs. Lindstrom and Graves are currently members of the Board.  Mr. Donsky is the Chairman of the board of directors of OcuSense and its Chief Executive Officer, and Messrs. Vamvakas and Rindell are directors of OcuSense.  The Merger Agreement obligates OccuLogix to use commercially reasonable efforts to take all necessary corporate action to ensure that, effective immediately after the closing of the transactions contemplated by the Merger Agreement, the Board consists of all of the aforementioned individuals.  See “Proposal IV—Merger Agreement; Acquisition of Minority Ownership Interest in OcuSense—Merger Agreement—Conditions to Completion of Merger”.

OccuLogix management does not contemplate that any of the proposed nominees will be unable to serve as a director, but, if that should occur for any reason prior to the Stockholders Meeting, the management representatives designated in the enclosed proxy card reserve the right to vote for another nominee at their discretion, unless a stockholder has specified in his or her proxy that his or her shares of OccuLogix’s common stock are to be withheld from voting in the election of directors.

The management representatives designated in the enclosed proxy card intend to cast the votes, to which the shares of OccuLogix’s common stock represented by such proxy are entitled, equally among the proposed nominees for election as directors, unless the stockholder who has given such proxy has directed that such shares be withheld from voting in the election of directors.

The Board unanimously recommends a vote FOR the election of the individuals named above as directors.

PROPOSAL II

Selection of Auditors

The audit committee of the Board (the “Audit Committee”) has selected Ernst & Young LLP as the Company’s independent auditors for the financial year ending December 31, 2008 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Stockholders Meeting.  Ernst & Young LLP have been auditors of the Company since December 2003.  Representatives of Ernst & Young LLP are expected to attend the Stockholders Meeting, will be provided with an opportunity to make a statement, should they desire to do so, and will be available to respond to appropriate questions from the stockholders of the Company.

Nothing in the Company’s Amended and Restated Bylaws or other governing documents or law requires stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent auditors.  However, the Audit Committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice.  If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm.  Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent auditors at any time during the year if the members of the Audit Committee determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the majority of the votes cast at the Stockholders Meeting, at which a quorum is present, is required to ratify the selection of Ernst & Young LLP as independent auditors of OccuLogix for the financial year ending December 31, 2008.  Unless otherwise directed, the management representatives designated in the enclosed proxy card intend to vote the shares of OccuLogix’s common stock, for which they have been appointed, FOR the ratification of the selection of Ernst & Young LLP as the independent auditors of the Company.

The Board unanimously recommends a vote FOR the ratification of the selection of Ernst & Young LLP as independent auditors of OccuLogix for its financial year ending December 31, 2008.

Fees Billed by External Auditors

Ernst & Young LLP billed the Company for the following fees in the last two fiscal years:

	Year Ended December 31,
	2007 (C$)	2006 (C$)
Fees for Audit Services	$523,000	$360,000

Fees for Audit-Related Services	$23,400	$9,000

Fees for Tax Services	$5,600	$10,000

All Other Fees	--	--

Audit fees for the financial years ended December 31, 2007 and 2006 were for professional services provided in connection with the audit of the Company’s annual consolidated financial statements, review of the Company’s quarterly consolidated financial statements, accounting matters directly related to the annual audits, the assessment and testing of internal controls for purposes of compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and audit services provided in connection with other statutory or regulatory filings.  Audit fees for the financial year ended December 31, 2007 also included approximately C$60,000 for services provided in connection with the audit of historical financial statements of OcuSense, in preparation for OccuLogix’s proposed acquisition of the minority ownership stake of OcuSense, announced on April 22, 2008.  See “Proposal IV”.  Audit fees for the financial year ended December 31, 2007 also included approximately C$85,000 for services provided in connection with the restatements of the Company’s audited consolidated financial statements for the financial years ended December 31, 2007 and 2006 and its unaudited consolidated financial statements for each of the first three quarters of the financial year ended December 31, 2007.  (The Company also incurred approximately C$15,000 in audit fees in connection with the restatement of its unaudited consolidated financial statements for the quarter ended March 31, 2008, which amount is not included in the table set forth above.)

The audit-related fees for the financial years ended December 31, 2007 and 2006 were for assurance and related services that were reasonably related to the performance of the audit or review of the Company’s financial statements but that were not included in audit fees.  Fees charged for audit-related services for the financial year ended December 31, 2007 were in respect of professional services rendered in connection with the accounting of warrants and the adoption and application, with respect to income taxes, of Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—An Interpretation of FASB Statement No. 109”.  Fees charged for audit-related services for the financial year ended December 31, 2006 were in respect of professional services rendered in connection with the audit of the Company’s adoption of the provisions of the Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“SFAS No. 123R”) and the calculation of the Company’s goodwill impairment.  The fees for tax services incurred during the financial years ended December 31, 2007 and 2006 were related to commodity tax advisory services.

Ernst & Young LLP did not provide any services in the last two fiscal years, other than those described above.

Pre-Approval Policies and Procedures

The Audit Committee has concluded that the above-described non-audit services did not adversely impact the independence of Ernst & Young LLP.  All audit fees relating to the audit for the financial year ended December 31, 2007, other than such fees incurred in connection with the restatements of financial statements, were approved in advance, or were ratified, by the Audit Committee.  The audit fees incurred in connection with the Company’s restatements of financial statements will be presented to the Audit Committee for ratification.  All audit-related fees relating to the audit for the financial year ended December 31, 2006 were approved in advance by the Audit Committee.  Generally, all audit and non-audit services to be provided by Ernst & Young LLP are, and will continue to be, pre-approved by the Audit Committee.

PROPOSAL III

NOTE:  Proposal III is conditioned upon Proposals IV, V, VI, VII, IX and X, and each of Proposals IV, V, VI, VII, IX and X is conditioned upon Proposal III.  If any of Proposals IV, V, VI, VII, IX or X is not approved by the Company’s stockholders, then we will not take action with respect to Proposal III.  If Proposal III is not approved by the Company’s stockholders, then we will not take action with respect to any of Proposals IV, V, VI, VII, IX or X even if some or all of such proposals are approved.

Increase in the Number of Authorized Shares of Common Stock

The Company’s Amended and Restated Certificate of Incorporation provides the total number of shares of all classes of capital stock which the Company shall have authority to issue to be 85,000,000, of which 75,000,000 shares, par value $0.001 per share, shall be common stock and 10,000,000 shares, par value $0.001 per share, shall be preferred stock. On the date of this proxy statement, there are 57,306,145 shares of common stock outstanding and no shares of preferred stock outstanding.

In order to implement the transactions contemplated by the Merger Agreement and the Securities Purchase Agreement and in order to pre-pay the Bridge Loan and to make payment of the commissions owing to Marchant in the manner being proposed, the Company will need to issue a number of shares of its common stock far in excess of 17,693,855, being the number of shares of common stock remaining authorized to be issued under the Company’s Amended and Restated Certificate of Incorporation.  See “Proposal IV”, “Proposal V”, “Proposal VI” and “Proposal VII”.  It will not be possible to implement these proposed transactions without increasing the number of authorized shares of the Company’s common stock.

The following table sets out the numbers of shares of the Company’s common stock that we expect will be issued in the implementation of the transactions contemplated by the Merger Agreement and the Securities Purchase Agreement (Proposal IV and Proposal V, respectively), in the pre-payment of the Bridge Loan (Proposal VI) and in the payment of the commissions owing to Marchant in the manner being proposed (Proposal VII).

Proposal	Number of Shares to Be Issued

Proposal IV: Implementation of the transactions contemplated by the Merger Agreement	79,248,175

Proposal V: Implementation of the transactions contemplated by the Securities Purchase Agreement	21,730,000(1)

Proposal VI: Pre-payment of the Bridge Loan	78,864,705(2)

Proposal VII: Payment of the commissions owing to Marchant	844,800(3)

TOTAL	180,687,680(1)(2)(3)
___________________________________

(1)
If the per share purchase price of the Company’s common stock under the Securities Purchase Agreement is $0.10, then an aggregate of 21,730,000 shares of the Company’s common stock will be issued to the Investors.  If the per share purchase price is lower than $0.10, then a greater aggregate number of shares of the Company’s common stock will be issued to the Investors.  At the date of this proxy statement, the per share purchase price is not determinable.

(2)
We are assuming that the per share purchase price of the Company’s common stock under the Securities Purchase Agreement is $0.10 (which means that the per share price of the Company’s common stock being issued to the Bridge Lenders would be $0.085).  At the date of this proxy statement, the per share purchase price is not determinable.  The number shown in the table represents the minimum number of shares of the Company’s common stock issuable to the Bridge Lenders upon the Company’s exercise of the second pre-payment option under the Loan Agreement and takes into account only the pre-payment of the principal amount of the Bridge Loan and disregards pre-payment of the accrued and unpaid interest thereon.  At the date of this proxy statement, it is not possible to determine the exact number of shares of the Company’s common stock issuable to the Bridge Lenders upon the Company’s exercise of the second pre-payment option under the Loan Agreement.

(3)
If the per share purchase price of the Company’s common stock under the Securities Purchase Agreement is $0.10, then an aggregate of 844,800 shares of the Company’s common stock will be issued to Marchant in payment of commissions owing to it.  If the per share purchase price is lower than $0.10, then a greater aggregate number of shares of the Company’s common stock will be issued to Marchant.  At the date of this proxy statement, the per share purchase price is not determinable.

The holders of the Company’s common stock are entitled to one vote per share on all matters submitted to a vote of stockholders.  In addition, the holders of the Company’s common stock are entitled to receive, as, if and when declared by the Board, out of the assets of the Company legally available therefor, such dividends as may be declared from time to time by the Board.  Upon the voluntary or involuntary liquidation, sale, merger, consolidation, dissolution or winding up of the Company, the holders of the Company’s common stock will be entitled to receive all assets of the Company available for distribution to stockholders, subject to any preferential rights of any then outstanding preferred stock.  The holders of the Company’s common stock do not have any subscription, redemption or conversion rights.  The rights and preferences attached to the shares of the Company’s common stock will not change subsequent to the proposed increase in the number of authorized shares of the Company’s common stock.

No Appraisal Rights

The Company’s stockholders are not entitled to appraisal rights under the Delaware General Corporation Law, the Company’s Amended and Restated Certificate of Incorporation or the Company’s Amended and Restated Bylaws, and the Company will not provide stockholders with any such rights.  There may exist other rights or actions under law for stockholders who are aggrieved.  However, the nature and extent of such rights or actions are uncertain and may vary depending on the facts or circumstances.  Stockholder challenges to corporate action in general are related to the fiduciary responsibilities of corporate officers and directors and to the fairness of corporate transactions.

Resolution

Appendix A to this proxy statement sets forth the full text of the resolution to amend the Company’s Amended and Restated Certificate of Incorporation in order to increase the number of authorized shares of the Company’s common stock from 75,000,000 to 500,000,000 (the “Appendix A Resolution”).  If the Appendix A Resolution is adopted by the Company’s stockholders, then the Board will have the authority (but not the obligation), without any further action on the part of the Company’s stockholders, to file the proposed amendment to the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.  Such filing will be made prior to any filing of the further amendment to the Company’s Amended and Restated Certificate of Incorporation in order to (i) provide for a recapitalization in which the issued and outstanding shares of the Company’s common stock will be reverse split in a ratio of up to 1:25, if at all, and (ii) effect a decrease in the number of authorized shares of the Company’s common stock from 500,000,000 to a number equal to 500,000,000 multiplied by 50% of the reverse split ratio, provided that such reverse split is effected.  See “Proposal X”.

If the Appendix A Resolution is not approved by the Company’s stockholders, then it will not be possible for the Company to implement the transactions contemplated by the Merger Agreement and the Securities Purchase Agreement, and the Company will not be able to pre-pay the Bridge Loan in the manner being proposed.  See “Proposal IV”, “Proposal V” and “Proposal VI”.  Accordingly, if the Appendix A Resolution is not approved by the Company’s stockholders, then we will not take action with respect to any of Proposals IV, V, VI, VII, IX or X even if some or all of such proposals are approved.

Required Vote and Recommendation

The affirmative vote of the holders of a majority of the issued and outstanding shares of the Company’s common stock (and not simply the majority of the votes cast at the Stockholders Meeting, at which a quorum is present) is required to adopt the Appendix A Resolution.  Unless otherwise directed, the management representatives designated in the enclosed proxy card intend to vote the shares of OccuLogix’s common stock, for which they have been appointed, FOR the Appendix A Resolution.

The Board unanimously recommends a vote FOR the Appendix A Resolution.

PROPOSAL IV

Note:  Proposal IV is conditioned on Proposals III, V, VI, VII and IX.  If any of Proposals III, V, VI, VII or IX is not approved by the Company’s stockholders, then we will not take action with respect to Proposal IV.

Merger Agreement; Acquisition of Minority Ownership Interest in OcuSense

Business of the Parties

We are an ophthalmic therapeutic company founded to commercialize innovative treatments for age-related eye diseases.  Until recently, we operated two business divisions, being Retina and Glaucoma.

Until November 1, 2007, when we announced the suspension of the Company’s RHEO™ System clinical development program, the Company’s Retina division had been in the business of developing and commercializing the RHEO™ System, a treatment for dry age-related macular degeneration.  We had conducted a pivotal clinical study, the MIRA-1 study, which, if successful, was expected to support our application to the U.S. Food and Drug Administration (the “FDA”) to obtain approval to market the RHEO™ System in the United States.  The MIRA-1 study did not meet its primary efficacy endpoint, and the FDA required us to conduct an additional study of the RHEO™ System, the RHEO-AMD study, which was commenced in early 2007 and is being wound down currently.

In anticipation of the delay in the commercialization of the Company’s RHEO™ System in the United States as a result of the failure of the MIRA-1 study to meet its primary efficacy endpoint and the FDA’s requirement of us to conduct the RHEO-AMD study, we accelerated our diversification plans.  On September 1, 2006, we acquired Solx, Inc. (“Solx”), a Boston University Photonics Center-incubated company that has developed a system for the treatment of glaucoma.  Solx was the Company’s Glaucoma division until we disposed of it in December 2007.

On November 30, 2006, also as part of our accelerated diversification plans, we acquired 1,754,589 shares of the Series A Preferred Stock of OcuSense, representing 50.1% of the capital stock, on a fully diluted basis, of OcuSense (57.62% of the capital stock of OcuSense, measured on an issued and outstanding basis).  The total purchase price was $8,000,000, of which the Company paid $2,000,000 on November 30, 2006 and paid another $2,000,000 on January 3, 2007.  The third $2,000,000 installment of the purchase price was payable upon the attainment by OcuSense of the first of two developmental milestones and was paid by the Company on June 15, 2007.  The last $2,000,000 installment of the purchase price was payable upon the attainment by OcuSense of the second of the two developmental milestones and was paid by the Company on March 31, 2008.

OcuSense is a San Diego-based company that is developing technologies that will enable eye care practitioners to test, at the point-of-care, for highly sensitive and specific biomarkers using nanoliters of tear film.  OcuSense’s first product is a hand-held tear film test for the measurement of osmolarity, a quantitative and highly specific biomarker that has shown to correlate with dry eye disease (“DED”).  The test is known as the TearLab™ test for DED.  The anticipated innovation of the TearLab™ test for DED will be its ability to measure precisely and rapidly certain biomarkers in nanoliter volumes of tear samples, using inexpensive hardware.  Historically, eye care researchers have relied on expensive instruments to perform tear biomarker analysis.  In addition to their cost, these conventional systems are slow, highly variable in their measurement readings and not categorized as waived by the FDA under regulations promulgated under the Clinical Laboratory Improvement Amendments (“CLIA”).

There are estimated to be more than 30 million people with DED in the U.S. alone, and this condition is estimated to account for up to one-third of all visits to U.S. doctors.  DED is often seen as a result of aging, diabetes, prostate cancer therapy, HIV, autoimmune diseases such as Sjögren’s syndrome and rheumatoid arthritis, LASIK surgery, contact lens wear and menopause and as a side effect of hormone replacement therapy.  Numerous commonly prescribed and over-the-counter medications also can cause, or contribute to, the manifestation of DED.

There are approximately 15 million Americans who suffer from contact lens-induced DED, and 10-15% of these patients revert to frame wear annually due to dryness and discomfort.  There are approximately 1.2 million LASIK procedures performed in the U.S. each year, and about 50% of patients experience DED post-operatively.  Osmolarity testing could provide optometrists with a tool to identify patients at risk for dropping out of contact lens wear early in disease progression so that they may be treated, and osmolarity testing could be an invaluable pre-operative screen used to determine which LASIK patients should be treated prior to surgery in order to improve post-operative outcomes.

The TearLab™ test for DED consists of the following three components:  (1) the TearLab™ disposable, which is a single-use microfluidic labcard; (2) the TearLab™ pen, which is a hand-held device that interfaces with the TearLab™ disposable; and (3) the TearLab™ reader, which is a small desktop unit that allows for the docking of the TearLab™ disposable and the TearLab™ pen and provides a quantitative reading for the operator.  The operator of the TearLab™ test for DED, most likely a technician, will collect the tear sample from the patient’s eye in the TearLab™ disposable, using the TearLab™ pen, and then place the TearLab™ disposable into the TearLab™ reader.  The TearLab™ reader then will display an osmolarity reading to the operator.  Following the completion of the test, the TearLab™ disposable will be discarded and a new TearLab™ disposable will be readied for the next test.  The entire process, from sample to answer, should require approximately two minutes or less to complete.

On April 4, 2008, we announced that OcuSense had validated successfully the beta prototype of the TearLab™ test for DED.  On April 8, 2008, we further announced that OcuSense had received company-wide certification to ISO 13485:2003.  The successful validation of the beta prototype and the achievement of ISO certification represented the attainment of significant milestones.  OcuSense expects to commence clinical trials shortly in support of its applications to the FDA for 510(k) clearance and a CLIA waiver for the TearLab™ test for DED.  Currently, it anticipates seeking the 510(k) clearance during the latter half of 2008 and the CLIA waiver during the latter half of 2009.  In addition, OcuSense intends to seek CE Mark approval for the TearLab™ test for DED during the latter half of 2008, which will enable the commencement of commercialization activities in Europe.

On April 22, 2008, we announced that OccuLogix had entered into the Merger Agreement to acquire the minority ownership interest in OcuSense that we do not already own.  Pursuant to the Merger Agreement, OccuLogix would acquire all of the issued and outstanding shares of capital stock of OcuSense that OccuLogix does not already own in exchange for the issuance of an aggregate of 79,248,175 shares of common stock to the minority stockholders of OcuSense.  See “—Merger Agreement”.  There are 32 minority stockholders of OcuSense who, in aggregate, hold 1,222,979 shares of OcuSense’s common stock and 67,317 shares of Series A Preferred Stock of OcuSense.  OccuLogix owns 1,754,589 shares of Series A Preferred Stock of OcuSense.  Including OccuLogix, OcuSense has a total of 33 stockholders.

With the suspension of the Company’s RHEO™ System clinical development program, and the consequent winding-down of the RHEO-AMD study, and the Company’s disposition of Solx, the Company does not have an operating business at the present time.  Our major asset is our 50.1% ownership stake, on a fully diluted basis, in OcuSense.  The Company will have an operating business again upon the consummation of the transactions contemplated by the Merger Agreement and the realization of the cash proceeds generated by the sale of shares of the Company’s common stock pursuant to the Securities Purchase Agreement.  See “Proposal V”.

Background of the Merger

Since our acquisition of 50.1% of the capital stock, on a fully diluted basis, of OcuSense on November 30, 2006, OccuLogix has been consolidating OcuSense in its financial statements and there has developed a close working relationship between the two companies.  Since November 30, 2006, Messrs. Vamvakas and Reeves have been serving as members of OcuSense’s board of directors.  As a result, the two companies have established a regular communication channel.

On November 28, 2007, Mr. Vamvakas flew to San Diego in order to assess whether an acquisition by OccuLogix of the minority interest in OcuSense that it doesn’t already own could be a possibility.  On November 28, 2007 and November 29, 2007, Messrs. Vamvakas and Donsky engaged in a preliminary discussion of the merits and disadvantages of a possible transaction, as well as a general discussion regarding deal terms and OccuLogix’s and OcuSense’s need to raise capital in an amount sufficient to fund OcuSense’s operational needs until the achievement of regulatory milestones with respect to the TearLab™ test for DED.

At that point, Messrs. Vamvakas and Donsky agreed in principle that the minority interest in OcuSense not owned by OccuLogix should be valued at a minimum of $8,000,000, based on the belief that OcuSense continued to be worth at least what the parties had assessed to be its value on November 30, 2006, the date of acquisition by OccuLogix of its majority ownership interest in OcuSense.  We paid $8,000,000 for that majority ownership interest, of which $2,000,000 was paid on November 30, 2006 and $2,000,000 paid on January 3, 2007.  The third $2,000,000 installment of the purchase price was payable upon the attainment by OcuSense of the first of two developmental milestones, being the successful development of the alpha version of the components of the TearLab™ Test for DED, and was paid by the Company on June 15, 2007.  The last $2,000,000 installment of the purchase price was payable upon the attainment by OcuSense of the second of the two developmental milestones, being the successful development of the beta version of the components of the TearLab™ Test for DED, and was paid by the Company on March 31, 2008.  OccuLogix and OcuSense had agreed, at the outset, that the purchase price for OccuLogix’s majority interest in OcuSense would total $8,000,000, half of which would be payable only upon the attainment by OcuSense of the two aforementioned developmental milestones.  The achievement of these milestones did not cause any adjustment to the originally agreed purchase price.

In their discussion, Messrs. Vamvakas and Donsky agreed that the transaction would be an all-stock deal, with no cash consideration to be paid.  Messrs. Vamvakas and Donsky determined and agreed that, in view of both companies’ circumstances, it made sense to pursue further discussions and agreed to undertake appropriate financial analysis in order to identify a range of fair values for OcuSense.  In parting, Mr. Donsky opined that, in view of the achievement by OcuSense of critical developmental milestones since November 30, 2006, the full-enterprise value of OcuSense is a minimum of $20,000,000.  Mr. Vamvakas took Mr. Donsky’s opinion under advisement.

During December 2007, financial analysis was undertaken by both companies in order to identify a range of fair values for OcuSense.  From the outset, the parties agreed that, in view of the achievement by OcuSense of critical developmental milestones since November 30, 2006, the date of OccuLogix’s investment in OcuSense, the valuation used for purposes of that investment was lower than the present value of OcuSense.  After completing the financial analysis, representatives of both companies agreed that according a full-enterprise value of $18,000,000 to OcuSense was fair and reasonable.  The financial analysis exercise occurred in a co-operative atmosphere, and the subsequent discussions and negotiations were friendly.

In arriving at the agreed-upon value, the parties calculated a range of indications of value based on income and guideline public company valuation approaches.  The income valuation calculations considered the valuation assumptions used in connection with the Company’s initial investment in OcuSense on November 30, 2006 and financial projections for OcuSense which had been revised since the date of the Company’s initial investment in OcuSense, as well as published venture capital rates of return for companies considered to be at a similar stage of development as OcuSense.  The guideline public company valuation calculations considered the market value of investment capital (“MVIC”) to revenue ratios of comparable point-of-care diagnostic or ophthalmic diagnostic solution companies.  Changes in the MVIC to revenue ratios, over the period of approximately 12 months between November 30, 2006 and the time at which these valuation calculations were performed, were also calculated and taken into account in the analysis.  In addition, the parties also performed these same guideline public company valuation calculations, using a subset of the peer group comprised of companies with yearly revenues of less than $2,000,000.  These calculations indicated a range of values that supported the parties’ attribution of a full-enterprise value of $18,000,000 to OcuSense as being fair and reasonable.

At a meeting of the Board on December 7, 2007, Mr. Vamvakas presented a case for the proposed acquisition by OccuLogix of the minority interest in OcuSense that it doesn’t already own, coupled with a proposed private placement of shares of OccuLogix’s common stock.  In his presentation to the Board, Mr. Vamvakas disclosed the details of his preliminary discussions with Mr. Donsky and presented management’s opinion regarding valuation matters.  The Board authorized management to pursue the proposed transactions.

At its meeting held on January 10, 2008, the board of directors of OcuSense determined that the full-enterprise valuation of $18,000,000 was fair and reasonable.  In the discussions between the two companies that had occurred to that point, there had developed an understanding that the stock consideration would be issued at approximately $0.10 per share—in light of the then current per share trading price of OccuLogix’s common stock on The NASDAQ Global Market and the purchase price at which OccuLogix’s management and Marchant thought that the proposed private placement could be sold to prospective investors.  For clarity, Marchant was not involved in any negotiations regarding OccuLogix’s acquisition of the minority interest in OcuSense that it does not already own or the Merger Agreement.

  During the period between January 10, 2008 and April 22, 2008, the date on which the Merger Agreement was executed and delivered, communication occurred on a regular basis between Mr. Donsky, on the one hand, and members of OccuLogix’s management team, on the other, regarding the merger as well as other unrelated matters.  In connection with the merger, the discussions that took place related to, among other things, (i) the status of OccuLogix’s capital raise, (ii) business integration issues, including the composition of the Board and the management team of OccuLogix following the closing of the merger, (iii) the status of the listing of OccuLogix’s common stock on The NASDAQ Global Market, (iv) the public positioning of the merger and (v) the specific terms and conditions of the Merger Agreement.  The initial draft of the Merger Agreement became available on March 25, 2008, after which date negotiations ensued between the parties, led by their respective counsel.  The Merger Agreement was settled finally on April 21, 2008.

Throughout the period between January 10, 2008 and April 22, 2008, Mr. Vamvakas gave members of the Board regular updates.  The Board approved and authorized the Merger Agreement at a conference call meeting held on the morning of April 22, 2008.  OcuSense’s board of directors approved and authorized the Merger Agreement by a unanimous written consent on the previous day.

Merger Agreement

Parties

The parties to the Merger Agreement are OccuLogix, OcuSense Acquireco, Inc. and OcuSense.  OccuLogix and OcuSense are both Delaware corporations.  OcuSense Acquireco, Inc., also a Delaware corporation, is a wholly-owned subsidiary of OccuLogix that was incorporated for the sole purpose of completing the merger with OcuSense under the Merger Agreement.  Under the terms of the Merger Agreement, upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (the “Effective Time”), OcuSense Acquireco, Inc. shall be merged with and into OcuSense, whereupon the separate corporate existence of OcuSense Acquireco, Inc. shall cease, and OcuSense shall continue as the surviving corporation and become a wholly-owned subsidiary of OccuLogix.

Merger Consideration

As merger consideration, the Company expects to issue an aggregate of 79,248,175 shares of its common stock to the minority stockholders of OcuSense.  The quantum of the merger consideration is based on a full-enterprise valuation of OcuSense of $18,000,000, determined in good faith by the respective boards of directors of OccuLogix and OcuSense, and a deemed value of $0.10 per share of OccuLogix’s common stock which is reflective of the per share average trading price of OccuLogix’s common stock on The NASDAQ Global Market during the period of negotiation of the merger consideration.  Assuming that the deemed value of $0.10 per share of OccuLogix’s common stock is reflective of its market value on the date of closing of the merger, the value of the merger consideration that OccuLogix will pay for the minority interest in OcuSense that it does not already own will be $7,924,817.53.  If, and to the extent that, the Company’s common stock trades above or below the deemed value on the date of closing of the merger, the value of the merger consideration will be greater than, or lower than, $7,924,817.53, as the case may be.

 Immediately prior to the Effective Time, each share of each series of preferred stock held by OcuSense minority stockholders will be converted into shares of OcuSense’s common stock and each outstanding warrant of OcuSense will be deemed exercised on a cashless basis and converted into shares of OcuSense’s common stock.  Then, at the Effective Time, each issued and outstanding share of OcuSense’s common stock will be converted into, and represent the right to receive, a pro rata share of the merger consideration.

The Merger Agreement provides that, at the Effective Time, all outstanding stock options issued under OcuSense’s Incentive Stock Plan, as amended, will be assumed by OccuLogix.  Each such stock option will be subject to its original terms and conditions in effect immediately prior to the Effective Time, except that (i) the per share exercise price of such stock option will be adjusted by dividing it by a ratio (the “Merger Ratio”) obtained by dividing (a) the per share merger consideration by (b) the volume-weighted average per share closing price of OccuLogix’s common stock on the Primary Trading Market for the 15-trading day period immediately preceding the closing date of the merger and (ii) each such stock option will be exercisable for a number of shares of OccuLogix’s common stock, rather than shares of OcuSense’s common stock, obtained by multiplying (a) the number of shares of OcuSense’s common stock subject to such stock option immediately prior to the merger by (b) the Merger Ratio.  Each assumed stock option will be vested immediately following the Effective Time as to the same percentage of the total number of shares subject to such stock option as it was vested immediately prior to the Effective Time.  The Company anticipates that the aggregate number of shares of its common stock that will become issuable upon the exercise of the stock options of OcuSense, which will be assumed pursuant to the Merger Agreement, will number approximately 16,005,927, assuming that the fair market value of OccuLogix’s common stock will be $0.10 per share at the time of the Company’s assumption of the stock options of OcuSense.

Conditions to Completion of Merger

Before the merger and the other transactions contemplated by the Merger Agreement may be completed, a number of conditions must be satisfied or waived.

The respective obligations of OccuLogix and OcuSense to effect the merger and the other transactions contemplated by the Merger Agreement are subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

•
the absence of any statute, rule, regulation, executive order, decree, injunction or other order making the merger illegal or otherwise prohibiting it or any other transaction contemplated by the Merger Agreement;

•
the absence of any proceeding by a governmental authority seeking to restrain, prohibit, condition, rescind or take any substantially similar action with respect to the merger or any other transaction contemplated by the Merger Agreement;

•
the absence of any temporary restraining order, preliminary or permanent injunction or other order issued by a court, or other similar legal restraint, prohibiting the merger or any other transaction contemplated by the Merger Agreement;

•	the receipt of all consents and approvals from any governmental authority that are necessary to consummate the merger and the other transactions contemplated by the Merger Agreement;

•	the receipt of the required approval of stockholders of both OccuLogix and OcuSense; and

•
the capitalization of OccuLogix with at least $1,000,000 of unrestricted cash that is available to fund the working capital and general and administrative expenses of OccuLogix and OcuSense, post-merger.

The obligations of OccuLogix and OcuSense Acquireco, Inc. to effect the merger and the other transactions contemplated by the Merger Agreement are subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions, among others:

•
the truth and correctness of OcuSense’s representations and warranties in the Merger Agreement, except where the failure of such representations and warranties to be true or correct would not have, individually or in the aggregate, a material adverse effect on OcuSense;

•	the performance by OcuSense, in all material respects, of all of its covenants and obligations under the Merger Agreement;

•	the absence of a material adverse effect on OcuSense’s business, assets, liabilities, financial condition, results of operations, prospects or capitalization;

•
the absence of any action, suit, claim, order, injunction or proceeding of any nature pending or threatened against OccuLogix or OcuSense, or its respective properties or its respective officers or directors, relating to the merger or the other transactions contemplated by the Merger Agreement; and

•	the execution and delivery by OccuLogix of a contractual indemnity to each individual who is a director or officer of OccuLogix immediately prior to the Effective Time.

The obligations of OcuSense to effect the merger and the other transactions contemplated by the Merger Agreement are subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions, among others:

•
the truth and correctness of the representations and warranties of OccuLogix and OcuSense Acquireco, Inc. in the Merger Agreement, except where the failure of such representations and warranties to be true or correct would not have, individually or in the aggregate, a material adverse effect on OccuLogix;

•	the performance by OccuLogix and OcuSense Acquireco, Inc., in all material respects, of all of their respective covenants and obligations under the Merger Agreement;

•	the absence of a material adverse effect on the business, assets, liabilities, financial condition or results of operations of OccuLogix and its subsidiaries, taken as a whole;

•
the absence of any action, suit, claim, order, injunction or proceeding of any nature pending or threatened against OccuLogix or OcuSense, or its respective properties or its respective officers or directors, relating to the merger or the other transactions contemplated by the Merger Agreement; and

•
commercially reasonable efforts on the part of OccuLogix having been made to take all necessary corporate action to ensure that, post-merger, the board of directors of OccuLogix consists only of Elias Vamvakas, Thomas N. Davidson, Eric Donsky, Richard L. Lindstrom, Adrienne L. Graves and Donald Rindell, being all of the individuals who are nominated for election as a director of OccuLogix to hold office until the next annual meeting of the stockholders of OccuLogix or until his or her successor is elected or appointed.  See “Proposal I—Election of Directors”.

Concept of “material adverse effect”

Many of the representations and warranties contained in the Merger Agreement are qualified by the concept of “material adverse effect”.  This concept also applies to some of the covenants contained in the Merger Agreement.  For purposes of the Merger Agreement, “material adverse effect” means any change, event or effect that has had, or is reasonably likely to have, a material adverse effect on the business, assets, liabilities, financial condition, results of operations, prospects or capitalization of OccuLogix or OcuSense, as applicable.  However, “material adverse effect” does not cover (i) any change, event or effect to the extent attributable to changes or conditions affecting the industries and segments in which OccuLogix or OcuSense operates or the economy as a whole (other than if there is a materially disproportionate adverse effect on OccuLogix or OcuSense, as applicable, relative to other companies in the same or similar industry), (ii) changes in general economic, market or political conditions, other than such changes that have a materially disproportionate adverse effect on OccuLogix or OcuSense, as applicable, relative to other companies in the same or similar industry, (iii) any adverse event, circumstance, change or effect resulting from or relating to compliance with the Merger Agreement and (iv) changes in U.S. generally accepted accounting principles (“GAAP”) or changes in the laws or regulations affecting GAAP (or the interpretation of such laws or regulations).

Conduct of Business Prior to Effective Time

The parties have agreed that, prior to the Effective Time (being the time at which the merger will be consummated), each of them will conduct its business in the usual, regular and ordinary course, in substantially the same manner as its business was conducted prior to the date of the Merger Agreement.  In addition, each of the parties has agreed that, other than with the other parties’ written consent, it would not:

•	cause or permit any amendments to its certificate of incorporation, bylaws or other organizational documents;

•	declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock;

•
split, combine or reclassify any of its capital stock or issue, or authorize the issuance of, any securities in respect of shares of its capital stock (except upon conversion of OcuSense’s preferred stock) or repurchase, redeem or otherwise acquire any of its securities;

•
issue, grant, deliver or sell any shares of its capital stock or any convertible securities, except for issuances of its capital stock pursuant to the exercise of outstanding options or warrants or other rights;

•	incur or guarantee or issue any indebtedness, other than trade payables in the ordinary course of business, consistent with past practices;

•	make any expenditures exceeding $10,000 individually or $25,000 in the aggregate, other than the payment of expenses incurred in connection with the transactions contemplated by the Merger Agreement;

•	sell, lease, license or otherwise dispose of any of its properties or assets;

•	revalue any of its assets, other than in accordance with past practice or as required by GAAP;

•
make or change any election in respect of taxes, adopt or change any accounting method or practices (other than as required by GAAP), enter into any closing agreement, settle any claim or assessment with respect to taxes or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of taxes;

•	waive or release any right or claim of OcuSense;

•	commence, threaten or settle any litigation;

•
(i) sell, license or transfer any of OcuSense’s intellectual property, (ii) buy or license any intellectual property or enter into any agreement with respect to intellectual property or (iii) enter into any agreement with respect to the development of intellectual property;

•	enter into, renew, fail to renew, renegotiate, amend, modify or breach any material contract;

•	terminate, amend or fail to renew any insurance policy; or

•
terminate or fail to renew any consent, license, permit, grant or other authorization, with respect to which termination or failure to renew would reasonably be expected to result in a material adverse effect.

Termination

The Merger Agreement may be terminated, and the merger may be abandoned (notwithstanding the receipt of the required stockholder approval), at any time prior to the closing of the merger:

•	by unanimous agreement of OccuLogix and OcuSense;

•	by OccuLogix or OcuSense, if the closing of the merger does not occur by October 31, 2008;

•	by OccuLogix or OcuSense, if the required stockholder approvals are not obtained;

•
by OccuLogix or OcuSense, if a court or other governmental authority issues a non-appealable final order, decree or ruling or takes any action, in each case, having the effect of permanently restraining, enjoining or otherwise prohibiting the merger or any other material transaction contemplated by the Merger Agreement;

•	by OccuLogix or OcuSense, if any statute, rule, regulation or order is enacted, promulgated or issued by any governmental authority that would make the consummation of the merger illegal;

•
by OccuLogix, if it is not in material breach of its obligations under the Merger Agreement and there has been a breach by OcuSense of any of its representations, warranties, covenants or agreements in the Merger Agreement and such breach has not been cured within 10 business days of written notice thereof (provided that no cure period shall be required for a breach that, by its nature, cannot be cured); and

•
by OcuSense, if it is not in material breach of its obligations under the Merger Agreement and there has been a breach by OccuLogix of any of its representations, warranties, covenants or agreements in the Merger Agreement and such breach has not been cured within 10 business days of written notice thereof (provided that no cure period shall be required for a breach that, by its nature, cannot be cured).

Expenses

The parties have agreed that, regardless of whether the merger is consummated, all fees and expenses incurred in connection with the merger will be the obligations of the respective party incurring such fees and expenses, including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party to the Merger Agreement in connection with it.

Contact Information of the Parties

OccuLogix

The mailing address and telephone number of OccuLogix’s executive office are set forth below:

OccuLogix, Inc.
2600 Skymark Avenue, Unit 9, Suite 201
Mississauga, Ontario
L4W 5B2
Canada
(905) 602-0887

OcuSense Acquireco, Inc.

The mailing address and telephone number of OcuSense Acquireco, Inc.’s executive office are set forth below:

OcuSense Acquireco, Inc.
c/o OccuLogix, Inc.
2600 Skymark Avenue, Unit 9, Suite 201
Mississauga, Ontario
L4W 5B2
Canada
(905) 602-0887

OcuSense

The mailing address and telephone number of OcuSense’s executive office are set forth below:

OcuSense, Inc.
12707 High Bluff Drive, Suite 200
San Diego, California  92130
U.S.A.
(858) 794-1422

Management Following the Merger

It is contemplated that Mr. Donsky will become OccuLogix’s Chief Executive Officer following the closing of the merger and the transactions contemplated by the Securities Purchase Agreement.  While it is contemplated that Mr. Vamvakas will resign the office of Chief Executive Officer at that time, it is expected that he will remain the Chairman of the Board.

Mr. Dumencu will remain the Chief Financial Officer and Treasurer.  However, the other executive officer of OccuLogix will not continue her employment with the Company beyond a short transition period.

Four of the six nominees for election to the Board are currently directors of the Company.

No Regulatory Approvals

There are no federal or state regulatory requirements applicable to the merger or the other transactions contemplated by the Merger Agreement, and no approvals from federal or state regulators are required to be obtained in connection with the merger or the other transactions contemplated by the Merger Agreement.

Selected Financial Data

The following tables set forth our selected historical consolidated financial data for the years ended December 31, 2007, 2006, 2005, 2004 and 2003 which have been derived from our consolidated financial statements found in Amendment No. 2 on Form 10-K/A filed with the SEC on July 21, 2008 (the “Annual Amended Report”), which amended our Annual Report on Form 10-K filed with the SEC on March 17, 2008, and our consolidated financial statements included on Form S-1 for the years ended December 31, 2004 and 2003.  The selected consolidated financial data as of March 31, 2008 and for the three months ended March 31, 2007 and 2008 have been derived from our unaudited consolidated financial statements found in Amendment No. 1 on Form 10-Q/A filed with the SEC on July 21, 2008 (the “Quarterly Amended Report”), which amended our Quarterly Report on Form 10-Q filed with the SEC on May 12, 2008 for the fiscal quarter ended March 31, 2008.  Historical results are not necessarily indicative of the results to be expected for future periods, and interim results may not be indicative of results for the remainder of the year.

The following tables should be read in conjunction with our financial statements, the related notes thereto and the information contained in the Annual Amended Report and the Quarterly Amended Report and our consolidated financial statements included on Form S-1 for the years ended December 31, 2004 and 2003.

	Year Ended December 31,					Three Months Ended March 31,
	2003	2004	2005(ii)	2006(i)(ii)	2007	2007	2008
				Restated	Restated	Restated	Restated
	(in thousands except per share amounts)
Consolidated Statements of Operations Data:
Revenue
Revenue from related parties	$390	$732	$81	$—	$—	$—	$—
Revenue from unrelated parties	—	238	1,759	174	92	90	7
Total revenue	390	970	1,840	174	92	90	7
Cost of goods sold
Cost of goods sold to related parties	373	689	43	—	—	—	—
Cost of goods sold to unrelated parties	—	134	3,251	3,429	2,298	7	(1)
Royalty costs	109	135	100	100	100	25	25
Gross margin (loss)	(92)	12	(1,554)	(3,355)	(2,306)	58	(17)
Operating expenses
General and administrative	1,565	17,530	8,670	8,476	8,104	2,655	1,526
Clinical and regulatory	731	3,995	5,168	4,922	8,675	2,170	1,023
Sales and marketing	—	220	2,165	1,625	1,413	473	177
Impairment of goodwill	—	—	147,452	65,946	—	—	—
Impairment of intangible asset	—	—	—	—	20,923	—	—
Restructuring charges	—	—	—	820	1,313	—	—
	2,296	21,745	163,455	81,788	40,429	5,298	2,726
Other income (expense)	(82)	(110)	1,536	1,547	2,769	(144)	(154)
Loss from continuing operations before income taxes	(2,470)	(21,843)	(163,473)	(83,595)	(39,967)	(5,384)	(2,897)
Recovery of income taxes	—	24	643	2,916	5,566	1,901	620
Loss from continuing operations	(2,470)	(21,819)	(162,830)	(80,680)	(34,401)	(3,483)	(2,277)
Loss from discontinued operations	—	—	—	(1,542)	(35,429)	(1,103)	—
Net loss for the year	$(2,470)	$(21,819)	$(162,830)	$(82,222)	$(69,830)	$(4,586)	$ ((2,277)
Per Share Data:
Loss from continuing operations per share — basic and diluted	$(0.62)	$(2.96)	$(3.88)	$(1.79)	$(0.60)	$(0.06)	$(0.04)
Loss from discontinued operations per share — basic and diluted	—	—	—	(0.04)	$(0.63)	(0.02)	—
Net loss per share — basic and diluted	$(0.62)	$(2.96)	$(3.88)	$(1.83)	$(1.23)	$(0.08)	$(0.04)
Weighted average number of shares used in per share calculations — basic and diluted	3,977	7,370	41,931	44,980	56,628	54,559	57,306

(i)	The comparative figures for the year ended December 31, 2006 have been reclassified to reflect the effect of discontinued operations.

(ii)
The comparative figures for the years ended December 31, 2006 and 2005 have been corrected to reflect the Company’s accounting for stock options issued to non-employees that were subject to performance conditions.

	As at December 31,					As of
						March
	2003	2004	2005(ii)	2006(i)(ii)	2007	2008
				Restated	Restated	Restated
	(in thousands)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$1,237	$17,531	$9,600	$5,705	$2,236	$2,330
Cash and cash equivalents of discontinued operations	—	—	—	36	—	—
Short-term investments	—	42,500	31,663	9,785	—	—
Working capital (deficiency)	(2,538)	58,073	44,415	13,407	(997)	(3,388)
Working capital (deficiency) of discontinued operations	—	—	—	132	—	—
Total assets of continuing operations	1,868	301,601	137,806	54,367	15,313	14,609
Total assets of discontinued operations	—	—	—	44,158	—	—
Long-term debt (including current portion due to stockholders)	3,694	517	158	152	33	74
Other long-term obligations (including amount classified as current portion of other liability)	―	―	―	6,421	—	—
Total liabilities of continuing operations	4,134	13,502	11,765	19,673	6,358	8,055
Total liabilities of discontinued operations	—	—	—	11,574	—	—
Minority interest	―	―	―	6,111	4,954	4,792
Common stock	5	42	42	51	57	57
Series A Convertible Preferred Stock	2	―	―	―	―	―
Series B Convertible Preferred Stock	1	―	―	―	―	―
Additional paid-in capital	23,915	336,064	336,836	354,176	362,232	362,270
Accumulated deficit	(26,188)	(48,007)	(210,837)	(293,059)	(358,289)	(360,566)
Total stockholders’ equity (deficiency)	(2,266)	288,098	126,041	61,167	4,000	1,761

(i)	The balance sheet as at December 31, 2006 has been reclassified to reflect the assets and liabilities of discontinued operations.

(ii)	The comparative figures as at December 31, 2006 and 2005 have been corrected to reflect the Company’s accounting for stock options issued to non-employees that were subject to performance conditions.

Pro Forma Financial Data

The unaudited pro forma consolidated financial statements of OccuLogix, showing the pro forma effects of the acquisition of OcuSense pursuant to the Merger Agreement and certain of the other transactions forming the subject matter of the proposals put forward in this proxy statement, are included at the end of this proxy statement—immediately prior to Appendix A to this proxy statement.

Accounting Treatment

The acquisition of OcuSense pursuant to the Merger Agreement will be accounted for using the purchase method of accounting in accordance with GAAP under Statement of Financial Accounting Standards No. 141, Business Combinations.  OccuLogix will be the acquiring entity for financial reporting purposes.  Under the purchase method of accounting, the cost of the transaction will be allocated to the tangible and intangible assets of the acquired entity and the liabilities of the acquired entity that are assumed by the acquiring entity, based on their respective estimated fair values, with any excess being recognized as intangible assets with a finite life since OcuSense is a development stage company.  Under Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, intangible assets with a finite life are amortized and will be subject to an impairment test if indicators of impairment are present.

No Appraisal Rights

The Company’s stockholders are not entitled to appraisal rights under the Delaware General Corporation Law, the Company’s Amended and Restated Certificate of Incorporation or the Company’s Amended and Restated Bylaws, and the Company will not provide stockholders with any such rights.  There may exist other rights or actions under law for stockholders who are aggrieved.  However, the nature and extent of such rights or actions are uncertain and may vary depending on the facts or circumstances.  Stockholder challenges to corporate action in general are related to the fiduciary responsibilities of corporate officers and directors and to the fairness of corporate transactions.

Reasons for the Proposal

On October 9, 2007, we announced that the Board had authorized management and the Company’s advisors to explore the full range of strategic alternatives available to enhance shareholder value.  These alternatives may have included, but were not limited to, the raising of capital through the sale of securities, one or more strategic alliances and the combination, sale or merger of all or part of OccuLogix.

For some time prior to the October 9, 2007 announcement, the Company had been seeking to raise additional capital, with the objective of securing funding sufficient to sustain its operations as, at that time, it had been clear that, unless we were able to raise additional capital, the Company would not have had sufficient cash to support its operations beyond early 2008.  The Board’s decision to suspend the Company’s RHEO™ System clinical development program and to dispose of Solx were made and implemented in order to conserve as much cash as possible while the Company continued its capital-raising efforts.

The Company’s capital-raising efforts have culminated in the Bridge Loan and the Securities Purchase Agreement.  Pursuant to the latter, OccuLogix proposes to sell an aggregate of a minimum of 21,730,000 shares of its common stock to the Investors for gross aggregate proceeds to the Company of $2,173,000.  Conditions precedent to closing in the Securities Purchase Agreement include the receipt of the required stockholder approval of the Merger Agreement and the transactions contemplated thereby.  If such approval is not obtained, the transactions contemplated by the Securities Purchase Agreement will not close and the Company will be unable to realize any proceeds.  See “Proposal V—Securities Purchase Agreement”.  The Bridge Lenders have made their respective investment, and the Investors have agreed to make their respective investment, in OccuLogix on the understanding, and with the expectation, that the Company will acquire the minority ownership interest in OcuSense that we do not already own and that OcuSense’s business will become the Company’s entire business in the future.  This was the basis on which the Company was able to attract the additional capital that it will require in order to continue operations.  The Company does not have an alternative source of capital at this time.

The Board considered two principal factors in making its decision to recommend the merger to the Company’s stockholders—the first factor being its assessment that the merger consideration is fair and reasonable and the second factor being that conditions precedent to closing in the Securities Purchase Agreement include the receipt of the required stockholder approval of the Merger Agreement and the transactions contemplated in the Merger Agreement, including the merger.  If the required stockholder approval of the Merger Agreement is not obtained, the transactions contemplated by the Securities Purchase Agreement will not close and the Company will run out of cash.

Management believes that the proceeds of the Bridge Loan, together with the Company’s existing cash and cash-equivalents, will be sufficient to cover the Company’s operating activities and other demands only until approximately November 2008.  Accordingly, if the required stockholder approval of the Merger Agreement and the Securities Purchase Agreement, and the respective transactions contemplated by each of them, is not obtained, then the Company will run out of cash.

Note that the issuance of an aggregate of 79,248,175 shares of the Company’s common stock, as merger consideration, to the minority stockholders of OcuSense will result in a significant dilution of the holdings of the Company’s current stockholders.

Interests of Proposed Nominee for Director and Director

Eric Donsky

Mr. Donsky is OcuSense’s Chairman and Chief Executive Officer and is standing for election to the Board.  In addition, it is contemplated that he will become OccuLogix’s Chief Executive Officer following the closing of the transactions contemplated by the Merger Agreement and the Securities Purchase Agreement.  Immediately prior to the Effective Time, Mr. Donsky will hold 785,500 shares of OcuSense’s common stock which will entitle him to receive, as payment of his pro rata share of the merger consideration, an aggregate of 45,104,892 shares of OccuLogix’s common stock.  Assuming a deemed value of $0.10 per share of OccuLogix’s common stock (which is reflective of the per share average trading price of OccuLogix’s common stock on The NASDAQ Global Market during the period of negotiation of the merger consideration and which may be the per share purchase price paid by the Investors under the Securities Purchase Agreement), Mr. Donsky’s pro rata share of the merger consideration will be worth $4,510,489.

After giving effect to the transactions contemplated by the Merger Agreement, but prior to giving effect to the transactions contemplated by the Securities Purchase Agreement or the pre-payment of the Bridge Loan or the payment of the commissions owing to Marchant in the manner being proposed, Mr. Donsky will hold approximately 33% of the issued and outstanding shares of the Company’s common stock.  After giving effect to the transactions contemplated by the Securities Purchase Agreement and the pre-payment of the Bridge Loan and the payment of the commissions owing to Marchant in the manner being proposed, Mr. Donsky’s percentage holdings of the issued and outstanding shares of the Company’s common stock will be reduced to approximately 18.95%.  See “Proposal VI” and “Proposal VII”.

 Richard L. Lindstrom

Dr. Lindstrom is a director of OccuLogix and is standing for re-election to the Board.  He is also a stockholder of OcuSense.  Immediately prior to the Effective Time, he will hold 20,000 shares of OcuSense’s common stock which will entitle him to receive, as payment of his pro rata share of the merger consideration, an aggregate of 1,148,438 shares of OccuLogix’s common stock.  Assuming a deemed value of $0.10 per share of OccuLogix’s common stock, Dr. Lindstrom’s pro rata share of the merger consideration will be worth $114,844.

After giving effect to the transactions contemplated by the Merger Agreement, but prior to giving effect to the transactions contemplated by the Securities Purchase Agreement or the pre-payment of the Bridge Loan or the payment of part of the commissions owing to Marchant in the manner being proposed, Dr. Lindstrom will hold less than 1.0% of the issued and outstanding shares of the Company’s common stock.  After giving effect to the transactions contemplated by the Securities Purchase Agreement and the pre-payment of the Bridge Loan and the payment of the commissions owing to Marchant in the manner being proposed, Dr. Lindstrom’s percentage holdings of the issued and outstanding shares of the Company’s common stock will be reduced.  See “Proposal VI” and “Proposal VII”.

In June 2005, Dr. Lindstrom entered into an agreement with OcuSense pursuant to which he agreed to provide consulting services to OcuSense between June 2005 and June 2008.  As consideration for providing such consulting services, OcuSense made a one-time grant of stock options to Dr. Lindstrom to acquire an aggregate of 6,290 shares of OcuSense’s common stock at an exercise price of $4.80 per share, which stock options were to vest, and have been vesting, monthly during the 36-month period following their date of grant.  Dr. Lindstrom’s stock options of OcuSense will be assumed by OccuLogix in accordance with the terms of the Merger Agreement.  The assumption will be effected in such a manner so as to ensure that Dr. Lindstrom remains in the same economic position with respect to his OcuSense stock options after their assumption by OccuLogix as before their assumption.  In other words, OccuLogix’s assumption of Dr. Lindstrom’s OcuSense stock options will neither provide an economic benefit to, nor economically harm, Dr. Lindstrom.

See “—Merger Agreement; Acquisition of Minority Ownership Interest in OcuSense—Merger Agreement—Merger Consideration”.

Dr. Lindstrom did not participate in the meeting at which the Board authorized and approved the Company’s entering into of the Merger Agreement, nor did he participate in the meeting at which the Board resolved to recommend, to the Company’s stockholders, a vote “For” the approval and adoption of the Merger Agreement.

Resolution

Appendix B to this proxy statement sets forth the full text of the resolution to approve and adopt the Merger Agreement (the “Appendix B Resolution”).  If the Appendix B Resolution is adopted by the Company’s stockholders, then the Board will have the authority, without any further action on the part of the Company’s stockholders, to effect the merger by filing a certificate of merger with the Secretary of State of the State of Delaware, as contemplated by the Merger Agreement, and to consummate the other transactions contemplated by the Merger Agreement.

Required Vote and Recommendation

The affirmative vote of the majority of the votes cast at the Stockholders Meeting, at which a quorum is present, is required to adopt the Appendix B Resolution.  Unless otherwise directed, the management representatives designated in the enclosed proxy card intend to vote the shares of OccuLogix’s common stock, for which they have been appointed, FOR the Appendix B Resolution.

The Board unanimously recommends a vote FOR the Appendix B Resolution, with Dr. Lindstrom having advised the Board that he would have recorded his abstention if he had been present at the meeting at which the Board had resolved to recommend a vote “For” the Appendix B resolution.

PROPOSAL V

Note:  Proposal V is conditioned on Proposals III, IV, VI, VII and IX.  If any of Proposals III, IV, VI, VII or IX is not approved by the Company’s stockholders, then we will not take action with respect to Proposal V.

Securities Purchase Agreement

The Company’s capital-raising efforts since its October 9, 2007 announcement of the exploration, by management and the Company’s advisors, of strategic alternatives have culminated in the Bridge Loan and the Securities Purchase Agreement.

Pursuant to the Securities Purchase Agreement, the Company proposes to sell an aggregate of a minimum of 21,730,000 shares of its common stock to the Investors for gross aggregate proceeds to the Company of $2,173,000.  The purchase price of each share of the Company’s common stock will be the lower of (i) $0.10 and (ii) the volume-weighted average closing price of the Company’s common stock on the Primary Trading Market for the 15-trading day period immediately preceding the closing date of the sale.  If the per share purchase price is $0.10, then an aggregate of 21,730,000 shares of the Company’s common stock will be issued to the Investors.  If the per share purchase price is lower than $0.10, then a greater aggregate number of shares of the Company’s common stock will need to be issued to the Investors.  At the date of this proxy statement, the per share purchase price is not determinable.

The sale of the Company’s common stock under the Securities Purchase Agreement will be done in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act and Rule 506 of Regulation D, as promulgated by the SEC under the Securities Act, and Rule 903 of Regulation S, as promulgated by the SEC under the Securities Act, as well as the exemptions from the prospectus and registration requirements afforded by National Instrument 45-106—Prospectus and Registration Exemptions and comparable exemptions in certain foreign jurisdictions.  Accordingly, the shares of the Company’s common stock that will be issued to the Investors will be “restricted securities”.

However, the Company has agreed to prepare and file with the SEC, on or prior to the 30th day following the closing date of the sale, a registration statement (the “Registration Statement”), covering the resale of the shares of the Company’s common stock sold pursuant to the Securities Purchase Agreement, for an offering to be made on a continuous basis pursuant to Rule 415, as promulgated by the SEC under the Securities Act.  Pursuant to the Securities Purchase Agreement, the Company has agreed to use commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after its filing but, in any event, if the Registration Statement does not become subject to review by the SEC, prior to the earliest to occur of (i) the 90th day following the closing date of the sale and (ii) the fifth trading day following the date on which the Company receives notification from the SEC that the Registration Statement will not become subject to the SEC’s review.  If the Registration Statement becomes subject to review by the SEC, the Company will be obligated to use commercially reasonable efforts to cause the Registration Statement to be declared effective prior to the 120th day following the closing date of the sale.  Pursuant to the Securities Purchase Agreement, the Company has also agreed to use commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until the earlier of the date on which all of the shares of the Company’s common stock sold pursuant to the Securities Purchase Agreement have been sold and the date on which all of such shares can be sold publicly under Rule 144(b)(1), as promulgated by the SEC under the Securities Act.

The obligations of OccuLogix and the Investors to sell and to purchase, respectively, the shares of the Company’s common stock, as contemplated by the Securities Purchase Agreement, are subject to the satisfaction or waiver by OccuLogix or the Investors, as applicable, at or before the closing of the sale, of the following conditions:

•	the truth and correctness of the representations and warranties in the Securities Purchase Agreement, in all material respects;

•
the receipt of the approval of the majority of votes cast at the Stockholders Meeting by the stockholders of the Company who are disinterested in the transactions contemplated by the Securities Purchase Agreement and the Merger Agreement;

•	the receipt of all required regulatory approvals; and

•
the performance, in all material respects, of all covenants, agreements and conditions in the Securities Purchase Agreement and the Merger Agreement that are required to be performed at or prior to the closing of the sale.

The Securities Purchase Agreement may be terminated, and the transactions contemplated thereby, may be abandoned (notwithstanding the receipt of the required stockholder approval) at any time prior to the closing date of the sale:

•	by duly authorized mutual written consent of the Company and the Investors;

•	automatically if the required stockholder approval is not obtained;

•
automatically if any law makes the consummation of the transactions contemplated by the Securities Purchase Agreement illegal or if a court, governmental authority or NASDAQ issues an order, decree, ruling or takes any other action restraining, enjoining or otherwise prohibiting such transaction; and

•	automatically on October 31, 2008.

The Investors are residents of Canada, the United States, the United Kingdom, Italy or Australia.  Some of the Investors are also Bridge Lenders.

A copy of the Securities Purchase Agreement, dated as of May 19, 2008, by and among OccuLogix, Marchant and the investors listed on the Schedule of Investors attached thereto as Exhibit A, was filed as an exhibit to the Company’s Current Report on Form 8-K, filed on May 21, 2008 with the SEC and on SEDAR, and is available on EDGAR (www.sec.gov) and on SEDAR (www.sedar.com).  A copy of the form of the Amending Agreement, dated as of August ■, 2008, by and among OccuLogix, Marchant and each of the investors listed on the Schedule of Investors attached thereto as Exhibit A was filed as an exhibit to the Company’s Current Report on Form 8-K, filed on July 28, 2008 with the SEC and on SEDAR, and is available on EDGAR (www.sec.gov) and on SEDAR (www.sedar.com).  A copy of these agreements also may be obtained without charge upon written request to:  Secretary, OccuLogix, Inc., 2600 Skymark Avenue, Unit 9, Suite 201, Mississauga, Ontario, L4W 5B2.

Reasons for the Proposal

The Company does not have an alternative source of capital at this time.  Management believes that the proceeds of the Bridge Loan, together with the Company’s existing cash and cash-equivalents, will be sufficient to cover the Company’s operating activities and other demands only until approximately November 2008.  Accordingly, if the required stockholder approval of the Securities Purchase Agreement and the Merger Agreement, and the respective transactions contemplated by each of them, is not obtained, then the Company will run out of cash.

Note that the issuance of an aggregate of a minimum of 21,730,000 shares of the Company’s common stock to the Investors, pursuant to the Securities Purchase Agreement, will result in a significant dilution of the holdings of the Company’s current stockholders.

Interests of Directors and Officer and Director

Thomas N. Davidson and Richard L. Lindstrom

Mr. Davidson and Dr. Lindstrom are directors of OccuLogix and are standing for re-election to the Board.  The Davidson Investors, being Mr. Davidson, his spouse and certain other parties related to him, are Investors under the Securities Purchase Agreement.  Dr. Lindstrom is also an Investor under the Securities Purchase Agreement.

Pursuant to the Securities Purchase Agreement, the Davidson Investors have committed to purchase $800,000 aggregate amount of shares of the Company’s common stock, while Dr. Lindstrom has committed to purchase $100,000 aggregate amount of shares of the Company’s common stock.  If the per share purchase price is $0.10, then an aggregate of 8,000,000 shares of the Company’s common stock will be issued to the Davidson Investors and an aggregate of 1,000,000 shares of the Company’s common stock will be issued to Dr. Lindstrom.  If the per share purchase price is lower than $0.10, then a greater aggregate number of shares of the Company’s common stock will need to be issued to the Davidson Investors and to Dr. Lindstrom.  At the date of this proxy statement, the per share purchase price is not determinable.  If, and to the extent that, the Company’s common stock trades above $0.10 per share on the closing date of the sale under the Securities Purchase Agreement, the Davidson Investors and Dr. Lindstrom—together with all of the other Investors—will acquire shares of the Company’s common stock at a discount to the market price.

After giving effect to the transactions contemplated by the Merger Agreement and the Securities Purchase Agreement, but prior to giving effect to the pre-payment of the Bridge Loan or the payment of the commissions owing to Marchant in the manner being proposed, and assuming that the per share purchase price of the Company’s common stock under the Securities Purchase Agreement is $0.10, the Davidson Investors will hold approximately 4.34% of the issued and outstanding shares of the Company’s common stock and Dr. Lindstrom will hold less than 1% of the issued and outstanding shares of the Company’s common stock.  After giving effect to the pre-payment of the Bridge Loan and the payment of the commissions owing to Marchant in the manner being proposed, the Davidson Investors’ and Dr. Lindstrom’s respective percentage holdings of the issued and outstanding shares of the Company’s common stock will be reduced.  See “Proposal VI” and “Proposal VII”.

 As a result of his interest in the transactions contemplated by the Securities Purchase Agreement, Mr. Davidson recused himself from the Board’s decision to recommend, to the Company’s stockholders, a vote “For” the approval and adoption of the Securities Purchase Agreement.  Dr. Lindstrom did not participate in the meeting at which the Board resolved to recommend, to the Company’s stockholders, a vote “For” the approval and adoption of the Merger Agreement.

Elias Vamvakas

Marchant is acting as exclusive placement agent in Canada in connection with the sale of shares of the Company’s common stock under the Securities Purchase Agreement.  For such service, the Company has agreed to pay, but has not yet paid, Marchant a commission equal to 6% of the aggregate gross proceeds realized from sales to Investors who are Canadian residents for purposes of applicable securities laws.  Such commission totals $46,080.  Subject to obtaining the requisite stockholder and regulatory approvals, the Company proposes to pay such commission by issuing to Marchant shares of the Company’s common stock, at a per share price equal to the per share price at which the Investors will be purchasing shares of the Company’s common stock pursuant to the Securities Purchase Agreement.  See “Proposal VII”.

Under the Securities Purchase Agreement, the purchase price of each share of the Company’s common stock will be the lower of (i) $0.10 and (ii) the volume-weighted average closing price of the Company’s common stock on the Primary Trading Market for the 15-trading day period immediately preceding the closing date of the sale.  If the per share purchase price under the Securities Purchase Agreement is $0.10, then an aggregate of 460,800 shares of the Company’s common stock will be issued to Marchant in payment of its commission for services provided in connection with the Securities Purchase Agreement.  If the per share purchase price is lower than $0.10, then a greater aggregate number of shares of the Company’s common stock will be issued to Marchant in payment of such commission.  At the date of this proxy statement, the per share purchase price is not determinable.  If, and to the extent that, the Company’s common stock trades above $0.10 per share on the closing date of the sale under the Securities Purchase Agreement, Marchant will acquire shares of the Company’s common stock at a discount to the market price.

Marchant is indirectly beneficially owned, as to approximately 32%, by Mr. Vamvakas, the Company’s Chairman of the Board and Chief Executive Officer, and members of his family.  Mr. Vamvakas is standing for re-election to the Board.  He is neither a director nor an officer of Marchant.

Multilateral Instrument 61-101—Protection of Minority Shareholders in Special Transactions

The sale of shares of OccuLogix’s common stock pursuant to the Securities Purchase Agreement is a related party transaction under Multilateral Instrument 61-101—Protection of Minority Shareholders in Special Transactions (“MI 61-101”) as a result of the participation in such sale by the Davidson Investors and Dr. Lindstrom.  The Company is relying on the exemptions from the minority approval and formal valuation requirements of MI 61-101 that are available under Section 5.6 and Section 5.5(a) of MI 61-101, respectively, on the basis that neither the fair market value of the subject matter of, nor the fair market value of the consideration for, the sale of shares of OccuLogix’s common stock pursuant to the Securities Purchase Agreement, insofar as the Davidson Investors and Dr. Lindstrom are involved, exceeds 25% of the Company’s market capitalization.

Resolution

Appendix C to this proxy statement sets forth the full text of the resolution to approve and adopt the Securities Purchase Agreement (the “Appendix C Resolution”).  If the Appendix C Resolution is adopted by the Company’s stockholders, then the Board will have the authority, without any further action on the part of the Company’s stockholders, to sell an aggregate of a minimum of 21,730,000 shares of the Company’s common stock to the Investors and to consummate the other transactions contemplated by the Securities Purchase Agreement.

Required Vote and Recommendation

The affirmative vote of the majority of the votes cast at the Stockholders Meeting, at which a quorum is present, is required to adopt the Appendix C Resolution.  Unless otherwise directed, the management representatives designated in the enclosed proxy card intend to vote the shares of OccuLogix’s common stock, for which they have been appointed, FOR the Appendix C Resolution.

The Board unanimously recommends a vote FOR the Appendix C Resolution, with Mr. Davidson recording his abstention and Dr. Lindstrom having advised the Board that he would have recorded his abstention if he had been present at the meeting at which the Board had resolved to recommend a vote “For” the Appendix C resolution.

PROPOSAL VI

Note:  Proposal VI is conditioned on Proposals III, IV, V, VII and IX.  If any of Proposals III, IV, V, VII or IX is not approved by the Company’s stockholders, then we will not take action with respect to Proposal VI.

Loan Agreement

The aggregate principal amount of the Bridge Loan is $6,703,500.  It bears interest at a rate of 12% per annum and will mature and become due and payable on August 17, 2008, subject to an extension of the maturity date to November 15, 2008 under certain circumstances.  The Company’s obligations under the Loan Agreement are secured by a pledge by the Company of its major asset—its 50.1% ownership interest, on a fully diluted basis, in OcuSense.

Under the terms of the Loan Agreement, the Company has two pre-payment options available to it, should it decide to not wait until the maturity date to repay the Bridge Loan.  Under the first pre-payment option, at any time prior to the maturity date, the Company may repay the Bridge Loan in full by paying the Bridge Lenders, in cash, the amount of outstanding principal and accrued interest and issuing to the Bridge Lenders five-year warrants of the Company in an aggregate amount equal to approximately 19.9% of the issued and outstanding shares of the Company’s common stock (but not to exceed 20% of the issued and outstanding shares of the Company’s common stock).  The warrants would be exercisable into shares of the Company’s common stock at an exercise price of $0.10 per share and would not become exercisable until the 180th day following their issuance.  Under the second pre-payment option, at any time prior to the maturity date, but by no later than the tenth day following the date of closing of a private placement (if any) by the Company of shares of its common stock for aggregate gross proceeds of no less than $1,000,000, the Company may repay the Bridge Loan in full by issuing to the Bridge Lenders shares of its common stock, in an aggregate amount equal to the amount of outstanding principal and accrued interest, at a 15% discount to the price paid by the private placement investors (but on other terms substantially similar to those accepted by the private placement investors).

The Board is proposing to exercise the second pre-payment option, which will result in the issuance to the Bridge Lenders of an aggregate of a minimum of 78,864,705 shares of the Company’s common stock, assuming that the per share purchase price of the Company’s common stock under the Securities Purchase Agreement is $0.10 (which means that the per share price of the Company’s common stock being issued to the Bridge Lenders would be $0.085) and taking into account only the pre-payment of the principal amount of the Bridge Loan and disregarding the pre-payment of the accrued and unpaid interest thereon.  At the date of this proxy statement, it is not possible to determine the exact number of shares of the Company’s common stock issuable to the Bridge Lenders upon the Company’s exercise of the second pre-payment option under the Loan Agreement, since the per share purchase price of the Company’s common stock under the Securities Purchase Agreement is not known and since the amount of accrued but unpaid interest on the Bridge Loan cannot be calculated until the date of pre-payment of the Bridge Loan is determined.

Reasons for the Proposal

The anticipated net aggregate proceeds of the sale of shares of the Company’s common stock to the Investors, pursuant to the Securities Purchase Agreement, will be insufficient to permit the Company to repay the Bridge Loan in cash.  In addition, one of the conditions precedent in the Merger Agreement is the capitalization of OccuLogix with a minimum of $1,000,000 of unrestricted cash that is available to fund the working capital and general administrative expenses of OccuLogix and OcuSense, post-merger.  See “Proposal IV—Merger Agreement; Acquisition of Minority Ownership Interest in OcuSense—Merger Agreement—Conditions to Completion of Merger”.

It is in the best interests of the Company and its stockholders to avoid a default under the Loan Agreement since a default will permit enforcement against the collateral securing the Bridge Loan, being the Company’s ownership interest in OcuSense and the Company’s major asset.  The only way to avoid a default under the Loan Agreement, while ensuring that the Company’s working capital needs are met, is for the Company to exercise the second pre-payment option under the Loan Agreement in the manner described above.  See “—Loan Agreement”.

Note that the pre-payment of the Bridge Loan in the manner proposed will result in a significant dilution of the holdings of the Company’s current stockholders.

Interest of Officer and Director

Elias Vamvakas

Marchant introduced the Company to the Bridge Lenders and, for such service, has been paid a commission of $180,000 in cash to date, representing 6% of $3,000,000—which is the aggregate principal amount of the Bridge Loan that was advanced on February 19, 2008.  The Company has agreed to pay, but has not yet paid, Marchant a commission on the portion of the $300,000 aggregate principal amount of the Bridge Loan, that was advanced on May 5, 2008, by those Bridge Lenders who are Canadian residents for purposes of applicable securities laws.  In addition, the Company has agreed to pay, but has not yet paid, Marchant a commission on the portion of the $3,403,500 aggregate principal amount of the Bridge Loan, announced on July 28, 2008, that was advanced by those Bridge Lenders who are Canadian residents for purposes of applicable securities laws.  Such outstanding commissions total $38,400, which amount the Company proposes to pay, subject to obtaining the requisite stockholder and regulatory approvals, by issuing to Marchant shares of the Company’s common stock, at a per share price equal to the per share price at which the Investors will be purchasing shares of the Company’s common stock pursuant to the Securities Purchase Agreement.  See “Proposal VII”.

Under the Securities Purchase Agreement, the purchase price of each share of the Company’s common stock will be the lower of (i) $0.10 and (ii) the volume-weighted average closing price of the Company’s common stock on the Primary Trading Market for the 15-trading day period immediately preceding the closing date of the sale.  If the per share purchase price under the Securities Purchase Agreement is $0.10, then an aggregate of 384,000 shares of the Company’s common stock will be issued to Marchant in payment of $38,400, representing the total commission remaining outstanding for services provided in connection with the Loan Agreement.  If the per share purchase price is lower than $0.10, then a greater aggregate number of shares of the Company’s common stock will be issued to Marchant in payment of such commission.  At the date of this proxy statement, the per share purchase price is not determinable.  If, and to the extent that, the Company’s common stock trades above $0.10 per share on the closing date of the sale under the Securities Purchase Agreement, Marchant will acquire shares of the Company’s common stock, in payment of the $38,400 commission remaining outstanding for services provided in connection with the Loan Agreement, at a discount to the market price.

Marchant is indirectly beneficially owned, as to approximately 32%, by Mr. Vamvakas, the Company’s Chairman of the Board and Chief Executive Officer, and members of his family.  Mr. Vamvakas is standing for re-election to the Board.  He is neither a director nor an officer of Marchant.

Resolution

Appendix D to this proxy statement sets forth the full text of the resolution to approve the pre-payment of the Bridge Loan, in accordance with the terms of the Loan Agreement, by issuing, to the Bridge Lenders, shares of the Company’s common stock in the aggregate number required pursuant to the terms of the Loan Agreement, which number will be no less than 78,864,705 (the “Appendix D Resolution”).  If the Appendix D Resolution is adopted by the Company’s stockholders, then the Board will have the authority, without any further action on the part of the Company’s stockholders, to pre-pay the Bridge Loan in the manner being proposed.

Required Vote and Recommendation

The affirmative vote of the majority of the votes cast at the Stockholders Meeting, at which a quorum is present, is required to adopt the Appendix D Resolution.  Unless otherwise directed, the management representatives designated in the enclosed proxy card intend to vote the shares of OccuLogix’s common stock, for which they have been appointed, FOR the Appendix D Resolution.

The Board unanimously recommends a vote FOR the Appendix D Resolution.

PROPOSAL VII

Note:  Proposal VII is conditioned on Proposals III, IV, V, VI and IX.  If any of Proposals III, IV, V, VI or IX is not approved by the Company’s stockholders, then we will not take action with respect to Proposal VII.

Payment of Marchant’s Commissions

The following table sets out (1) the total amount paid, or to be paid in the future, to Marchant for all services rendered to OccuLogix in connection with the Securities Purchase Agreement and the Bridge Loan, (2) the number of shares of OccuLogix’s common stock issued to Marchant, to date, in payment for such services, (3) the amount of cash paid to Marchant, to date, for such services, (4) the total amount currently owing to Marchant for such services, (5) the amount of cash to be paid to Marchant in satisfaction of the amount currently owing to Marchant for such services, (6) the number of shares of OccuLogix’s common stock to be issued to Marchant in satisfaction of the amount currently owing to Marchant for such services and (7) the total number of shares of OccuLogix’s common stock that Marchant will own after all payments owing to it are satisfied by the Company.

	Dollar Amount/Number of Shares
(1) Total amount paid, or to be paid in the future, for services rendered in connection with the Securities Purchase Agreement and the Bridge Loan (collectively, “Services”)	$264,480
(2) Number of shares issued, to date, in payment for Services	--
(3) Cash amount paid to date for Services	$180,000
(4) Amount remaining owing for Services	$84,480
(5) Amount remaining owing for Services that will be paid in cash	--
(6) Amount remaining owing for Services that will be paid in shares	$84,480
(7) Number of shares that Marchant will own after all payments owing for Services are made(1)	844,800	(2)
___________________________________

(1)	Marchant currently does not own any shares of the Company’s common stock.
(2)
This number assumes that the per share purchase price under the Securities Purchase Agreement will be $0.10.  If it is lower than $0.10, then a greater aggregate number of shares of the Company’s common stock will be issued to Marchant.  At the date of this proxy statement, the per share purchase price is not determinable.

Marchant is acting as exclusive placement agent in Canada in connection with the sale of shares of the Company’s common stock under the Securities Purchase Agreement.  For such service, the Company has agreed to pay, but has not yet paid, Marchant a commission equal to 6% of the aggregate gross proceeds realized from sales to those Investors who are Canadian residents for purposes of applicable securities laws.  Such commission totals $46,080.  Subject to obtaining the requisite stockholder and regulatory approvals, the Company proposes to pay such commission by issuing to Marchant shares of the Company’s common stock, at a per share price equal to the per share price at which the Investors will be purchasing shares of the Company’s common stock pursuant to the Securities Purchase Agreement.

Marchant introduced the Company to the Bridge Lenders and, for such service, has been paid a commission of $180,000 to date, representing 6% of $3,000,000—which is the aggregate principal amount of the Bridge Loan that was advanced on February 19, 2008.  The Company has agreed to pay, but has not yet paid, Marchant a commission on the portion of the $300,000 aggregate principal amount of the Bridge Loan, that was advanced on May 5, 2008, by those Bridge Lenders who are Canadian residents for purposes of applicable securities laws.  In addition, the Company has agreed to pay, but has not yet paid, Marchant a commission on the portion of the $3,403,500 aggregate principal amount of the Bridge Loan, announced on July 28, 2008, that was advanced by those Bridge Lenders who are Canadian residents for purposes of applicable securities laws.  Such outstanding commissions total $38,400, which amount the Company proposes to pay, subject to obtaining the requisite stockholder and regulatory approvals, by issuing to Marchant shares of the Company’s common stock, at a per share price equal to the per share price at which the Investors will be purchasing shares of the Company’s common stock pursuant to the Securities Purchase Agreement.

If the per share purchase price of the Company’s common stock under the Securities Purchase Agreement is $0.10, then an aggregate of 844,800 shares of the Company’s common stock will be issued to Marchant in payment of the commissions owing to it, as described above.  If the per share purchase price is lower than $0.10, then a greater aggregate number of shares of the Company’s common stock will need to be issued to Marchant in order to achieve the same objective of satisfying the payment of the commissions owing to it, as described above.  At the date of this proxy statement, the per share purchase price is not determinable.  If, and to the extent that, the Company’s common stock trades above $0.10 per share on the closing date of the sale under the Securities Purchase Agreement, Marchant will acquire shares of the Company’s common stock, in payment of the commissions owing to it, at a discount to the market price.

The Company intends to qualify for resale shares of the Company’s common stock issued to Marchant, in payment of the commissions owing to it, by including such shares in the Registration Statement.

Reasons for the Proposal

As the Company’s cash resources are scarce despite the anticipated net aggregate proceeds of the sale of shares of the Company’s common stock to the Investors pursuant to the Securities Purchase Agreement, it is in the best interests of the Company to conserve its cash to the extent practicable.  Payment of the commissions owing to Marchant in the manner described above will assist the Company’s cash conservation efforts.

Note that the proposed issuance of shares of the Company’s common stock to Marchant will result in a further dilution of the holdings of the Company’s current stockholders.

Interest of Officer and Director

Marchant is indirectly beneficially owned, as to approximately 32%, by Mr. Vamvakas, the Company’s Chairman of the Board and Chief Executive Officer, and members of his family.  Mr. Vamvakas is standing for re-election to the Board.  He is neither a director nor an officer of Marchant.

As a result of his indirect interest in this proposal, Mr. Vamvakas recused himself from the Board’s decision to recommend, to the Company’s stockholders, a vote “For” this proposal.

Resolution

Appendix E to this proxy statement sets forth the full text of the resolution to approve the issuance to Marchant of shares of the Company’s common stock, in payment of the commissions owing for services rendered by Marchant in connection with the Securities Purchase Agreement and the Bridge Loan, at a per share price equal to the per share price at which the Investors will be purchasing shares of the Company’s common stock pursuant to the Securities Purchase Agreement (the “Appendix E Resolution”).  If the Appendix E Resolution is adopted by the Company’s stockholders, then the Board will have the authority, without any further action on the part of the Company’s stockholders to issue to Marchant that number of shares of the Company’s common stock required to satisfy, in full, the payment of the commissions owing to Marchant in the manner described above.

Required Vote and Recommendation

The affirmative vote of the majority of the votes cast at the Stockholders Meeting, at which a quorum is present, is required to adopt the Appendix E Resolution.  Unless otherwise directed, the management representatives designated in the enclosed proxy card intend to vote the shares of OccuLogix’s common stock, for which they have been appointed, FOR the Appendix E Resolution.

The Board unanimously recommends a vote FOR the Appendix E Resolution, with Mr. Vamvakas recording his abstention.

PROPOSAL VIII

Extension of Terms of Stock Options

On January 9, 2008, the Company announced the termination of employment of five members of its executive team and the pending termination of employment of two other members.  The employment with OccuLogix of John Cornish (formerly, Vice President, Operations), Julie Fotheringham (formerly, Vice President, Marketing), Stephen Parks (formerly, Vice President, Sales) and Stephen Westing (formerly, Vice President, Medical and Scientific Development) ended, effective January 4, 2008, and that of David Eldridge (formerly, Vice President, Science and Technology) ended, effective January 8, 2008.  In addition, the employment with OccuLogix of Nozait Chaudry-Rao (formerly, Vice President, Clinical Research) and Stephen Kilmer (formerly, Vice President, Investor & Public Affairs) ended on January 31, 2008.

The termination of these individuals’ employment was without cause, entitling each of them to an immediate lump-sum severance payment, under their respective employment agreements with the Company, in an amount equal to 12 months’ base salary plus 2.5% of such amount in respect of entitlement to benefits.  However, in light of the Company’s financial condition, each of these individuals voluntarily agreed to a modification of the timetable according to which his or her severance would be paid.

Accordingly, pursuant to the agreement reached with each of these individuals, from the date of termination of his or her employment to March 31, 2008 inclusive, the Company continued to pay each of them, on a semi-monthly basis according to the Company’s regular payroll practices, amounts equal to the base salary that he or she was earning prior to the date of termination of his or her employment.  The aggregate gross base salary amount paid to each of these individuals during such period will be deducted from his or her severance entitlement, which we now anticipate will become due and payable upon the closing of the transactions contemplated by the Merger Agreement and the Securities Purchase Agreement or, if the requisite stockholder approval is not obtained for those transactions, at the end of the Stockholders Meeting.

In consideration of these individuals’ agreement to defer the payment of their respective severance entitlement, subject to obtaining the requisite approval of the Company’s stockholders, the Board agreed to extend the respective terms of the time-based stock options of the Company, held by these individuals, until the tenth anniversaries of their respective dates of grant.  In the absence of this proposed extension, these stock options would have expired at the end of the three-month period following the respective dates of termination of the holders’ employment.

Subject to obtaining the requisite approval of the Company’s stockholders, the Board also agreed to extend, until the tenth anniversaries of their respective dates of grant, the respective terms of the time-based stock options of the Company held by the then remaining members of the executive team—being Mr. Vamvakas, Thomas P. Reeves (President and Chief Operating Officer), William G. Dumencu (Chief Financial Officer and Treasurer) and Ms. Kim (General Counsel)—as an incentive to remain with the Company despite the challenging circumstances.  (Mr. Reeves’ employment with the Company was terminated subsequently—on June 30, 2008.)

In addition, subject to obtaining the requisite approval of the Company’s stockholders, the Board agreed to extend, until the tenth anniversaries of their respective dates of grant, the respective terms of the time-based stock options of the Company held by those current directors who are not standing for re-election to the Board—being Messrs. Holmes and Noël and Dr. Omenn.

Under this proposal, there would be no change to the exercise price or the vesting schedule of any of the affected stock options.

The following table sets out the numbers, and the respective dates of grant, of the stock options that are subject to the proposed term extension.  Also indicated in the following table are the current exercise prices of these stock options, their vesting schedule and their new expiration dates (assuming that the requisite approval of the Company’s stockholders for the proposed extension of the term of these stock options is obtained).  All of these stock options were granted under the 2002 Stock Option Plan, other than the 200,000 stock options which were granted to Mr. Parks on October 4, 2005.

Stock Options Subject to Proposed Term Extension

Name of Holder	Stock Options Subject to Proposed Term Extension	Current Exercise Price of Stock Options Subject to Proposed Term Extension ($)	Date of Grant	Vesting Schedule	Proposed Expiration Date

Elias Vamvakas(1)	4,583	1.30	08/01/02	Vested	08/01/12

	500,000	0.99	07/01/03	Vested	07/01/13

	300,000	1.90	08/03/06	Vested	08/03/16

	100,000	1.11	07/03/07	1/3 vested; remaining 2/3 vesting as to 1/3 on each anniversary of grant date	07/03/17

Thomas P. Reeves	300,000	2.05	12/16/04	Vested	12/16/14

	20,000	1.82	03/10/07	1/3 vested; remaining 2/3 vesting as to 1/3 on each anniversary of grant date	03/10/17

	100,000	1.11	07/03/07	1/3 vested; remaining 2/3 vesting as to 1/3 on each anniversary of grant date	07/03/17

William G. Dumencu	100,000	0.99	08/01/03	Vested	08/01/13

	30,000	1.11	07/03/07	1/3 vested; remaining 2/3 vesting as to 1/3 on each anniversary of grant date	07/03/17

David C. Eldridge	36,924	1.30	10/01/02	Vested	10/01/12

	59,798	0.99	07/01/03	Vested	07/01/13

	30,000	1.11	07/03/07	1/3 vested; remaining 2/3 vesting as to 1/3 on each anniversary of grant date	07/03/17

Nozait Chaudry-Rao	80,000	2.05	02/10/06	2/3 vested; remaining 1/3 vesting on next anniversary of grant date	02/10/16

	30,000	1.11	07/03/07	1/3 vested; remaining 2/3 vesting as to 1/3 on each anniversary of grant date	07/03/17

John Cornish	25,000	1.30	08/01/02	Vested	08/01/12

	80,000	0.99	07/01/03	Vested	07/01/13

	30,000	1.11	07/03/07	1/3 vested; remaining 2/3 vesting as to 1/3 on each anniversary of grant date	07/03/17

Name of Holder	Stock Options Subject to Proposed Term Extension	Current Exercise Price of Stock Options Subject to Proposed Term Extension ($)	Date of Grant	Vesting Schedule	Proposed Expiration Date

Julie A. Fotheringham	80,000	2.05	12/16/04	Vested	12/16/14

	30,000	1.11	07/03/07	1/3 vested; remaining 2/3 vesting as to 1/3 on each anniversary of grant date	07/03/17

Stephen J. Kilmer	80,000	2.05	12/16/04	Vested	12/16/14

	30,000	1.11	07/03/07	1/3 vested; remaining 2/3 vesting as to 1/3 on each anniversary of grant date	07/03/17

Suh Kim	100,000	1.82	03/10/07	1/3 vested; remaining 2/3 vesting as to 1/3 on each anniversary of grant date	03/10/17

	30,000	1.11	07/03/07	1/3 vested; remaining 2/3 vesting as to 1/3 on each anniversary of grant date	07/03/17

Stephen B. Parks	200,000	2.05	10/04/05	2/3 vested; remaining 1/3 vesting on next anniversary of grant date	10/04/15

	30,000	1.11	07/03/07	1/3 vested; remaining 2/3 vesting as to 1/3 on each anniversary of grant date	07/03/17

Stephen H. Westing	80,000	2.05	02/10/06	2/3 vested; remaining 1/3 vesting on next anniversary of grant date	02/10/16

	30,000	1.11	07/03/07	1/3 vested; remaining 2/3 vesting as to 1/3 on each anniversary of grant date	07/03/17

Jay T. Holmes(1)	25,000	2.05	12/16/04	Vested	12/16/14

	25,000	1.11	07/03/07	1/3 vested; remaining 2/3 vesting as to 1/3 on each anniversary of grant date	07/03/17

Georges Noël(1)	25,000	0.99	07/01/03	Vested	07/01/13

	25,000	1.11	07/03/07	1/3 vested; remaining 2/3 vesting as to 1/3 on each anniversary of grant date	07/03/17

Gilbert S. Omenn(1)	25,000	1.11	07/03/07	1/3 vested; remaining 2/3 vesting as to 1/3 on each anniversary of grant date	07/03/17

TOTAL	2,641,305	N/A	N/A	N/A	N/A

(1)
Certain stock options held by Messrs. Vamvakas, Holmes and Noël and Dr. Omenn already have 10-year terms and, therefore, are not shown in this table.  See “Additional Information on Executive Compensation—Outstanding Equity Awards at 2007 Fiscal Year-End”.

Resolution

Appendix F to this proxy statement sets forth the full text of the resolution to approve and adopt the proposed extension of the terms of the stock options of OccuLogix, held by the above-named individuals, until the tenth anniversaries of their respective dates of grant (the “Appendix F Resolution”).  If the Appendix F Resolution is adopted by the Company’s stockholders, then without any further action on the part of the holders of such stock options or the Company’s stockholders, the Board will have the authority to effect the proposed extension of the terms of such stock options.

Required Vote and Recommendation

The affirmative vote of the majority of the votes cast at the Stockholders Meeting, at which a quorum is present, is required to adopt the Appendix F Resolution.  For purposes of this approval, the votes attached to shares of OccuLogix’s common stock beneficially owned by the holders of stock options, the terms of which are subject to the proposed extension, and the votes attached to shares beneficially owned by such holders’ spouses, partners and certain other related persons, will not be counted in determining whether the necessary level of stockholder approval has been obtained.  In addition (and without duplication), for purposes of this approval, the votes attached to shares of OccuLogix’s common stock beneficially owned by directors and officers, and the votes attached to shares beneficially owned by such holders’ spouses, partners and certain other related persons, will not be counted in determining whether the necessary level of stockholder approval has been obtained.  Unless otherwise directed, the management representatives designated in the enclosed proxy card intend to vote the shares of OccuLogix’s common stock, for which they have been appointed, FOR the Appendix F Resolution.

The Board unanimously recommends a vote FOR the Appendix F Resolution.

PROPOSAL IX

Note:  Proposal IX is conditioned on Proposals III, IV, V, VI and VII.  If any of Proposals III, IV, V, VI or VII is not approved by the Company’s stockholders, then we will not take action with respect to Proposal IX.

Increase in Share Reserve under the 2002 Stock Option Plan

Outstanding Severance Liability

Currently, the maximum number of shares of OccuLogix’s common stock issuable upon the exercise of stock options issued under the 2002 Stock Option Plan is 6,456,000.  Such share reserve represents approximately 11.27% of the issued and outstanding shares of the Company’s common stock and, together with the number of stock options outstanding outside the 2002 Stock Option Plan, represents approximately 12.27% of the issued and outstanding shares of the Company’s common stock.

We are proposing to issue, to current and former members of the Company’s executive team, stock options under the 2002 Stock Option Plan in compromise of all or a portion of their severance entitlement under their respective employment agreements.

Each of Drs. Eldridge, Chaudry-Rao and Westing, Messrs. Cornish, Kilmer, Parks and Reeves and Ms. Fotheringham has a contractual right to receive severance pay from the Company as a result of his or her without-cause termination of employment.  We anticipate that such severance payments will become due and payable upon the closing of the transactions contemplated by the Merger Agreement and the Securities Purchase Agreement or, if the requisite stockholder approval is not obtained for those transactions, at the end of the Stockholders Meeting.  See “Proposal VIII—Extension of Terms of Stock Options”.

Following the closing of the merger (assuming that each of Proposals IV, V and VI and this Proposal VII receives the requisite approval of the Company’s stockholders), it is contemplated that Mr. Vamvakas will resign the office of Chief Executive Officer and become non-executive Chairman of the Board.  It also is contemplated that Ms. Kim will not continue employment with the Company.  See “Proposal IV—Management Following the Merger”.  Upon their departure from the Company, each of Mr. Vamvakas and Ms. Kim will be entitled to a severance payment under their respective employment agreements.  Mr. Vamvakas will be entitled to receive a payment equal to 24 months of his salary and bonus (which amount will equal the average annual bonus earned by him during his employment with the Company), provided that the total lump sum payment is no less than $1,400,000.  See “Additional Information on Executive Compensation—Employment Contracts—Elias Vamvakas”.  Ms. Kim will be entitled to receive a payment equal to 12 months of her base salary plus 2.5% of such amount in respect of entitlement to benefits.

In aggregate, the Company anticipates a liability of $3,719,384 in respect of the severance entitlement of the above-named individuals.

Following the termination of employment of the departed executives and their voluntary agreement to modify the timetable according to which their severance would be paid, it became apparent to the remaining executives of the Company, as they were continuing to attempt to raise additional financing for the Company, that prospective investors were concerned about such a significant amount of the proceeds of any financing being used to fulfill the Company’s severance obligations owing to former executives and to executives whose employment is expected to be terminated.  In order to enhance the Company’s ability to complete a successful financing, all of the above-named individuals (with the exception of one individual) consented to a compromise of their respective severance entitlement.  Each of them has agreed that the Company may satisfy up to 50% of the amount remaining owing to him or her (or to be owing to him or her in the future, in the case of Mr. Vamvakas and Ms. Kim), in respect of severance, by issuing to him or her stock options of OccuLogix upon substantially the terms and conditions described in this proxy statement.  Each of Messrs. Vamvakas and Cornish has agreed that the Company may satisfy up to 100% of the amount remaining owing to him (or to be owing to him in the future, in the case of Mr. Vamvakas), in respect of severance, by issuing to him stock options of OccuLogix upon substantially the terms and conditions described in this proxy statement.  See “—Calculation of Numbers of Stock Options”.  Such compromise would represent a total cash savings to the Company of approximately $2,611,318.

Under Mr. Dumencu’s employment agreement, upon a without-cause termination of his employment, he is entitled to receive a lump sum severance equal to 12 months’ salary plus a cash amount equal to 2.5% of such amount in respect of his entitlement to benefits.  See “Additional Information on Executive Compensation—Employment Contracts—William G. Dumencu”.  As an incentive for Mr. Dumencu to remain with the Company despite the challenging circumstances, the Company has agreed to treat Mr. Dumencu in substantially the same manner as it has agreed to treat the Company’s departed executives and the executives whose employment is expected to be terminated.  Accordingly, the Company has agreed (i) to pay Mr. Dumencu 50% of his severance entitlement in cash and (ii) to issue to him stock options of OccuLogix upon substantially the terms and conditions described in this proxy statement, in respect of the other 50% of his severance entitlement, all upon the closing of the transactions contemplated by the Merger Agreement and the Securities Purchase Agreement.  In return, Mr. Dumencu has agreed to a reduction in his future severance entitlement under his employment agreement.  Provided that the aforementioned cash payment and stock options grant are made to Mr. Dumencu, his employment agreement will be amended to provide for a reduced severance entitlement of three months’ salary plus 2.5% of such amount in respect of his entitlement to benefits.

Calculation of Numbers of Stock Options

The affected individuals, including Mr. Dumencu, agreed to the proposed compromise of their severance entitlement on the understanding that they would incur substantially the same investment risk that the Investors would incur in purchasing shares of the Company’s common stock pursuant to the Securities Purchase Agreement.  In order to achieve that objective, the per share exercise price of the stock options of OccuLogix to be issued to the affected individuals should be equal to the per share purchase price of the Company’s common stock under the Securities Purchase Agreement.  However, as the latter will be the lower of (i) $0.10 and (ii) the volume-weighted average closing price of the Company’s common stock on the Primary Trading Market for the 15-trading day period immediately preceding the closing date of the sale, it will not be possible to ensure that the per share exercise price of the stock options to be issued to the affected individuals will equal the per share purchase price of the Company’s common stock under the Securities Purchase Agreement since the exercise price of these stock options on the date of their grant must not be less than their fair market value on that date, determined in accordance with the terms of the 2002 Stock Option Plan and applicable stock exchange rules.  See “Additional Information on Executive Compensation—Employee Benefit Plans—Administration”.

Accordingly, the Company has determined a methodology to put the affected individuals in the same economic position as they would be in, if the Company were able to fix the per share exercise price of the stock options in question at the per share purchase price of the Company’s common stock under the Securities Purchase Agreement.  Under this methodology, the number of stock options to be issued to each affected individual would be calculated in accordance with the following formula:

(Compromised Severance X Ultimate Value)
(1 – Tax Rate)
(Terminal Value – Market Price)

where:

“Compromised Severance” = the dollar amount of the severance obligation owing to an affected individual that is being paid in stock options in lieu of cash;

“Ultimate Value” = the ultimate after-tax cash value of each dollar of Compromised Severance;

“Tax Rate” = the percentage tax rate applicable to the affected individual in respect of stock options exercise;

“Terminal Value” = the currently projected per share terminal value of the Company, as determined by management; and

“Market Price” = the per share price of the Company’s common stock on the Primary Trading Market at the time of closing of the sale of shares of the Company’s common stock pursuant to the Securities Purchase Agreement.

“Ultimate Value” is a measure of the ultimate value to an affected individual of each dollar of Compromised Severance, assuming that the Company ultimately realizes the Terminal Value and taking into account tax effects to the affected individual.  “Ultimate Value” is calculated by determining, using the Black-Scholes valuation method, the value of a stock option issued to an affected individual based on an attributed value equal to the per share purchase price of the Company’s common stock pursuant to the Securities Purchase Agreement.  The Compromised Severance is divided by that Black-Scholes value of the stock option, which quotient would be representative of the number of stock options issuable to the affected individual.  That number of stock options is then multiplied by the Terminal Value.  From the product of that multiplication would be subtracted (i) the aggregate exercise price of those stock options, assuming an exercise price equal to the per share purchase price of the Company’s common stock pursuant to the Securities Purchase Agreement, and (ii) the tax liability that would be incurred in connection with an exercise of those stock options.  The difference produced by that subtraction then would be divided by the Compromised Severance, and that quotient is the “Ultimate Value”—which is reflective of the net return generated by each dollar of severance compromised by the affected individual.

The following table sets out the numbers of OccuLogix stock options that would be issued to each of the affected individuals, calculated using the above-described methodology.  For purposes of the following table, we have assumed that the per share purchase price of the Company’s common stock pursuant to the Securities Purchase Agreement will be $0.10.  Should the Market Price be greater than $0.10, the numbers of stock options that would need to be issued to each of the affected individuals will increase.  Accordingly, the numbers shown in the table are for illustrative purposes only.

Name of Affected Individual	Value of Compromised Severance ($)	Number of Stock Options to Be Granted (1)(2)(3)
Elias Vamvakas	1,570,008	18,046,066
Thomas P. Reeves	482,569	5,546,766
William G. Dumencu	94,439	1,085,504
David C. Eldridge	77,500	890,804
Nozait Chaudry-Rao	80,213	921,982
John Cornish	90,460	1,039,773
Julie A. Fotheringham	60,159	691,487
Suh Kim	112,750	1,295,977
Stephen B. Parks	77,500	890,804
Stephen H. Westing	60,159	691,487
TOTAL	2,705,757	31,100,650
___________________________________

(1)	We have assumed that the per share exercise price of the stock options to be granted to the affected individuals will be $0.10.
(2)	The stock options will be granted to the affected individuals prior to the implementation of the proposed reverse stock split. See “Proposal X”.
(3)
The number of stock options to be granted to each of the affected individuals will be affected by the income tax rate applicable to him or her.  For purposes of this illustrative table, we have assumed that each affected individual will take all necessary action to ensure that the exercise of his or her stock options will qualify for capital gains treatment in his or her jurisdiction of residence.

The stock options to be issued to the affected individuals will be exercisable immediately upon grant and will have a term of ten years.

Required Increase in Share Reserve under the 2002 Stock Option Plan

There is insufficient room in the share reserve under the 2002 Stock Option Plan to implement the proposed severance compromise.  We are proposing that the share reserve be increased by 53,544,000 and anticipate that this number should be adequate to implement the proposed severance compromise and also meet the Company’s compensation objectives, going forward.  If increased as proposed, the share reserve under the 2002 Stock Option Plan will represent approximately 26.2% of the number of shares of the Company’s common stock that will be issued and outstanding, after giving effect to the transactions contemplated by the Merger Agreement and the Securities Purchase Agreement and the pre-payment of the Bridge Loan and the payment of the commissions owing to Marchant in the manner being proposed.

Reasons for the Proposal

The Company’s cash resources are scarce despite the anticipated net aggregate proceeds of the sale of shares of the Company’s common stock to the Investors pursuant to the Securities Purchase Agreement.  The Investors and the minority stockholders of OcuSense have an expectation that the Company will achieve the cash savings represented by the severance compromise.  If such cash savings is not achieved, it is unlikely that the closing condition in the Merger Agreement requiring OccuLogix to be capitalized with at least $1,000,000 of unrestricted cash will be met.  The Company will run out of cash if the merger and the other transactions contemplated by the Merger Agreement are not consummated, since the closing of those transactions is a condition precedent to the Investors’ obligations to purchase shares of the Company’s common stock pursuant to the Securities Purchase Agreement.

Note that the above-described severance compromise, if implemented, represents a potential for significant dilution of the holdings of the Company’s current stockholders.

Interest of Director

If the proposed increase in the share reserve under the 2002 Stock Option Plan is approved, and the above-described severance compromise is implemented, Mr. Vamvakas will be issued a significant number of stock options of OccuLogix.

As a result of his interest in this proposal, Mr. Vamvakas did not participate in the Board’s decision to recommend, to the Company’s stockholders, a vote “For” this proposal.

Resolution

Appendix G to this proxy statement sets forth the full text of the resolution to increase the share reserve under the 2002 Stock Option Plan by 53,544,000, from 6,456,000 to 60,000,000 (the “Appendix G Resolution”).

Required Vote and Recommendation

The affirmative vote of the majority of the votes cast at the Stockholders Meeting, at which a quorum is present, is required to adopt the Appendix G Resolution.  For purposes of this approval, the votes attached to shares of OccuLogix’s common stock beneficially owned by directors and officers, and the votes attached to shares beneficially owned by such holders’ spouses, partners and certain other related persons, will not be counted in determining whether the necessary level of stockholder approval has been obtained.  Unless otherwise directed, the management representatives designated in the enclosed proxy card intend to vote the shares of OccuLogix’s common stock, for which they have been appointed, FOR the Appendix G Resolution.

The Board unanimously recommends a vote FOR the Appendix G Resolution, with Mr. Vamvakas recording his abstention.

PROPOSAL X

Note:  Proposal X is conditioned on Proposal III.  If Proposal III is not approved by the Company’s stockholders, then we will not take action with respect to Proposal X.

Background

The Board is seeking authority to effect a recapitalization of the Company’s share capital following the implementation of the transactions contemplated by the Merger Agreement and the Securities Purchase Agreement, and following the pre-payment of the Bridge Loan and the payment of the commissions owing to Marchant in the manner proposed.  The proposed recapitalization would result in (i) a reverse split of the issued and outstanding shares of the Company’s common stock in a ratio of up to 1:25, if at all, with the actual ratio and the timing of such reverse split to be determined by the Board in its sole discretion, and (ii) a decrease in the number of authorized shares of the Company’s common stock from 500,000,000 to a number equal to 500,000,000 multiplied by 50% of the reverse split ratio, provided that such reverse split is effected.

Following the implementation of the transactions contemplated by the Merger Agreement and the Securities Purchase Agreement, and following the pre-payment of the Bridge Loan and the payment of the commissions owing to Marchant in the manner proposed, there will be at least 237,993,825 shares of OccuLogix’s common stock issued and outstanding.  The Board believes that it would not be in the best interests of the Company or its stockholders for the Company to have such a large number of shares of its capital stock issued and outstanding.

In addition, on September 18, 2007, OccuLogix received a letter from NASDAQ, indicating that, for the previous 30 consecutive business days, the bid price of the Company’s common stock closed below the minimum $1.00 per share requirement (the “Minimum Bid Price Rule”) for continued inclusion under Marketplace Rule 4450(e)(5).  Therefore, in accordance with Marketplace Rule 4450(e)(2), the Company was provided 180 calendar days, or until March 17, 2008, to regain compliance with the Minimum Bid Price Rule.  On March 18, 2008, the Company received a letter from NASDAQ, indicating that the Company had not regained compliance with the Minimum Bid Price Rule and that the Company’s securities are, therefore, subject to delisting from The NASDAQ Global Market.

At that time, OccuLogix confirmed its intention to appeal this delisting determination to a NASDAQ Listing Qualifications Panel.  On April 24, 2008, members of management appeared before a NASDAQ Listing Qualifications Panel (the “Panel”) and submitted a detailed compliance plan.  We described Proposals IV, V and VI to the Panel and also disclosed an intention to effect a reverse split of the issued and outstanding shares of the Company’s common stock in a ratio of up to 1:25.  In its letter of March 18, 2008, NASDAQ indicated that, historically, NASDAQ Listing Qualifications Panels generally have viewed a near-term reverse stock split as the only definitive plan acceptable to resolve a bid price deficiency.

On May 29, 2008, we received a letter from NASDAQ informing us that the Panel had determined to grant the Company’s request for continued listing.  The Panel’s determination was subject to the conditions that, on or before July 24, 2008, the Company inform the Panel that it has obtained stockholder approval for, and implemented, the reverse stock split and that the Company’s stock evidence a closing bid price of at least $1.00 for a minimum of ten consecutive trading days.  The Panel’s determination was subject to the further condition that, on or before July 24, 2008, the Company disclose, in a Current Report on Form 8-K, pro forma financial statements evidencing stockholders’ equity of at least $10,000,000 or demonstrate compliance with one of NASDAQ’s alternative listing criteria.

On June 27, 2008, we sent a letter to the Panel, requesting the transfer of our listing to The NASDAQ Capital Market and an extension of the Panel’s July 24, 2008 deadline through August 29, 2008.  On July 28, 2008, we received a letter from NASDAQ informing us that the Panel has determined to grant the Company’s requests for approval to transfer the listing of its common stock from The NASDAQ Global Market to The NASDAQ Capital Market and for an extension of time to regain compliance with the applicable continued listing requirements.  The Panel’s determination is subject to the condition that, on or before August 29, 2008, the Company disclose, in a Current Report on Form 8-K, pro forma financial statements evidencing stockholders’ equity of at least $2,500,000 or demonstrate compliance with one of NASDAQ’s alternative listing criteria and the further condition that, on or before September 16, 2008, the Company inform the Panel that the Company’s common stock has evidenced a closing bid price of $1.00 or more for a minimum of ten consecutive trading days.  The transfer of the listing of the Company’s common stock to The NASDAQ Capital Market was effective at the opening of business on July 30, 2008.  Such transfer remains contingent upon the successful completion of an application and review process.

Impact of Reverse Stock Split, if Implemented

If approved and implemented, the reverse stock split will be realized simultaneously, and in the same ratio, for all of the issued and outstanding shares of the Company’s common stock and will affect all issued and outstanding shares of the Company’s common stock and outstanding rights to acquire the same uniformly.  It will not affect any stockholder’s percentage ownership in the Company, except to the extent that the reverse stock split would result in any holder of the Company’s common stock receiving whole shares instead of fractional shares.  See “—Fractional Shares”.  As described below, holders of shares of the Company’s common stock, who otherwise would be entitled to fractional shares as a result of the reverse stock split, will receive whole shares in lieu of such fractional shares.  In addition, the reverse stock split will not affect any stockholder’s proportionate voting power, subject to the treatment of fractional shares.

The principal effects of the reverse stock split will be the following.

•
The number of shares of the Company’s common stock owned by a stockholder will be reduced to the number obtained by dividing (i) the number of shares of the Company’s common stock owned by such stockholder by (ii) the denominator of the reverse split ratio.  For example, if the reverse split ratio is 1:25, then each 25 shares of the Company’s common stock owned by a stockholder will be combined into one share of the Company’s common stock.

•
Based on the reverse split ratio selected by the Board in its sole discretion, proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding stock options and warrants to purchase shares of the Company’s common stock.

•	The share reserve under the 2002 Stock Option Plan will be reduced proportionately, based on the reverse split ratio selected by the Board in its sole discretion.

Fractional Shares

Stockholders will not receive fractional shares of the Company’s common stock as a result of the reverse stock split.  A holder of shares of the Company’s common stock, who otherwise would be entitled to a fractional share as a result of the reverse stock split, will receive a whole share of the Company’s common stock in lieu of such fractional share.

Board Discretion to Implement the Reverse Stock Split

If the reverse stock split is approved by the Company’s stockholders, it will be implemented, if at all, only upon a determination by the Board, in its sole discretion, that a reverse stock split is in the best interests of the Company and its stockholders.  Although the Board will not be required to implement the reverse stock split, in view of the Company’s non-compliance with the Minimum Bid Price Rule and the Company’s submission to the Panel in connection with that matter, it is the Board’s intention, at the date of this proxy statement, to implement the reverse stock split.  If the Board determines to implement the reverse stock split, it will consider various factors in selecting the reverse split ratio, including, but not limited to, the recent trading history of the Company’s common stock and the overall market conditions.

If the Board does not implement the reverse stock split on or prior to November 30, 2008, then the Board’s authority to effect the reverse stock split on the terms described in this proxy statement will terminate.

Effective Date

If implemented, the reverse stock split would become effective as of 11:59 p.m. (Eastern time) on the date of filing, with the Secretary of State of the State of Delaware, of an amendment to the Company’s Amended and Restated Certificate of Incorporation that provides for the reverse stock split.  No action on the part of the Company’s stockholders will be necessary to effect the reverse stock split.

Effect on “Street Name” Holders of Common Stock

Following the reverse stock split, if any, the Company intends to treat stockholders who hold their shares of the Company’s common stock in “street name” (through a brokerage firm, bank, dealer or other similar organization) in the same manner as registered stockholders.  Brokerage firms, banks, dealers and similar organizations will be instructed to effect the reverse stock split for their clients who are beneficial owners of shares of the Company’s common stock.

Effect on “Book-Entry” Holders of Common Stock

Certain stockholders may hold some or all of their shares of the Company’s common stock electronically in book-entry form with the Company’s transfer agent.  No action need be taken by any such stockholder in order to receive post-reverse stock split shares of the Company’s common stock.  If such a stockholder is entitled to receive post-reverse stock split shares, the Company’s transfer agent will send a transaction statement to such stockholder’s address of record, indicating the number of shares of the Company’s common stock held by such stockholder following the reverse stock split, if any.

Effect on Certificated Shares of Common Stock

Stockholders holding shares of the Company’s common stock in certificated form will be sent a transmittal letter by the Company’s transfer agent as soon as practicable following the reverse stock split, if any.  The transmittal letter will contain instructions on how such stockholders should surrender their certificates representing shares of the Company’s common stock to the Company’s transfer agent in exchange for new certificates representing their post-reverse stock split shares of the Company’s common stock.  No new certificate will be issued to any stockholder until such stockholder has surrendered all of his, her or its old certificates, together with a properly completed and executed transmittal letter, to the Company’s transfer agent.  New certificates will be issued with the same restrictive legends, if any, as may have appeared on the exchanged old certificates.

No Appraisal Rights

The Company’s stockholders are not entitled to appraisal rights under the Delaware General Corporation Law, the Company’s Amended and Restated Certificate of Incorporation or the Company’s Amended and Restated Bylaws, and the Company will not provide stockholders with any such rights.  There may exist other rights or actions under law for stockholders who are aggrieved.  However, the nature and extent of such rights or actions are uncertain and may vary depending on the facts or circumstances.  Stockholder challenges to corporate action in general are related to the fiduciary responsibilities of corporate officers and directors and to the fairness of corporate transactions.

U.S. Federal Income Tax Consequences of Reverse Stock Split

The following is a summary of certain U.S. federal income tax consequences of the reverse stock split, if any.

No gain or loss should be recognized by a stockholder upon such stockholder’s exchange of pre-reverse split shares of the Company’s common stock for post-reverse stock split shares, following the reverse stock split, if any.  In connection with the reverse stock split (including any fraction of a post-reverse stock split share deemed to have been received), the tax basis will be the same as such stockholder’s aggregate tax basis in the pre-reverse stock split shares exchanged therefor.  Such stockholder’s holding period for the post-reverse stock split shares will include the period during which such stockholder held the pre-reverse stock split shares.

The Company’s view regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts.  Accordingly, stockholders are urged to consult their own tax advisors with respect to their particular circumstances and the potential tax consequences to them of the reverse stock split.

This summary is of a general nature only, is not exhaustive of all U.S. federal income tax considerations and is not intended to be, nor should it be construed to be, legal or tax advice to stockholders.  Furthermore, it does not address any state, local or foreign income or other tax consequences.  Also, it does not address the tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, non-resident alien individuals, broker-dealers and tax-exempt entities.  Accordingly, stockholders are urged to consult their own tax advisors with respect to their particular circumstances.  This summary is based on the provisions of the U.S. federal income tax law at the date of this proxy statement, which is subject to change retroactively as well as prospectively.  This summary also assumes that the pre-reverse stock split shares were, and the post-reverse stock split shares will be, held as a “capital asset” (as such term is defined in the Internal Revenue Code of 1986, as amended), being, generally, property held for investment.

Canadian Federal Income Tax Consequences of Reverse Stock Split

The following summary describes the principal Canadian federal income tax considerations under the Income Tax Act (Canada) (the “Tax Act”) generally applicable to stockholders whose shares of the Company’s common stock are consolidated pursuant to the reverse stock split, if any, and who for purposes of the Tax Act, are resident in Canada, hold such shares as capital property and deal at arm’s length, and are not affiliated, with the Company.

Such stockholder will not realize a capital gain or a capital loss as a result of the implementation of the reverse stock split.

This summary is of a general nature only, is not exhaustive of all Canadian income tax considerations and is not intended to be, nor should it be construed to be, legal or tax advice to stockholders.  Accordingly, stockholders are urged to consult their own tax advisors with respect to their particular circumstances.  This summary is based on the current provisions of the Tax Act, the regulations thereunder (the “Regulations”) and the current published administrative practices and policies of the Canada Revenue Agency and takes into account all specific proposals to amend the Tax Act and the Regulations announced by the Minister of Finance (Canada) prior to the date of this proxy statement.  This summary does not take into account or anticipate any other changes in the law or administrative practices, whether by judicial, governmental or legislative action or decision, nor does it take into account any provincial, territorial or foreign income tax legislation or considerations.

Decrease in the Number of Authorized Shares of Common Stock

If Proposal III is approved by the Company’s stockholders, the number of authorized shares of the Company’s common stock will be 500,000,000.  Following the implementation of the transactions contemplated by the Merger Agreement and the Securities Purchase Agreement, and following the pre-payment of the Bridge Loan and the payment of part of the commissions owing to Marchant in the manner proposed, there will be at least 237,993,825 shares of OccuLogix’s common stock issued and outstanding.  Following the implementation of the reverse stock split, that number will be reduced by up to 25 times.  The Board believes that, should the reverse stock split be implemented, it would not be in the best interests of the Company and its stockholders to maintain the number of authorized shares of the Company’s common stock at 500,000,000.  Accordingly, we are seeking authority to effect a decrease in the number of authorized shares of the Company’s common stock from 500,000,000 to a number equal to 500,000,000 multiplied by 50% of the reverse split ratio, provided that such reverse split is effected.

Reasons for the Proposal

Following the implementation of the transactions contemplated by the Merger Agreement and the Securities Purchase Agreement, and following the pre-payment of the Bridge Loan and the payment of part of the commissions owing to Marchant in the manner proposed, the issued and outstanding share capital of OccuLogix will consist of at least 237,993,825 shares of common stock.  The Board believes that it would not be in the best interests of the Company to have such a large number of shares of its capital stock issued and outstanding.

More importantly, although there can be no assurance that implementing the reverse stock split will cause the Company to regain compliance with the Minimum Bid Price Rule and avoid the delisting of the Company’s securities from The NASDAQ Capital Market, the Board believes that the reverse stock split is the only viable plan to resolve the bid price deficiency, as was confirmed in NASDAQ’s letter to the Company of March 18, 2008.

Given the reduction in the number of issued and outstanding shares of the Company’s common stock that will result if the reverse stock split is implemented, the Board does not believe that it would be in the best interests of the Company and its stockholders to maintain the number of authorized shares of the Company’s common stock at 500,000,000 and, therefore, proposes to decrease it to a number equal to 500,000,000 multiplied by 50% of the reverse split ratio.  The Board believes that that number of authorized shares of the Company’s common stock will be sufficient for current and future corporate purposes, including the issuance of shares of the Company’s common stock upon the exercise of stock options and outstanding warrants of the Company, and will provide sufficient flexibility for future capital raising needs.  The decrease in the number of authorized shares of the Company’s common stock, if approved by the Company’s stockholders and implemented, will not change the number of issued and outstanding shares of the Company’s common stock.

Resolution

Appendix H to this proxy statement sets forth the full text of the resolution to approve a further amendment to the Company’s Amended and Restated Certificate of Incorporation in order to (i) provide for a recapitalization in which the issued and outstanding shares of the Company’s common stock will be reverse split in a ratio of up to 1:25, if at all, with the actual ratio and the timing of such reverse stock split to be determined by the Board in its sole discretion, and (ii) decrease the number of authorized shares of the Company’s common stock from 500,000,000 to a number equal to 500,000,000 multiplied by 50% of the reverse split ratio, provided that such reverse split is effected (the “Appendix H Resolution”).  Notwithstanding the approval of the Appendix H Resolution by the Company’s stockholders, the Board may elect not to proceed with the further amendment to the Company’s Amended and Restated Certificate of Incorporation, in its sole discretion.  However, in view of the Company’s non-compliance with the Minimum Bid Price Rule and the Company’s submission to the Panel in connection with that matter, it is the Board’s intention, at the date of this proxy statement, to implement the reverse stock split and the consequent decrease in the number of authorized shares of the Company’s common stock from 500,000,000 to a number equal to 500,000,000 multiplied by 50% of the reverse split ratio.

If the Appendix H Resolution is adopted by the Company’s stockholders, then the Board will have the authority, without any further action on the part of the Company’s stockholders, to determine the actual ratio of the reverse stock split and to file the further amendment to the Company’s Amended and Restated Certificate of Incorporation, contemplated in the Appendix H Resolution, with the Secretary of State of the State of Delaware at any time on or prior to November 30, 2008.

Required Vote and Recommendation

The affirmative vote of the holders of a majority of the issued and outstanding shares of the Company’s common stock (and not simply the majority of the votes cast at the Stockholders Meeting, at which a quorum is present) is required to adopt the Appendix H Resolution.  Unless otherwise directed, the management representatives designated in the enclosed proxy card intend to vote the shares of OccuLogix’s common stock, for which they have been appointed, FOR the Appendix H Resolution.

The Board unanimously recommends a vote FOR the Appendix H Resolution.

EXECUTIVE OFFICERS

Provided below are brief summaries of the business experience during the past five years or more of each of the executive officers of OccuLogix who is not a director:

William G. Dumencu, CA, served as Occulogix’s Chief Financial Officer and Treasurer between September 2003 and June 2005 and has been serving again in that capacity since the middle of April 2006.  Prior to his re-appointment as OccuLogix’s Chief Financial Officer and Treasurer in April 2006, Mr. Dumencu had been serving as OccuLogix’s Vice President, Finance.  From January 2003 to August 2003, Mr. Dumencu was a consultant for OccuLogix and TLC Vision, and, from 1998 until 2002, Mr. Dumencu served in a variety of financial leadership positions at TLC Vision, including Controller.  Mr. Dumencu was employed in various financial management positions by Hawker Siddeley Canada, Inc., a manufacturing conglomerate, from 1978 to 1998.  Mr. Dumencu is a Chartered Accountant and a member of the Canadian Institute of Chartered Accountants.  He holds a Bachelor of Math degree from the University of Waterloo.

Suh Kim is OccuLogix’s General Counsel.  Prior to joining the Company, she practised corporate and securities law in Toronto with a major Canadian law firm.  Prior to commencing legal practice, she had served as Executive Assistant (Chief of Staff) to Bill Graham, formerly Canada’s Minister of National Defence, Minister of Foreign Affairs and Chairman of the House of Commons Committee on Foreign Affairs and International Trade.  Ms. Kim holds a Bachelor of Social Sciences from the University of Ottawa and a Bachelor of Laws from the University of Toronto.  She is a member of the Law Society of Upper Canada and also has been called to the Bar of the State of New York.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

Despite the departure of most members of our executive team, the objectives of, and the principles underlying, the Company’s compensation program for executive officers remain unchanged.

The main objective of the compensation program for executive officers, including the five executives who are identified in the Summary Compensation Table (the “Named Executive Officers”), is the same as our overall objective in operating the Company—to create long-term value for stockholders.  OccuLogix’s corporate philosophy on compensation is that compensation should be tied to an individual’s performance and to the performance of the Company overall.  We believe that executive officers who make a substantial contribution to the long-term success of the Company and its subsidiaries are entitled to participate in that success.

Our executive compensation program is designed to attract qualified executives and to encourage them to remain with the Company for long and productive careers, to reward executives for performance and leadership excellence and to align executives’ interests with those of stockholders.  The compensation of OccuLogix’s executive officers, including the Named Executive Officers, is comprised of base salary, cash bonuses and long-term incentives in the form of OccuLogix stock options.  Mr. Vamvakas, the Chief Executive Officer (also the Secretary and Chairman of the Board), also receives certain perquisites as part of his compensation package.  During most of his tenure as the President and Chief Operating Officer of the Company, Mr. Reeves also received certain perquisites as part of his compensation package.  While he was employed by the Company, Dr. Eldridge, the Vice President, Science and Technology, also received certain perquisites as part of his compensation package.  Most of the elements of our executive officers’ compensation simultaneously fulfill one or more of the attraction and retention, performance and alignment objectives of our executive compensation program.  We combine these elements for each executive in a manner that we believe optimizes that executive’s contribution to the Company.

OccuLogix does not have an executive pension plan.  However, our executives participate in benefit programs that are generally available to employees of the Company, including our health and dental insurance plan.

Compensation Objectives

Attraction and Retention

OccuLogix was incorporated in the State of Delaware in 2002 and operates in an emerging market.  As a pre-revenue company which is in the development phase of its growth, we are subject to certain challenges in our executive recruitment activities that more mature companies may not face.  We seek to keep our executives’ base salaries and cash bonus compensation competitive with those of executives at comparable companies in the biotechnology and medical devices industries.  The Company also places considerable emphasis on stock options as an attraction and retention tool.  Our stock option awards are structured to facilitate the retention of executives in that they typically vest in one-third increments during the three-year period following their grant.

Performance

Base salaries and cash bonus compensation are designed to reward annual achievements and to be commensurate with executives’ scope of responsibilities, demonstrated leadership abilities, management experience and demonstrated effectiveness in their respective roles.  Cash bonus compensation, in particular, is intended to reward performance—individual performance as well as the performance of the Company.  Cash bonuses are paid, within the discretion of the Compensation Committee of the Board (the “Compensation Committee”), based on an assessment of an executive’s performance against pre-determined quantitative and/or qualitative individual goals and based also on a determination of whether pre-determined collective, corporate objectives have been met by the Company during the performance review period in question.  Performance-based stock option awards are sometimes used to encourage and reward performance prospectively, and a stock option award, on one occasion, was granted in recognition of the extraordinary past performance of a Named Executive Officer.

Alignment

We seek to align the interests of our executives with those of our stockholders by evaluating executive performance on the basis of measurements which we believe correlate to long-term stockholder value.  Key elements of executive compensation that align the interests of executives with those of stockholders include (1) cash bonus compensation since it is paid, based on an assessment of the attainment of, or failure to attain, certain pre-determined measures, the attainment of which is judged to be critical to the success of the Company, and (2) stock option awards, which link that portion of executives’ compensation to stockholder value since the value of such awards is directly related to the value of the underlying stock.  Although we do not require stock ownership by executives, we do not discourage it in any way and actively encourage executives to execute their duties and responsibilities, and manage the Company, as though they are owners of the Company.

Implementing Our Objectives

In making compensation decisions, we rely on our judgment after reviewing the performance of the Company and evaluating an executive’s performance during the year against pre-determined measures and his or her leadership qualities, operational performance, responsibilities, current compensation arrangements and long-term potential to enhance stockholder value.  We also take into account marketplace standards and trends.

Some specific factors affecting compensation decisions include:

•	strategic objectives of the Company such as acquisitions and financings;
•	specific operational goals for the Company such as, for example, the progress of the Company’s clinical trials;
•	ability to lead, mentor and motivate employees; and
•	contribution to the promotion of the Company’s corporate values.

We generally do not adhere to set formulas, or react to short-term changes in performance, in determining the amount and mix of compensation.  In our view, some measure of flexibility in this regard is desirable since the most effective tools used to motivate long-term performance by some executives may not be the same ones that will be most effective or appropriate in motivating the long-term performance of other executives.  We believe that the most important indicator of whether our compensation objectives are being met is our ability to motivate our executives to perform well consistently and to continue their careers with the Company.

Annual Cash Compensation—Base Salary

The base salaries of our executives depend on the scope and level of their responsibilities and their performance.  Decisions regarding salary increases take into account the executive’s current base salary, the level of compensation paid to his or her peers within and outside the Company and the Company’s overall financial condition.  Base salaries are reviewed every year, in July, but are not increased automatically.

Annual Cash Compensation—Bonus

Bonus compensation, in particular, is intended to reward individual performance as well as the performance of the Company.  The maximum bonus compensation of each executive, other than that of Mr. Vamvakas, is a percentage of his or her base salary.  Mr. Vamvakas is entitled to receive up to the full amount of his base salary in bonus compensation.  For most executives, payment of 25% of his or her bonus compensation is dependent on the achievement of his or her individual goals, and payment of the remaining 75% is contingent on the attainment of the collective, corporate objectives of the Company.  However, Mr. Vamvakas’ bonus compensation (and that of Mr. Reeves while he was employed with the Company) is contingent solely on the attainment of the collective, corporate objectives of the Company.  In December of each year, Messrs. Vamvakas and Reeves would review with the Compensation Committee their assessment of each executive’s performance against the pre-determined measures applicable to that executive, which would have been approved by the Compensation Committee at the start of the performance review period in question.  Using that assessment as an evaluative tool and factoring in its determination of whether, or the extent to which, the Company’s collective, corporate objectives have been met during the performance review period, the Compensation Committee would set the level of bonus compensation, if any, to be paid to executives.  The Compensation Committee’s approach to setting executives’ individual goals and the Company’s collective, corporate objectives is to ensure that these goals and objectives are attainable but challenging.

Long-term Incentives—Stock Options

In 2005, an aggregate of 768,750 performance-based stock options under the 2002 Stock Option Plan was granted to executives, the vesting of which is contingent upon the attainment of certain milestones on or prior to certain specified dates.  In connection with the recruitment of two executives in 2005, an additional 400,000 stock options were granted—100,000 under the 2002 Stock Option Plan and 300,000 outside the 2002 Stock Option Plan, of which 100,000 are performance-based stock options.  In 2006, no stock options were awarded to any of our executives, other than to (1) Mr. Vamvakas, who agreed to receive stock options in lieu of the cash compensation to which he would have, or might have (in the case of his bonus compensation), otherwise been entitled in his capacity as the Chief Executive Officer of the Company, (2) to Mr. Adams, the President & Founder, Glaucoma Division of the Company, who joined the Company on September 1, 2006 and (3) to Dr. Chaudry-Rao, Vice President, Clinical Research of the Company, who joined the Company on February 10, 2006.  In 2007, 20,000 time-based stock options were granted to Mr. Reeves in recognition of his exceptional contribution to the Company during 2006, and time-based stock options also were granted to Ms. Kim, the General Counsel, upon her joining the Company on March 12, 2007.  In addition to these two grants, in July 2007, an aggregate of 530,000 time-based stock options was awarded to our executives (including to Mr. Reeves and Ms. Kim).  We are of the view that it will be important for the attainment of the Company’s compensation objectives for it, in the future, to continue to have the ability to make such annual grants of additional stock options to executives, if doing so would be appropriate in view of the strategic, operational and financial performance of the Company overall.

Perquisites

We provide Mr. Vamvakas with a car allowance and used to provide Mr. Reeves with a car allowance but ceased to do so after April 30, 2008.  In addition, Mr. Vamvakas is entitled to have the Company reimburse him for miscellaneous expenses, to a maximum of C$20,000 per year, which can include club membership fees.  While he was employed with the Company, Mr. Reeves enjoyed the same perquisite.  We also paid a portion of the premium on Dr. Eldridge’s supplementary health insurance policy while he was employed by the Company.

Stock Options Grant Practice

The exercise price of stock options awarded to our executives is set at the greater of (1) the volume weighted average trading price of the Company’s common stock on The NASDAQ Global Market for the five trading-day period immediately preceding the date of grant and (2) the closing price of the Company’s common stock on The NASDAQ Global Market on the trading date immediately preceding the date of grant.  Under no circumstances, are stock options deemed to be granted as of a date preceding a date on which the requisite approval of the Compensation Committee or the Board is given.  It is the Company’s practice to avoid making stock options grants when there exists material information that has not been publicly disclosed.

Role of Executives in Determining Compensation

The Compensation Committee has primary responsibility for assisting the Board in developing and evaluating potential candidates for executive positions, including that of the Chief Executive Officer, and for overseeing the development of executive succession planning.  As part of this responsibility, the Compensation Committee oversees the design, development and implementation of the Company’s executive compensation program.

The Compensation Committee evaluates Mr. Vamvakas’ performance and determines his compensation.  Mr. Vamvakas and the Compensation Committee, together, evaluated the performance of Mr. Reeves, and, guided by Mr. Vamvakas’ recommendation, the Compensation Committee determined Mr. Reeves’ compensation.  Messrs. Vamvakas and Reeves and the Compensation Committee, together, would evaluate the performance of all of the other executives, including the other Named Executive Officers, and, guided by recommendations made by Messrs. Vamvakas and Reeves, the Compensation Committee would determine the compensation of all of the other executives.

Other than as described above, and other than by discussing their performance objectives and evaluations with the individual to whom they report, executives do not play a role in determining their own compensation.

Role of Compensation Consultant

At the present time, neither the Company nor the Compensation Committee has retained any compensation consultant to assist with executive compensation matters.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), imposes a $1 million limit on the amount that a public company may deduct for compensation paid to the company’s chief executive officer or any of the company’s four other most highly compensated executives who are employed as of the end of the year.  This limit does not apply to compensation that meets the requirements under Section 162(m) of the Internal Revenue Code for “qualifying performance-based” compensation, generally being compensation paid only if the individual’s performance meets pre-established objective goals based on performance criteria approved by stockholders.  The current levels of compensation of the Chief Executive Officer and the other Named Executive Officers do not make the limitation imposed by Section 162(m) of the Internal Revenue Code of immediate concern to the Company.  However, the Compensation Committee intends to take note of that limitation as it sets and monitors executive compensation levels in the future.

Compensation of the Named Executive Officers in 2007

Chief Executive Officer

Mr. Vamvakas’ base compensation during the financial year ended December 31, 2007 was C$483,132.  He earned no bonus compensation for his performance during the financial year ended December 31, 2007 but was awarded 100,000 time-based stock options which will vest in one-third increments during the three-year period following their grant.  See “Additional Information on Executive Compensation—Employment Contracts—Elias Vamvakas”.

Chief Financial Officer and Treasurer

Mr. Dumencu’s base compensation during the financial year ended December 31, 2007 was C$181,155.  He earned no bonus compensation for his performance during the financial year ended December 31, 2007 but was awarded 30,000 time-based stock options which will vest in one-third increments during the three-year period following their grant.  See “Additional Information on Executive Compensation—Employment Contracts—William G. Dumencu”.

President and Chief Operating Officer

Mr. Reeves’ base compensation during the financial year ended December 31, 2007 consisted of a base salary of C$325,600 and professional fees in the amount of $51,750.  He earned no bonus compensation for his performance during the financial year ended December 31, 2007 but was awarded an aggregate of 120,000 time-based stock options, of which 20,000 were granted in recognition of his exceptional contribution to the Company during 2006.  All of these stock options will vest in one-third increments during the three-year period following their grant.  Mr. Reeves’ employment with the Company was terminated on June 30, 2008, as a result of which he is owed severance by the Company.  See “Additional Information on Executive Compensation—Employment Contracts—Thomas P. Reeves”.

Vice President, Science and Technology

Dr. Eldridge’s base compensation during the financial year ended December 31, 2007 was $197,500.  He earned no bonus compensation for his performance during the financial year ended December 31, 2007 but was awarded 30,000 time-based stock options which will vest in one-third increments during the three-year period following their grant.  Dr. Eldridge’s employment with the Company was terminated on January 8, 2008, as a result of which he is owed severance by the Company.  See “Additional Information on Executive Compensation—Employment Contracts—David C. Eldridge”.

Vice President, Clinical Research

Dr. Chaudry-Rao’s base compensation during the financial year ended December 31, 2007 was C$203,500.  She earned no bonus compensation for her performance during the financial year ended December 31, 2007 but was awarded 30,000 stock options.  Dr. Chaudry-Rao’s employment with the Company was terminated on January 31, 2008, as a result of which she is owed severance by the Company.  See “Additional Information on Executive Compensation—Employment Contracts—Nozait Chaudry-Rao”.  The Company has retained Dr. Chaudry-Rao’s services in connection with the winding-down of its RHEO-AMD study, for which she is being paid on an hourly basis.

Post-Employment Compensation

All of the Named Executive Officers have a severance entitlement pursuant to their respective employment agreements.  Had their employment with the Company been terminated without cause as at December 31, 2007, the Company would have been obligated to make severance payments of C$1,572,565, C$188,878, C$965,137, $217,705 and C$216,062 to Mr. Vamvakas, Mr. Dumencu, Mr. Reeves, Dr. Eldridge and Dr. Chaudry-Rao, respectively.  See also “Additional Information on Executive Compensation—Employment Contracts”.

Directors’ Compensation

Our general philosophy toward directors’ compensation is that directors should be paid fairly for the work, time and effort required to serve on the Board, that directors’ compensation should align their interests with those of stockholders and that the structure of directors’ compensation should be straightforward and transparent.  The Company compensates only non-executive directors for serving on the Board.

Directors’ compensation during the financial year ended December 31, 2007 is described under “Additional Information on Executive Compensation—Compensation of Directors” and “—Director Compensation Table”.

Compensation Committee Report

 The Compensation Committee has reviewed the Compensation Discussion and Analysis and has discussed it with management.  Based on its review and discussions with management, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Thomas N. Davidson	Jay T. Holmes	Georges Noël
Gilbert S. Omenn	Adrienne L. Graves

ADDITIONAL INFORMATION ON EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the total compensation earned during each of the financial years ended December 31, 2007 and December 31, 2006 by:

•	the Chief Executive Officer;
•	the Chief Financial Officer and Treasurer; and
•
each of the three most highly compensated executive officers (other than the Chief Executive Officer and the Chief Financial Officer and Treasurer) during the financial year ended December 31, 2007 and who was serving as an executive officer at the end of such financial year.

Summary Compensation Table

Name and Principal Position	Year	Salary		Bonus	Option Awards(1)(2)	All Other Compensation(3)	Total
		($)		($)	($)	($)	($)

Elias Vamvakas(4)	2007	491,983		—	78,000	35,610	605,592
Chairman and Chief Executive Officer	2006	182,188	(5)	—	418,500	18,445	619,133

William G. Dumencu(4)	2007	184,474		—	23,400	—	207,874
Chief Financial Officer and Treasurer (between September 2003 and May 2005; and from April 2006 to the present)	2006	147,508		10,542	12,600	—	170,650
Vice President, Finance (between June 2005 and April 2006)

Thomas P. Reeves(6)	2007	331,564		—	103,600	87,330	522,494
President and Chief Operating Officer	2006	274,353		48,297	130,050	89,821	542,522

David C. Eldridge	2007	197,500		—	23,400	217,705	438,605
Vice President, Science and Technology (between November 2004 and January 2008)	2006	195,000		13,203	12,600	—	220,803

Nozait Chaudry-Rao(4)	2007	207,227		—	23,400	216,062	446,689
Vice President, Clinical Research
___________________________________

(1)
For the financial year ended December 31, 2007, the values set forth in this column are based on the full grant date fair value of stock option awards, computed in accordance with the provisions of SFAS No. 123R.  For the financial year ended December 31, 2006, the values set forth in this column are based on the full grant date fair value of stock option awards, computed in accordance with the provisions of SFAS No. 123R.  These stock options include time-based stock options granted during the financial years ended December 31, 2007 and December 31, 2006.

(2)
The values in this column also include the incremental fair value of the then out-of-the-money stock options which were re-priced by the Company during 2006.  The incremental fair value of the re-priced stock options, which were granted to the Named Executive Officers prior to the financial year ended December 31, 2006, was computed in accordance with the provisions of SFAS No. 123R.  See “—Re-Pricing of Stock Options”.

(3)
These amounts do not include the value of perquisites received by Dr. Eldridge as the aggregate value of such perquisites did not exceed $10,000.  Although Mr. Dumencu was entitled to reimbursement by the Company of the costs of preparation of his annual income tax return during the financial years ended December 31, 2007 and December 31, 2006, he did not exercise such entitlement.  The amounts set forth in this column for Drs. Eldridge and Chaudry-Rao consist of the amounts accrued by the Company in December 2007 in respect of their respective severance entitlement.

(4)
All cash compensation paid to Messrs. Vamvakas and Dumencu and Dr. Chaudry-Rao was paid in Canadian dollars.  Amounts paid during 2007 and 2006 have been converted to U.S. dollars at the year-end exchange rate of C$0.98201 to $1.00 and C$1.16638 to $1.00, respectively.

(5)	Reflects salary earned by Mr. Vamvakas during the period from January 1, 2006 to June 30, 2006 inclusive.
(6)
Cash compensation paid to Mr. Reeves as an employee of OccuLogix was paid in Canadian dollars, and that amount has been converted to U.S. dollars.  See note 4 for exchange rates.  Compensation paid to Mr. Reeves as a consultant of OccuLogix is included in the column headed “All Other Compensation” and was paid in U.S. dollars.

All Other Compensation Table

The following table sets forth each component of the column headed “All Other Compensation” in the Summary Compensation Table.

Name	Year	Severance(1)	Consulting Fees	Car Allowance	Club Membership	Tax Return Preparation	Total
		($)	($)	($)	($)	($)	($)

Elias Vamvakas	2007	—	—	12,220	23,390	—	35,610
	2006	—	—	5,144	13,301	—	18,445

Thomas P. Reeves	2007	—	50,875	12,220	18,298	5,937	87,330
	2006	—	58,668	10,288	15,809	5,056	89,821

David C. Eldridge	2007	217,705	—	—	—	—	217,705

Nozait Chaudry-Rao	2007	216,062	—	—	—	—	216,062
___________________________________

(1)
The amounts set forth in this column were accrued by the Company in December 2007 but were not paid during the financial year ended December 31, 2007.  See “—Employment Contracts—David C. Eldridge” and “—Employment Contracts—Nozait Chaudry-Rao”.

Grants of Plan-Based Awards Table

The following table sets forth the grant of OccuLogix stock options for the financial year ended December 31, 2007 to the Named Executive Officers.  All of these stock options are time-based and will vest in one-third increments during the three-year period following their respective dates of grant.  In July 2007, an aggregate of 530,000 time-based stock options was granted to our executives, of which 290,000 were granted to the Named Executive Officers.  Such grant was the inaugural grant of additional stock options to executives which the Board has resolved to effect, on an annual basis, if doing so would be appropriate in view of the strategic, operational and financial performance of the Company overall.  In addition to the 100,000 time-based stock options that Mr. Reeves received in July 2007, he also was awarded 20,000 time-based stock options in March 2007 in recognition of his exceptional contribution to the Company during 2006.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options	Exercise Price of Option Awards
		(#)	($/share)

Elias Vamvakas	07/03/2007	100,000	1.11

William G. Dumencu	07/03/2007	30,000	1.11

Thomas P. Reeves	03/11/2007	20,000	1.82
	07/03/2007	100,000	1.11

David C. Eldridge	07/03/2007	30,000	1.11

Nozait Chaudry-Rao	07/03/2007	30,000	1.11

Outstanding Equity Awards at 2007 Fiscal Year-End

The following table provides information regarding the Named Executive Officers’ holdings of OccuLogix stock options as of the end of the financial year ended December 31, 2007.

Outstanding Equity Awards at Fiscal Year-End

		Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Options Expiration Date
		(#)	(#)	(#)	($)

Elias Vamvakas	07/03/2007(1)	—	100,000	—	1.11	07/03/2017
	08/03/2006(2)	300,000	—	—	1.90	08/03/2016
	03/30/2005(3)	—	112,500	—	2.05	03/30/2015
	07/01/2003(4)	500,000	—	—	0.99	07/01/2013
	08/01/2002(5)	4,583	—	—	1.30	08/01/2012

William G. Dumencu	07/03/2007(1)	—	30,000	—	1.11	07/03/2017
	03/30/2005(3)	—	45,000	—	2.05	03/30/2015
	08/01/2003(4)	100,000	—	—	0.99	08/01/2013

Thomas P. Reeves	07/03/2007(1)	—	100,000	—	1.11	07/03/2017
	03/11/2007(6)	—	20,000	—	1.82	03/11/2017
	03/30/2005(3)	—	78,750	—	2.05	03/30/2015
	12/16/2004(7)	300,000	—	—	2.05	12/16/2014

David C. Eldridge	07/03/2007(1)	—	30,000	—	1.11	07/03/2017
	03/30/2005(3)	—	45,000	—	2.05	03/30/2015
	07/01/2003(4)	59,798	—	—	0.99	07/01/2013

Nozait Chaudry-Rao	07/03/2007(1)	—	30,000	—	1.11	07/03/2017
	02/10/2006(8)	26,667	53,333		2.05	02/10/2016
___________________________________

(1)	Exercisable as to (i) 33⅓% on July 3, 2008, (ii) 33⅓% on July 3, 2009 and (iii) 33⅓% on July 3, 2010.
(2)
Exercisable immediately upon grant and will remain exercisable until the expiration date, notwithstanding any earlier disability or death of Mr. Vamvakas or any earlier termination of his service to the Company.

(3)
As of the date of this proxy statement, exercisable when and if OccuLogix receives the approval that it is seeking from the FDA for the RHEO™ System for use in the Rheopheresis™ treatment of dry age-related macular degeneration.

(4)	Fully vested and exercisable upon the closing of OccuLogix’s initial public offering of shares of its common stock on December 16, 2004.
(5)
Exercisable immediately upon grant and will remain exercisable until the earlier of (i) the expiration date and (ii) the last date for exercise following the termination of Mr. Vamvakas’ service to the Company.

(6)	Exercisable as to (i) 33⅓% on March 11, 2008, (ii) 33⅓% on March 11, 2009 and (iii) 33⅓% on March 11, 2010.
(7)	On December 11, 2005, the Board approved accelerating the vesting of unvested stock options granted prior to December 31, 2004 to employees, officers and directors.
(8)	Exercisable as to (i) 33⅓% on February 10, 2007, (ii) 33⅓% on February 10, 2008 and (iii) 33⅓% on February 10, 2009.

Re-Pricing of Stock Options

At the annual meeting of the stockholders of the Company held on June 23, 2006, the stockholders of the Company approved the re-pricing of all then out-of-the-money stock options of the Company as approximately 66.7% of the Company’s outstanding stock options had exercise prices that were significantly higher than the then current market price of OccuLogix’s common stock.  The Company believed that these stock options were not providing an effective incentive for the Company’s management, employees and third party consultants.  The exercise price of all outstanding stock options of the Company that, on June 23, 2006, was greater than $2.05, being the weighted average trading price of the Company’s common stock on The NASDAQ Global Market during the five-trading day period immediately preceding June 23, 2006, was adjusted downward to $2.05.

The following table sets forth the number of OccuLogix stock options held by the Named Executive Officers as at December 31, 2006 which were re-priced during the financial year ended December 31, 2006, together with the incremental fair value of the re-priced stock options, which was computed in accordance with the provisions of SFAS No. 123R.

Name	Grant Date	Number of Securities Underlying Options Re-Priced	Incremental Fair Value of Re-Priced Options(1)
		(#)	($)

Elias Vamvakas	03/30/2005	150,000	31,500

William G. Dumencu	03/30/2005	60,000	12,600

Thomas P. Reeves	03/30/2005	105,000	22,050
	12/16/2004	300,000	108,000

David C. Eldridge	03/30/2005	60,000	12,600

Nozait Chaudry-Rao	—	—	—
___________________________________

(1)
The incremental difference in value is measured as the excess, if any, of the fair value of the modified award determined in accordance with the provisions of SFAS No. 123R over the fair value of the original award immediately before its terms are modified, measured based on the share price and other pertinent factors at the date of the modification.  SFAS No. 123R provides that this incremental fair value, plus the remaining unrecognized compensation cost from the original measurement of the fair value of the old option, must be recognized over the remaining vesting period.

Stock Option Exercises in 2007

No stock option was exercised by any Named Executive Officer during the financial year ended December 31, 2007.

Compensation of Directors

Directors who are not employees are entitled to receive an attendance fee of $2,500 in respect of each Board meeting attended in person, $1,000 in respect of each committee meeting attended in person and $500 in respect of each meeting attended by phone.  Directors also receive an annual fee of $15,000.  Directors are reimbursed for out-of-pocket expenses incurred in connection with attending meetings of the Board.  In addition, non-employee directors are entitled to receive stock options to acquire shares of OccuLogix’s common stock under the 2002 Stock Option Plan.  The chairman of each of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee also receives an annual fee of $5,000.

In March 2007, in exchange for stock options under the 2002 Stock Option Plan, each of the directors (other than Mr. Vamvakas) agreed to forego the cash remuneration to which he or she would have been entitled to receive from the Company during the financial year ended December 31, 2007 in respect of (i) his or her annual director’s fee, (ii) in the case of those directors who chair a committee of the Board, his or her fee for chairing such committee and (iii) his or her fee for attending the quarterly in-person meetings of the Board.  Each director who is a chair of a committee of the Board received 30,000 stock options, and each director who is not a chair of a committee of the Board received 25,000 stock options.  The numbers of these stock options were determined to be 8% higher in value than the cash remuneration to which the directors would have been entitled during the financial year ended December 31, 2007 and were determined using the Black-Scholes valuation method, based on an attributed value of $1.61 per share of the Company’s common stock underlying these stock options.  The number of stock options granted to each director, calculated using this methodology, was then rounded up to the nearest 1,000.  These stock options were exercisable immediately upon grant and will remain exercisable until the tenth anniversary of the date of their grant, notwithstanding any earlier disability or death of the holder thereof or any earlier termination of his or her service to the Company.  The per share exercise price of these stock options is $1.82.

In May 2007, the Board struck a special committee for purposes of reviewing certain proposed transactions.  The chairman of the special committee and the directors who served on it were paid fees, in cash, at the same rates paid to the chairmen and members of the regular standing committees of the Board.

In July 2007, each of the directors (other than Mr. Vamvakas) was granted 25,000 time-based stock options.  These stock options have a 10-year life and an exercise price of $1.11, and they will vest in one-third increments during the three-year period following their date of grant.

Director Compensation Table

Name(1)	Fees Earned or Paid in Cash(2)	Option Awards(3)(4)(5)(6)(7)		All Other Compensation	Total
	($)	($)		($)	($)

Thomas N. Davidson	6,500	16,206	(8)	—	22,706

Jay T. Holmes	15,250	16,206	(8)	—	31,456

Georges Noël	9,000	16,206		—	25,206

Richard L. Lindstrom	2,000	10,306	(8)	—	12,306

Gilbert S. Omenn	7,000	15,340		—	22,340

Adrienne L. Graves	11,000	17,929		—	28,929
___________________________________

(1)
Mr. Vamvakas does not receive any compensation for his services as a director of the Company.  All compensation paid to Mr. Vamvakas by the Company during 2007 for his services as the Chief Executive Officer is disclosed in the Summary Compensation Table and the Grant of Plan-Based Awards Table.

(2)
Reflects cash remuneration that each director received from the Company, for the financial year ended December 31, 2007, in respect of fees only for attending Board and committee meetings held by telephone.  In addition to such cash remuneration, Mr. Holmes was also paid in cash for serving as the chairman of a special committee of the Board, which special committee was constituted after March 2007 when the directors had agreed to forego cash remuneration, in respect of annual directors’ fees and fees for attending Board and committee meetings during 2007, in exchange for stock options.  The other members of the special committee also received cash remuneration for their attendance at meetings.

(3)
In exchange for stock options, each of the directors agreed to forego the cash remuneration which he or she would have been entitled to receive from the Company during 2007 in respect of (i) his or her annual director's fee, (ii) in the case of those directors who chair a committee of the Board, his or her fee for chairing such committee and (iii) his or her fee for attending the quarterly in-person meetings of the Board.  The numbers of these stock options were determined to be 8% higher in value than the cash remuneration to which the directors would have been entitled during the financial year ended December 31, 2007 and were determined using the Black-Scholes valuation method, based on an attributed value of $1.61 per share of the Company’s common stock underlying these stock options.  The number of stock options granted to each director, calculated using this methodology, was then rounded up to the nearest 1,000.  These stock options were exercisable immediately upon grant on March 11, 2007 and will remain exercisable until March 11, 2017, notwithstanding any earlier disability or death of the holder or any earlier termination of his or her service to the Company.  The per share exercise price of these stock options is $1.82.

(4)
On July 3, 2007, each of the directors (other than Mr. Vamvakas) was granted 25,000 time-based stock options.  These stock options have a 10-year life and an exercise price of $1.11, and they will vest in one-third increments during the three-year period following their date of grant.

(5)
On November 1, 2007, the Company announced the indefinite suspension of its RHEO™ System clinical development program and is currently in the process of winding down the RHEO-AMD study as there is no reasonable prospect that the RHEO™ System clinical development program will be relaunched in the foreseeable future.  Management does not believe that certain issued performance-based stock options, the vesting of which is contingent upon successfully obtaining FDA approval of the RHEO™ System, will ever vest.  As a result, in the financial year ended December 31, 2007, the Company reversed option expenses previously reported for these performance-based stock options.  The portion of such expense reversal applicable to these performance-based stock options held by directors of the Company was $208,670.

(6)
The values set forth in this column are based on the aggregate grant date fair value of stock option awards, computed in accordance with the provisions of SFAS No. 123R, and reflect the expense recorded in 2007 in accordance with the provisions of SFAS No. 123R.  Information regarding the assumptions used to estimate the fair value of these stock option awards in accordance with the provisions of SFAS No. 123R appears in note 17(e) to the restated audited consolidated financial statements of the Company for the financial year ended December 31, 2007, which are included in the Amended Report.

(7)
As of December 31, 2007, non-executive members of the Board had the following aggregate number of stock options outstanding:  (i) Mr. Davidson, 117,500; (ii) Mr. Holmes, 117,500; (iii) Mr. Noël, 117,500; (iv) Dr. Lindstrom, 110,000; (v) Dr. Omenn, 85,000; and (vi) Dr. Graves, 85,000.

(8)
Includes the incremental fair value, calculated in accordance with the provisions of SFAS No. 123R, of stock options which were re-priced during the financial year ended December 31, 2006.  See “—Re-pricing of Stock Options”.

Employment Contracts

Elias Vamvakas

OccuLogix entered into an employment agreement with Mr. Vamvakas, who is the Company’s Chairman of the Board and Chief Executive Officer, on July 30, 2004.  Mr. Vamvakas receives an annual base salary of C$491,625.  At the discretion of the Compensation Committee, Mr. Vamvakas is entitled to an annual bonus of up to 100% of his annual base salary.  Mr. Vamvakas is entitled to receive, and has received, stock options pursuant to the 2002 Stock Option Plan.

Mr. Vamvakas’ employment may be terminated for cause (as defined in the agreement) or without cause upon 24 months’ notice.  If Mr. Vamvakas’ employment is terminated for any reason other than cause, he is entitled to a lump sum payment equal to 24 months of his salary and bonus (which amount will equal the average annual bonus earned by him during his employment with the Company), provided that the total lump sum payment is no less than $1,400,000.  In addition, in the event that Mr. Vamvakas voluntarily terminates his employment within six months of a change of control (as defined in the agreement), Mr. Vamvakas is entitled to a lump sum payment equal to 12 months of his salary.

The agreement also contains non-compete and confidentiality covenants for the Company’s benefit.

Mr. Vamvakas voluntarily agreed to a 50% reduction of his base salary, commencing on February 1, 2008.  Since that time, Mr. Vamvakas has been paid, and is continuing to be paid, a reduced base salary.  There have been no other changes to his compensation package.

William G. Dumencu

OccuLogix entered into an employment agreement with Mr. Dumencu, who is the Company’s Chief Financial Officer and Treasurer, on August 1, 2003.  Between June 2005 and April 2006, Mr. Dumencu served as the Company’s Vice President, Finance.  His annual base salary is C$184,271.  At the Company’s discretion, based on specific measurable objectives, he is entitled to an annual bonus of 25% of his annual base salary.  Mr. Dumencu is entitled to receive, and has received, stock options pursuant to the 2002 Stock Option Plan.

Mr. Dumencu’s employment may be terminated for cause (as defined in the agreement).  If Mr. Dumencu’s employment is terminated without cause (as defined in the agreement), he currently is entitled to receive a lump sum severance equal to 12 months’ salary plus a cash amount equal to 2.5% of such amount in respect of his entitlement to benefits.  Mr. Dumencu has agreed to a reduction in such entitlement to a lump sum severance equal to three months’ salary plus 2.5% of such amount in respect of his entitlement to benefits, provided that he is paid 50% of his current severance entitlement in cash and is granted stock options of OccuLogix, in respect of the other 50% of his current severance entitlement, on substantially the same terms as the severance compromise reached by the Company with all of its former executives and its other presently employed executives whose employment is expected to be terminated.  See “Proposal IX—Increase in Share Reserve under the 2002 Stock Option Plan—Outstanding Severance Liability”.

The agreement also contains non-compete and confidentiality covenants for the Company’s benefit.

Thomas P. Reeves

OccuLogix entered into an employment agreement with Mr. Reeves, who formerly was the Company’s President and Chief Operating Officer, in August 2004.  While employed with the Company, Mr. Reeves received an annual base salary of C$331,200 and professional fees of $51,750 per annum.  At the discretion of the Chairman of the Board and/or the Compensation Committee, Mr. Reeves was entitled to an annual bonus of up to 80% of his annual base salary and his professional fees.  Mr. Reeves was entitled to receive, and has received, stock options pursuant to the 2002 Stock Option Plan.

Under his employment agreement, upon the without-cause termination of his employment with the Company on June 30, 2008, Mr. Reeves was entitled to receive a lump-sum severance payment equal to the aggregate of 24 months of his salary and bonus (which amount will equal the average annual bonus earned by him during his employment with the Company), 2.5% of his annual base salary in respect of benefits and $100,000.  He voluntarily agreed to a modification to the timetable according to which his severance would be paid.

Mr. Reeves has agreed to postpone the date on which his severance will become due and owing until the earliest to occur of (i) October 31, 2008, (ii) the termination of the Stockholders Meeting, provided that the requisite stockholder approval of the Securities Purchase Agreement or any of the proposals, on which the approval of the Company’s stockholders of the Securities Purchase Agreement is conditioned, is not obtained at the Stockholders Meeting, (iii) the closing of the sale of shares of the Company’s common stock to the Investors pursuant to the Securities Purchase Agreement and (iv) a change of control of the Company.  See “Proposal V”.  In addition, Mr. Reeves has agreed to reduce the amount of his severance by C$8,568.29, being the aggregate amount that the Company disbursed on his behalf, during 2008, for certain perquisites to which he was entitled under his employment agreement.  Mr. Reeves also has agreed to accept up to 50% of his severance entitlement in stock options of the Company (subject to the Company obtaining all requisite approval therefor, including the approval of the Company’s stockholders), with the balance to be paid in cash.

Subject to obtaining the requisite approval of the Company’s stockholders therefor, the Company has agreed to extend the respective terms of the time-based stock options of the Company, held by Mr. Reeves, until the tenth anniversaries of their respective dates of grant.  Mr. Reeves holds an aggregate of 420,000 such stock options, of which 300,000 were granted on December 16, 2004, 20,000 were granted on March 10, 2007 and 100,000 were granted on July 3, 2007.

Prior to the termination of his employment with the Company, Mr. Reeves voluntarily had agreed to a 50% reduction of his base salary, commencing on February 1, 2008 and was paid this reduced base salary until April 30, 2008.  On May 1, 2008, Mr. Reeves became a part-time employee, and his base salary was reduced further to C$5,000 per month.  His entitlement to perquisites under his employment agreement ceased on May 1, 2008.

David C. Eldridge

On November 9, 2004, OccuLogix entered into an employment agreement with Dr. Eldridge, who was the Company’s Vice President, Science and Technology until January 8, 2008.  Until the without-cause termination of his employment with the Company on January 8, 2008, Dr. Eldridge received an annual base salary of $200,000 and, at the discretion of the Compensation Committee, was entitled to an annual bonus of up to 25% of his annual base salary.  Dr. Eldridge also was entitled to receive, and received, stock options pursuant to the 2002 Stock Option Plan.

Under his employment agreement, upon the termination of his employment with the Company on January 8, 2008, Dr. Eldridge was entitled to a lump-sum severance payment in an amount equal to 12 months of his base salary plus 2.5% of such amount in respect of his entitlement to benefits.  He voluntarily agreed to a modification to the timetable according to which his severance would be paid.

Accordingly, from January 8, 2008 to March 31, 2008 inclusive, the Company continued to pay Dr. Eldridge, on a semi-monthly basis according to the Company’s regular payroll practices, amounts equal to the base salary that he was earning prior to the date of termination of his employment.  In addition, the Company paid Dr. Eldridge $4,901.64 in respect of benefits during the period between January 8, 2008 to March 31, 2008 inclusive.  The aggregate gross base salary amount paid to Dr. Eldridge during such period, plus $1,225.41, will be deducted from his severance entitlement, which now will become due and payable on the earliest to occur of (i) October 31, 2008, (ii) the termination of the Stockholders Meeting, provided that the requisite stockholder approval of the Securities Purchase Agreement or any of the proposals, on which the approval of the Company’s stockholders of the Securities Purchase Agreement is conditioned, is not obtained at the Stockholders Meeting, (iii) the closing of the sale of shares of the Company’s common stock to the Investors pursuant to the Securities Purchase Agreement and (iv) a change of control of the Company.  See “Proposal V”.  In addition, subject to obtaining the requisite approval of the Company’s stockholders therefor, notwithstanding the termination of employment of Dr. Eldridge, the Company has agreed to extend the respective terms of the time-based stock options of the Company, held by him, until the tenth anniversaries of their respective dates of grant.  Dr. Eldridge holds an aggregate of 126,722 of such stock options, of which 36,924 were granted on October 1, 2002, 59,798 were granted on July 1, 2003 and 30,000 were granted on July 3, 2007.

On March 3, 2008, Dr. Eldridge agreed to accept up to 50% of his remaining severance entitlement in stock options of the Company (subject to the Company obtaining all requisite corporate approval therefor, including the approval of the Company’s stockholders), with the balance to be paid in cash.

Nozait Chaudry-Rao

On February 10, 2006, OccuLogix entered into an employment agreement with Dr. Chaudry-Rao, who was the Company’s Vice President, Clinical Research until January 31, 2008.  Until the without-cause termination of her employment with the Company on January 31, 2008, Dr. Nozait Chaudry-Rao received an annual base salary of $207,000 and, at the discretion of the Compensation Committee, was entitled to an annual bonus of up to 25% of her annual base salary.  Dr. Chaudry-Rao also was entitled to receive, and received, stock options pursuant to the 2002 Stock Option Plan.

Under her employment agreement, upon the termination of her employment with the Company on January 31, 2008, Dr. Chaudry-Rao was entitled to a lump-sum severance payment in an amount equal to 12 months’ of her base salary plus 2.5% of such amount in respect of her entitlement to benefits.  She voluntarily agreed to a modification to the timetable according to which her severance would be paid.

Accordingly, from January 31, 2008 to March 31, 2008 inclusive, the Company continued to pay Dr. Chaudry-Rao, on a semi-monthly basis according to the Company’s regular payroll practices, amounts equal to the base salary that she was earning prior to the date of termination of her employment.  The aggregate gross amount paid to Dr. Chaudry-Rao during such period will be deducted from her severance entitlement, which now will become due and payable on the earliest to occur of (i) October 31, 2008, (ii) the termination of the Stockholders Meeting, provided that the requisite stockholder approval of the Securities Purchase Agreement or any of the proposals, on which the approval of the Company’s stockholders of the Securities Purchase Agreement is conditioned, is not obtained at the Stockholders Meeting, (iii) the closing of the sale of shares of the Company’s common stock to the Investors pursuant to the Securities Purchase Agreement and (iv) a change of control of the Company.  See “Proposal V”.  In addition, subject to obtaining the requisite approval of the Company’s stockholders therefor, notwithstanding the termination of employment of Dr. Chaudry-Rao, the Company has agreed to extend the respective terms of the time-based stock options of the Company, held by her, until the tenth anniversaries of their respective dates of grant.  Dr. Chaudry-Rao holds an aggregate of 110,000 of such stock options, of which 80,000 were granted on February 10, 2006 and 30,000 were granted on July 3, 2007.

On March 3, 2008, Dr. Chaudry-Rao agreed to accept up to 50% of her remaining severance entitlement in stock options of the Company (subject to the Company obtaining all requisite corporate approval therefor, including the approval of the Company’s stockholders), with the balance to be paid in cash.

Employee Benefit Plans

Stock Option Plan

OccuLogix adopted the 2002 Stock Option Plan in June 2002, and OccuLogix’s stockholders approved the 2002 Stock Option Plan in June 2002.  In November 2004, prior to the initial public offering of shares of Occulogix’s common stock, an amendment to the 2002 Stock Option Plan to increase the shares of the Company’s common stock reserved for issuance under the 2002 Stock Option Plan and to permit share appreciation rights to be granted with stock options was adopted.  A share appreciation right allows the participant to request a cash payment equal to the difference between the fair market value of a share and the exercise price.  The Company will have the option of paying cash or delivering common stock on the exercise of a share appreciation right.  In June 2007, OccuLogix’s stockholders approved an increase in the share reserve under the 2002 Stock Option Plan by 2,000,000, from 4,456,000 to 6,456,000, and also approved certain additional amendments to the 2002 Stock Option Plan.  Stock options under the 2002 Stock Option Plan shall be granted within ten years from June 13, 2002.

The 2002 Stock Option Plan provides for the grant of the following:

•	incentive stock options, as defined under the Internal Revenue Code, which may be granted solely to the Company’s employees, including officers; and

•	nonstatutory stock options, which may be granted to the Company’s directors, consultants or employees, including officers.

OccuLogix Corporation, a predecessor company, adopted a stock option plan in 1997 (the “1997 plan”).  When the 2002 Stock Option Plan was adopted, the 1997 plan was terminated and the number of shares of common stock reserved for issuance under the 2002 Stock Option Plan was reduced by the number of shares of common stock issuable under stock options granted under the 1997 plan.

Share Reserve

Following amendment of the 2002 Stock Option Plan in June 2007, an aggregate of 6,456,000 shares of Occulogix’s common stock, representing approximately 11.3% of the then issued and outstanding shares of OccuLogix’s common stock, was reserved for issuance under the 2002 Stock Option Plan and the 1997 plan.  The number of shares of OccuLogix’s common stock currently reserved for issuance under the 2002 Stock Option Plan and the 1997 plan is 3,726,388, and the number of shares of OccuLogix’s common stock available for further stock option grants is 2,357,434.  Currently, stock options exercisable into 2,892,887 shares of OccuLogix’s common stock are outstanding, representing approximately 5.0% of the issued and outstanding shares of OccuLogix’s common stock.

Shares subject to stock options that expire, terminate, are repurchased or are forfeited under the 2002 Stock Option Plan or the 1997 plan will again become available for the grant of stock options under the 2002 Stock Option Plan.  Shares issued under the 2002 Stock Option Plan may be previously unissued shares or reacquired shares bought on the market or otherwise or any combination thereof.  If any shares subject to a stock option are not delivered to a participant because such shares are withheld for the payment of taxes or the stock option is exercised through a “net exercise”, the number of shares that are not delivered to the participant shall remain available for the grant of stock options under the 2002 Stock Option Plan.  If the exercise price of any stock option is satisfied by tendering shares of common stock held by the participant, the number of shares tendered shall remain available for the grant of stock options under the 2002 Stock Option Plan.  If a share appreciation right is exercised, the shares subject to the related stock option shall remain available for the grant of stock options under the 2002 Stock Option Plan.

Administration

The 2002 Stock Option Plan is administered by the Compensation Committee.  Subject to the terms of the 2002 Stock Option Plan, the Compensation Committee determines recipients, the numbers and types of stock options to be granted and the terms and conditions of the stock options, including the period of their exercisability and vesting.  Subject to the limitations set forth below, the Compensation Committee also determines the exercise price of stock options granted under the 2002 Stock Option Plan and may reprice such stock options, which includes reducing the exercise price of any outstanding stock option, canceling a stock option in exchange for cash or another equity option or any other action that is treated as a repricing under generally accepted accounting principles.

Stock options are granted pursuant to stock option agreements.  The exercise price for a stock option cannot be less than 100% of the fair market value of the common stock on the date of grant.  Fair market value is determined as the closing price of OccuLogix’s common stock on The NASDAQ Global Market (or such other national or regional securities exchange or market system constituting the primary market for OccuLogix’s common stock) on the date of grant, provided that it is not lower than the weighted average trading price of OccuLogix’s common stock on The NASDAQ Global Market (or such other national or regional securities exchange or market system constituting the primary market for OccuLogix’s common stock) during the five-trading day period immediately preceding the date of grant, in which case, fair market value is determined as such weighted average trading price.

In general, the term of stock options granted under the 2002 Stock Option Plan may not exceed ten years and, in certain circumstances, may be shorter.  Unless the terms of an optionee’s stock option agreement provide for earlier or later termination, if an optionee’s service relationship with the Company, or any of its affiliates, ceases due to disability or death, the optionee, or his or her beneficiary, may exercise any vested stock options for up to 12 months from cessation of service or such longer period as the Board, in its discretion, determines.  If an optionee’s service relationship with the Company, or any of its affiliates, ceases for any reason other than disability or death, the optionee may exercise any vested stock options for up to three months from cessation of service or such longer period as the Board, in its discretion, determines.

Acceptable consideration for the purchase of common stock issued under the 2002 Stock Option Plan will be determined by the Board and may include cash, common stock previously owned by the optionee, the net exercise of the stock option, consideration received in a “cashless” broker-assisted sale and other legal consideration approved by the Board.

Generally, an optionee may not transfer a stock option other than by will or the laws of descent and distribution unless the optionee holds a nonstatutory stock option that provides otherwise.  However, an optionee may designate a beneficiary who may exercise the stock option following the optionee’s death.

Limitations

The 2002 Stock Option Plan places no limitation on the number of shares of OccuLogix’s stock available for issuance to insiders of OccuLogix or to any one person.

Incentive stock options may be granted only to OccuLogix’s employees.  The aggregate fair market value, determined at the time of grant, of shares of Occulogix’s common stock with respect to incentive stock options that are exercisable for the first time by an optionee during any calendar year under all of the Company’s stock plans may not exceed $100,000.  The stock options or portions of stock options that exceed this limit are treated as nonstatutory stock options.  No incentive stock option may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of the Company’s total combined voting power or of any affiliate unless the following conditions are satisfied:

•	the option exercise price must be at least 110% of the fair market value of the stock subject to the option on the date of grant; and

•	the term of any incentive stock option award must not exceed five years from the date of grant.

Corporate Transactions

In the event of certain corporate transactions, all outstanding stock options under the 2002 Stock Option Plan may be assumed, continued or substituted for by any surviving entity.  If the surviving entity elects not to assume, continue or substitute for such stock options, such stock options will be terminated if not exercised prior to the effective date of the corporate transaction.

Plan Amendments

Subject to certain limits, the Board has authority to amend or terminate the 2002 Stock Option Plan.  No amendment or termination of the 2002 Stock Option Plan shall adversely affect any rights under stock options already granted to a participant unless agreed to by the affected participant or required to comply with applicable law.  To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Internal Revenue Code, the rules of any applicable stock exchange or national market system, and the rules of any non-United States jurisdiction applicable to options granted to residents therein, the Company shall obtain stockholder approval of any such amendment to the 2002 Stock Option Plan in such a manner and to such a degree as required and will obtain stockholder approval to any increase in the maximum number of shares of common stock reserved for issuance under the 2002 Stock Option Plan.  Stockholders of the Company are being asked to approve an increase in the share reserve under the 2002 Stock Option Plan by 53,544,000, from 6,456,000 to 60,000,000.  See “Proposal IX”.

Options Granted Under the 1997 Plan and the 2002 Stock Option Plan

As of December 31, 2007, there was an aggregate of  4,215,387 stock options outstanding under the 1997 plan and the 2002 Stock Option Plan.

Options Granted Outside the 1997 Plan and the 2002 Stock Option Plan

In addition to the stock options referred to above, at December 31, 2007, there were 572,000 stock options outstanding that were granted outside the 1997 plan and the 2002 Stock Option Plan.  300,000 of such stock options were inducement grant options awarded to Mr. Parks in connection with his joining the Company as Vice President, Sales in October 2005, and the balance of such stock options, numbering 272,000, was granted prior to 2002 and prior to the time when the Company became an SEC registrant and a Canadian reporting issuer and shares of its common stock became listed on any exchange.

The following table sets forth certain information, as of December 31, 2007, with respect to each equity plan or arrangement pursuant to which options, warrants or rights to purchase shares of OccuLogix’s common stock have been granted.

Equity Compensation Plan Information as of December 31, 2007

Plan Category	Number of Shares to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance under Equity Compensation Plans (excluding shares reflected in the first column)

As of December 31, 2007

Equity compensation plans approved by stockholders	4,215,387	$1.59	1,868,435

Equity compensation plans not approved by stockholders	572,000	$2.01	--

Total	4,787,387	$1.64	1,868,435

U.S. Federal Income Tax Consequences of Stock Options Granted under the 2002 Stock Option Plan

The U.S. federal income tax treatment for the two types of stock options available under the 2002 Stock Option Plan—incentive stock options and nonstatutory stock options—differs as described below.

Incentive Stock Options

No taxable income is recognized by the optionee at the time of the stock option grant, and, generally, no taxable income is recognized at the time the stock options are exercised.  However, the optionee will recognize taxable income in the year in which the shares underlying the stock options (the “purchased shares”) are sold or otherwise made the subject of a taxable disposition.  For U.S. federal tax purposes, dispositions are divided into two categories:  (i) qualifying and (ii) disqualifying.  A qualifying disposition occurs if the sale or other disposition is made more than two years from the date of grant and more than one year from the date of exercise.  If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition of the purchased shares, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for those shares.  If there is a disqualifying disposition of the purchased shares, then the excess of (i) the fair market value of those shares on the exercise date (or the fair market value on the date on which the shares are disposed of, if less) over (ii) the exercise price paid for those shares will be taxable as ordinary income to the optionee.  Any additional gain or loss recognized upon the disposition will be taxable as a capital gain or loss.

If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of those shares on the stock options exercise date (or the fair market value on the date on which the shares are disposed of, if less) over (ii) the exercise price paid for those shares.  In no other instances will the Company be allowed a deduction with respect to the optionee’s disposition of the purchased shares.

Nonstatutory Stock Options

No taxable income is recognized by an optionee upon the grant of nonstatutory stock options which do not have a readily ascertainable fair market value and are not transferable.  Stock options granted under the 2002 Stock Option Plan do not have a readily ascertainable fair market value and are not transferable.  In general, the optionee will recognize ordinary income in the year in which stock options are exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for those shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised nonstatutory stock options.  In general, the deduction will be allowed for the taxable year in which such ordinary income is recognized by the optionee.

This summary is of a general nature only, is not exhaustive of all U.S. federal income tax considerations and is not intended to be, nor should it be construed to be, legal or tax advice to any particular optionee.  Accordingly, optionees are urged to consult their own tax advisors with respect to their particular circumstances.

Canadian Income Tax Consequences of Stock Options Granted under the 2002 Stock Option Plan

The following is a summary of the principal Canadian federal income tax considerations generally applicable to the grant of stock options pursuant to the 2002 Stock Option Plan to, and the exercise of such stock options by, an optionee who acquired such stock options in respect of, in the course of, or by virtue of, employment and who, at all relevant times for the purposes of the application of the Tax Act, and at the time immediately after each stock option grant, deals with the Company at arm’s length.

Stock options granted under the 2002 Stock Option Plan do not result in taxable income having to be recognized by the optionee at the time of grant.  At the time that the optionee exercises his or her stock options, he or she will be required to recognize, as ordinary income, an amount equal to the excess of the fair market value of the shares underlying the exercised stock options on the exercise date over the exercise price paid for those shares.  The optionee will also be allowed a deduction equaling 50% of the income recognized.

The Company will not be entitled to an income tax deduction with respect to the optionee’s exercise of his or her stock options or the disposition of the underlying shares.

This summary is of a general nature only, is not exhaustive of all Canadian income tax considerations and is not intended to be, nor should it be construed to be, legal or tax advice to any particular optionee.  Accordingly, optionees are urged to consult their own tax advisors with respect to their particular circumstances.  This summary is based on the current provisions of the Tax Act, the Regulations and the current published administrative practices and policies of the Canada Revenue Agency and takes into account all specific proposals to amend the Tax Act and the Regulations announced by the Minister of Finance (Canada) prior to the date of this proxy statement.  This summary does not take into account or anticipate any other changes in the law or administrative practices, whether by judicial, governmental or legislative action or decision, nor does it take into account any provincial, territorial or foreign income tax legislation or considerations.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee has ever been an officer or employee of OccuLogix.  None of the Company’s executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or the board of directors of any other entity that has one or more executive officers serving as a member of the Board (of OccuLogix) or the Compensation Committee (of OccuLogix).

STATEMENT OF CORPORATE GOVERNANCE POLICIES

Mandates of the Board and Management

The mandate of the Board is to supervise the management of OccuLogix’s business and affairs and to act with a view to the best interests of the Company.  The role of the Board focuses on governance and stewardship rather than on the responsibility of managing the day-to-day operations of the Company.  The Board’s role is to set corporate direction, to assign responsibility to management for the achievement of that direction, to define executive limitations and to monitor performance against those objectives and executive limitations.  At the present time, the Board’s mandate is unwritten.  However, the members of the Board discuss regularly the appropriate role of the Board, with a view to ensuring ongoing agreement regarding the Board’s mandate and ensuring its effective execution.

Responsibilities of the Chairman of the Board include providing overall leadership to the Board, assuming primary responsibility for the operation and functioning of the Board, ensuring compliance with the governance policies of the Board and taking a leadership role in ensuring effective communication and relationships between the Company, on the one hand, and stockholders, stakeholders and the general public, on the other.  In the absence of a written position description for the Chairman of the Board, the Board ensures the execution of the role and responsibilities of the Chairman of the Board through active supervision of his work in that capacity.

Responsibilities of the Chief Executive Officer include the development and recommendation of corporate strategies and business and financial plans for the approval of the Board, managing the operations of the Company’s business in accordance with the strategic direction set by the Board, reporting management and performance information to the Board and developing a list of risk factors and informing the Board of the mechanisms in place to address those risks.  The Board has not developed a written position description for the Chief Executive Officer.  To date, the Board has delineated the role and responsibilities of the Chief Executive Officer orally and ensures their proper execution through the discipline of his yearly performance evaluation.

Composition of the Board; Election and Removal of Directors

The Board is currently comprised of four of the six individuals nominated for election at the Stockholders Meeting—being Messrs. Vamvakas and Davidson and Drs. Lindstrom and Graves.  Three of the Company’s current directors—being Messrs. Holmes and Noël and Dr. Omenn—are not standing for re-election.  The Company’s Amended and Restated Bylaws authorize the number of directors to be not less than five and no more than nine, and, in accordance with the Company’s Amended and Restated Bylaws, the number of directors comprising the Board will be determined from time to time by the Board.  Each director is to hold office until his or her successor is duly elected and qualified.  Directors will be elected for a term that will expire at the annual meeting of stockholders immediately succeeding their election.  TLC Vision is OccuLogix’s major stockholder and, until April 11, 2006, had the ability to exercise a majority of the votes attached to the outstanding shares of OccuLogix’s common stock for the election of directors.  Currently, TLC Vision has the ability to exercise approximately 32.8% of the votes attached to the outstanding shares of OccuLogix’s common stock for the election of directors.

The Board believes Messrs. Davidson, Holmes and Noël and Drs. Graves and Omenn are independent directors under the guidelines of the Canadian securities regulatory authorities and under NASDAQ and SEC rules (covered below).  The Board does not believe that Dr. Lindstrom is an independent director under such guidelines and rules as a result of certain business relationships that he and his associates have with TLC Vision and certain of its affiliates.  However, provided that the transactions described in Proposals III, IV, V, VI and VII are approved by the Company’s stockholders and effected, and provided, further, that Dr. Lindstrom is re-elected to the Board, then he will be an independent director following the closing of these transactions since TLC Vision’s holdings of the Company’s common stock will be reduced to below 10% of the issued and outstanding shares of the Company’s common stock.  The Board believes that, if elected, Mr. Rindell will be an independent director, while Mr. Donsky will not be an independent director since it is contemplated that he will become OccuLogix’s Chief Executive Officer following the closing of the transactions contemplated by the Merger Agreement and the Securities Purchase Agreement.

An independent director is a director who is independent of management and is free from any interest and any business or other relationship which could, or could reasonably be perceived to, materially interfere with the director’s ability to act with a view to the best interests of the Company, other than interests and relationships arising from shareholding.  During the financial year ended December 31, 2007, the independent directors of the Company did not meet in the absence of non-independent directors.  Although the Board has not adopted formal procedures to facilitate discussions among the independent directors, they engage in such discussions, if, as and when advisable, strong working relationships having developed among them as a result of having served on the Board together for a number of years.

The Chairman of the Board, Mr. Vamvakas, is not an independent director, and the Board does not have a lead director who is an independent director.  However, each of the independent directors of the Company has a substantial amount of board and management experience and is able to provide the leadership and direction that an independent chairman or lead director would provide.  While it is contemplated that Mr. Vamvakas will resign the office of Chief Executive Officer following the closing of the transactions contemplated by the Merger Agreement and the Securities Purchase Agreement, it is expected that he will remain the Chairman of the Board.  He will remain a non-independent director even if the Company’s stockholders approve the transactions described in Proposals III, IV, V, VI and VII and they are effected.

The Board, to date, has not implemented a formal procedure for assessing its effectiveness and contribution and those of its committees and individual directors.  However, this assessment is conducted informally by Board members, on an ongoing basis.  At the end of each of its quarterly meetings, Board members meet in executive session, without the presence of any members of management.  Board members take these opportunities to engage in candid discussions regarding the performance of management—both team performance and individual performance.  Board members also take these opportunities to raise any concerns about, and to discuss, issues relating to the practices and processes of the Board and its committees, the adequacy of information communicated by management to Board members, the composition of the Board, the Board’s culture and any other matter that any director sees fit to raise.  The Chairman of the Board is excluded from these discussions, in the first instance, since he is not a non-executive director.  However, to the extent that these discussions result in any proposed courses of action, the implementation of which would require the involvement of the Chairman of the Board (and it typically does), the Chairman of the Corporate Governance and Nominating Committee, or his designee, will confer with him afterward and enlist his assistance in the implementation of any directives of the Board emanating from these executive sessions.

Board members are actively aware of their duties to act in the best interests of the Company and its stockholders and to exercise independent judgment in considering matters that are brought to the Board.  To that end, when a director or an officer of the Company has a material interest in such a matter, that interest is declared to the Board and, in the case of a director with a material interest, that director will recuse himself or herself from any decision of the Board in connection with such matter.

During the financial year ended December 31, 2007, there were three in-person meetings of the Board and eight conference call meetings of the Board.  The attendance record of each director is set forth in the table below:

Name of Director	Number of the Three (3) In-person Board Meetings Attended	Number of the Eight (8) Conference Call Board Meetings Attended	Number of the Five (5) Conference Call Audit Committee Meetings Attended	Number of the Three (3) Compensation Committee Meetings Attended	Number of the Three (3) Special Committee Meetings Attended

Elias Vamvakas(1)	3	8	--	--	--

Thomas N. Davidson	3	5	4	3	--

Adrienne L. Graves	3	7	5	3	3

Jay T. Holmes	3	8	5	3	3

Richard L. Lindstrom(1)	3	5	--	--	--

Georges Noël	3	4	5	3	3

Gilbert S. Omenn(2)	3	7	--	2	3

(1)	Is not a member of any of the committees of the Board.

(2)	Is not a member of the Audit Committee.

Although the Company does not have a formal process in place for the orientation and education of new directors, the Company and the Board do take steps to educate new directors upon their appointment or election to the Board.  Among other things, new directors are provided with binders of written materials to familiarize them with the Company and its business, and officers of the Company are made available to new directors for orientation and education purposes.  Although the Board has not implemented a formal continuing education program for directors, they are at liberty to, and are encouraged to, make a request to participate in education programs, at the Company’s expense, if they feel that it would assist them in maintaining the skills and knowledge necessary to discharge their obligations as directors.

Directors may be removed from office with or without cause by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of the Company’s stock that are entitled to vote generally in the election of the Company’s directors.  The Company’s Amended and Restated Bylaws provide that, in the case of any vacancies among the directors, such vacancy may be filled with a candidate approved by the vote of a majority of the remaining directors.

The ability of the remaining directors to fill vacancies could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company.

At any meeting of the Board, a majority of the total number of directors then in office will constitute a quorum for all purposes.

The Company expects that all nominees to the Board will attend the Stockholders Meeting.  All seven nominees to the Board as at June 29, 2007, the date of the last annual meeting of stockholders of the Company, attended that meeting.

Stockholders may contact non-management members of the Board by sending written communication to the Chief Financial Officer and Treasurer at 2600 Skymark Avenue, Unit 9, Suite 201, Mississauga, Ontario, L4W 5B2.  All such written communication will be given to non-management members of the Board, unless it would be addressed more appropriately by others within the Company.

Committees of the Board

The Board has three committees:  the Audit Committee; the Compensation Committee; and the Corporate Governance and Nominating Committee.  Currently, there is no written position description for the chairman of any of the Board’s committees.  The Board believes that the charter and the agreed mandate of each of the Board’s committees, together with the chairman’s own experience, provide adequate guidance to the chairman in the fulfilment of his role, and the carrying out of his responsibilities, as chairman of the relevant committee of the Board.

Audit Committee

The Audit Committee consists of Messrs. Holmes, Davidson and Noël and Dr. Graves, each of whom is an independent director.  Furthermore, the Board has determined that Mr. Noël, the Audit Committee’s chairman, is an “audit committee financial expert” as defined by the rules of the SEC and NASDAQ.  The principal duties and responsibilities of the Audit Committee are as follows:

•	to monitor the Company’s financial reporting process and internal control system;

•	to appoint and replace the Company’s independent outside auditors from time to time, to determine their compensation and other terms of engagement and to oversee their work;

•	to oversee the performance of the Company’s internal audit function; and

•	to oversee the Company’s compliance with legal, ethical and regulatory matters.

The Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties. It also has the authority to retain counsel and advisors to fulfill its responsibilities and duties.

Compensation Committee

The Compensation Committee consists of Messrs. Davidson, Holmes and Noël and Drs. Omenn and Graves, each of whom is an independent director.  Mr. Davidson is the Compensation Committee’s chairman.  The principal duties and responsibilities of the Compensation Committee are as follows:

•
to provide oversight of the development and implementation of the compensation policies, strategies, plans and programs for the Company’s key employees and directors, including policies, strategies, plans and programs relating to long-term compensation for the Company’s senior management, and the disclosure relating to these matters;

•	to make recommendations regarding the operation of and/or implementation of employee bonus plans and incentive compensation plans;

•	to review and approve the compensation of the Chief Executive Officer and the other executive officers of the Company and the remuneration of the Company’s directors; and

•	to provide oversight of the selection of officers, management succession planning, the performance of individual executives and related matters.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee consists of Messrs. Davidson, Holmes and Noël and Drs. Omenn and Graves, each of whom is an independent director.  Mr. Holmes is the Corporate Governance and Nominating Committee’s chairman.  A copy of the Corporate Governance and Nominating Committee’s charter is available on the Company’s website (www.occulogix.com).

The principal duties and responsibilities of the Corporate Governance and Nominating Committee are as follows:

•	to establish criteria for Board and committee membership and to recommend to the Board proposed nominees for election to the Board and for membership on committees of the Board;

•
to ensure that appropriate processes are established by the Board to fulfill its responsibility for (i) the oversight of strategic direction and development and the review of ongoing results of operations of the Company by the appropriate committee of the Board and (ii) the oversight of the Company’s investor relations and public relations activities and ensuring that procedures are in place for the effective monitoring of the stockholder base, receipt of stockholder feedback and response to stockholders concerns;

•	to monitor the quality of the relationship between management and the Board and to recommend improvements for ensuring an effective and appropriate relationship; and

•	to make recommendations to the Board regarding corporate governance matters and practices.

The Corporate Governance and Nominating Committee believes that the process it utilizes to identify and evaluate nominees to the Board brings forward individuals who possess the educational, professional and business qualification and personal qualities that are well suited to further the Company’s objectives.  Although the Corporate Governance and Nominating Committee may avail itself of the services of professional search firms, to date, it only has received recommendations for nominees to the Board from existing directors and executive officers of the Company, key business partners of the Company and industry contacts.  In evaluating any proposed nominee, the Corporate Governance and Nominating Committee will consider, among other things, the following factors:  the proposed nominee’s experience, skills and other qualifications in view of the specific needs of the Board and the Company; diversity of backgrounds, skills and expertise; and demonstration by the proposed nominee of high ethical standards, integrity and sound business judgment.  The Corporate Governance and Nominating Committee does not have a formal policy regarding the consideration of nominees to the Board who are recommended by stockholders since it believes that the process currently in place for the identification and evaluation of prospective members of the Board is adequate.  However, the Corporate Governance and Nominating Committee will receive and consider recommendations from stockholders.  Stockholders may communicate with members of the Corporate Governance and Nominating Committee at any time by writing to the Chief Financial Officer and Treasurer at 2600 Skymark Avenue, Unit 9, Suite 201, Mississauga, Ontario, L4W 5B2.

Code of Ethics

On December 4, 2004, the Board adopted a code of ethics that applies to the Company’s directors, officers and employees and which is intended to promote honest and ethical conduct, full and accurate reporting and compliance with laws.  On October 3, 2005, the Board adopted a revised code of ethics, entitled “OccuLogix, Inc. Code of Conduct”.  A copy of this document can be requested free of charge by writing to, or calling, the Chief Financial Officer and Treasurer at 2600 Skymark Avenue, Unit 9, Suite 201, Mississauga, Ontario, L4W 5B2, 905-602-0887.  It is also available on the Company’s website (www.occulogix.com).

The Audit Committee has established an independent, toll-free Values Line (1-888-475-8376) which anyone with good faith concerns regarding accounting, internal accounting controls or auditing matters at the Company, or matters relating to compliance with the Company’s code of ethics, may call to report his or her concerns.   The Values Line is available 24 hours a day and seven days a week.  All concerns reported through the Values Line are communicated to the Audit Committee which will take appropriate action.

Outside Advisors

An individual director is able to engage an outside advisor at the expense of the Company in appropriate circumstances.  The engagement of an external advisor by an individual director, as well as the terms of the retainer and the fees to be paid to the advisor, is subject to the prior approval of the Corporate Governance and Nominating Committee.

Stockholder Communications

The Board places great emphasis on its communications with stockholders.  Stockholders will receive timely dissemination of information, and the Company has procedures in place to permit and encourage feedback from its stockholders.  OccuLogix’s senior officers are available to stockholders.  The Company seeks to provide clear and accessible information about the results of OccuLogix’s business and its future plans.  OccuLogix has a website (www.occulogix.com) through which it makes available press releases, financial statements, annual reports, trading information and other information relevant to investors.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

The members of the Audit Committee are Messrs. Davidson, Holmes and Noël and Dr. Graves.  Each member of the Audit Committee is independent in the judgment of the Board, as required by the current NASDAQ listing standards.  Mr. Noël has been designated by the Board as the Audit Committee’s financial expert.  The Audit Committee operates under the Charter of the Audit Committee adopted by the Board.

Management is responsible for preparing OccuLogix’s financial statements, and the independent auditors are responsible for auditing those financial statements.  The Audit Committee’s primary responsibility is to oversee OccuLogix’s financial reporting process on behalf of the Board and to report the result of its activities to the Board, as described in the Charter of the Audit Committee.  The principal recurring duties of the Audit Committee in carrying out its oversight responsibility include reviewing and evaluating the audit efforts of OccuLogix’s independent auditors, discussing with management and the independent auditors the adequacy and effectiveness of OccuLogix’s accounting and financial controls, and reviewing and discussing with management and the independent auditors the quarterly and annual financial statements of the Company.

The Audit Committee has reviewed and discussed with OccuLogix management the audited financial statements of the Company for the financial year ended December 31, 2007.  The Audit Committee has also discussed with Ernst & Young LLP, the independent auditors of OccuLogix, the matters required to be discussed by the Statement on Auditing Standards No. 91 (Audit Committee Communications).  The Audit Committee has also received from the independent auditors written affirmation of their independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has discussed with the auditors the firm’s independence.

Based upon the review and discussions summarized above, the Audit Committee recommended to the Board that the audited financial statements of the Company as of December 31, 2007 and for the year then ended be included in the Company’s Annual Report on Form 10-K for the financial year ended December 31, 2007 for filing with the SEC.

Georges Noël	Thomas N. Davidson	Jay T. Holmes
Adrienne L. Graves

DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE

OccuLogix maintains directors’ and officers’ liability insurance.  Under this insurance coverage, the insurer pays, on OccuLogix’s behalf, for losses for which the Company indemnifies its directors and officers and, on behalf of individual directors and officers, losses arising during the performance of their duties for which OccuLogix does not indemnify them.  The total limit for the policy is $10,000,000 per policy term, subject to a deductible of $500,000 per claim with respect to corporate indemnity provisions and $500,000 if the claim relates to securities law claims.  The total premiums in respect of the directors’ and officers’ liability insurance for the financial year ended December 31, 2007 were approximately $385,000.  The directors’ and officers’ liability insurance policy is effective from December 7, 2007 to December 7, 2008.  The insurance policy does not distinguish between directors and officers as separate groups.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Indebtedness of Directors and Officers

No officer, director or employee, or former officer, director or employee, of the Company or any of its subsidiaries, or associate of any such officer, director or employee is currently or has been indebted (other than routine indebtedness of employees and non-executive officers), at any time since January 1, 2007, to the Company or any of its subsidiaries.

Review and Approval of Related Party Transactions

The Company’s General Counsel is primarily responsible for reviewing all relationships and transactions in which the Company, on the one hand, and its significant stockholders or the Company’s directors and executive officers, or members of their respective immediate families, on the other hand, are participants and for assessing whether any of such persons has a direct or indirect material interest.  The General Counsel is also primarily responsible for developing and implementing processes to obtain information relevant to such review from the Company’s significant stockholders and its directors and executive officers.  Transactions that are determined to necessitate disclosure pursuant to the SEC’s rules are disclosed in the Company’s proxy statement and are brought to the Board for pre-approval or ratification, as the case may be.  Any director who has a material interest in such a transaction (or whose family member has such a material interest) will declare his or her interest and will recuse himself or herself from any decision of the Board in connection with such matter.

Interests of Insiders in Prior and Proposed Transactions

TLC Vision

TLC Vision beneficially owns approximately 32.8% of the Company’s issued and outstanding common stock or approximately 28.9% on a fully diluted basis.  Mr. Vamvakas, formerly a director of TLC Vision and its past Chairman and CEO, became our Chairman in 2003 and is also our CEO.  In addition, one of our other directors, Dr. Lindstrom, is also a director of TLC Vision.  One of our other directors, Mr. Davidson, was also a director of TLC Vision until December 2007, and another of our directors, Mr. Holmes, who is not standing for re-election to the Board, was elected to the board of directors of TLC Vision on June 10, 2008.

TLC Vision provides to OccuLogix certain information technology and administrative support and also makes available certain of its employee benefit plans, including health and dental insurance plans, to employees of OccuLogix.  During the financial year ended December 31, 2007, the Company paid to TLC Vision an aggregate of approximately $12,685 and $244,445 in respect of these services.

John Cornish and Apheresis Technologies, Inc.

John Cornish is one of the Company’s stockholders and, until January 2008, was the Company’s Vice President, Operations.  He was also one of the Company’s directors from April 1997 to September 2004.

Apheresis Technologies, Inc. (“Apheresis Technologies”) of which Mr. Cornish is the President, was spun off from OccuLogix in 2002, and, as a result, OccuLogix’s stockholders at the time, which did not include TLC Vision, became stockholders of Apheresis Technologies.  Mr. Cornish and his family are the most significant stockholders of Apheresis Technologies, holding an aggregate of approximately 25% of the outstanding stock of Apheresis Technologies.  Diamed and Hans Stock are currently stockholders of the Company and together own approximately 11% of the outstanding stock of Apheresis Technologies.  Diamed is a significant stockholder of the Company, and Mr. Stock is the controlling shareholder of Diamed.

During the financial year ended December 31, 2007, Apheresis Technologies made available to OccuLogix, upon request, the services of certain of Apheresis Technologies’ employees and consultants on a per diem basis.  During the financial year ended December 31, 2007, OccuLogix paid Apheresis Technologies $98,769 under this arrangement.

Mr. Cornish also owns and manages Cornish Properties, which leased space to OccuLogix in Palm Harbor, Florida, for clinical trial activities, office space and storage under a lease that expired on December 31, 2007.  During the financial year ended December 31, 2007, the Company paid rent to Cornish Properties in the amount of $26,016.

Elias Vamvakas

On November 30, 2006, Mr. Vamvakas agreed to provide the Company with a standby commitment to purchase convertible debentures of the Company in an aggregate principal amount of up to $8,000,000.  When the Company raised gross proceeds in the amount of $10,016,000 on February 6, 2007 in a private placement of shares of its common stock and warrants, the commitment amount under Mr. Vamvakas’ standby commitment was reduced to zero, thus effectively terminating the standby commitment.  No portion of the standby commitment was ever drawn down by the Company, and the Company paid Mr. Vamvakas a total of $29,808 in commitment fees in February 2007.

Doug P. Adams and Peter M. Adams

Prior to the Company’s acquisition of Solx on September 1, 2006, Mr. Doug P. Adams served as the President and Chief Executive Officer of Solx and was a significant stockholder of Solx.  As of September 1, 2006, the closing date of the acquisition, Mr. Adams became an executive officer of the Company and remained an executive officer of the Company until December 19, 2007, the date on which the Company sold Solx to Solx Acquisition, Inc. (“Solx Acquisition”).  The Company has paid Mr. Adams a total of $1,615,930 and issued to him 1,309,329 shares of its common stock in consideration of his proportionate share of the purchase price of Solx.  Until the assumption, on December 19, 2007, by Solx Acquisition, of OccuLogix’s obligation to pay $5,000,000 to the former stockholders of Solx on September 1, 2008 in satisfaction of the outstanding balance of the purchase price of Solx, Mr. Adams was owed $1,024,263 by the Company in consideration of his proportionate share of the outstanding balance of the purchase price of Solx.  See “—Solx Acquisition, Inc.”.

In addition, in connection with the Company’s acquisition of Solx, the Company has paid Peter M. Adams, Doug P. Adams’ brother, a total of $371,095 and issued to him and his spouse an aggregate of 300,452 shares of its common stock in consideration of Mr. Peter M. Adams’ proportionate share of the purchase price of Solx.  Until the assumption, on December 19, 2007, by Solx Acquisition, of OccuLogix’s obligation to pay $5,000,000 to the former stockholders of Solx on September 1, 2008 in satisfaction of the outstanding balance of the purchase price of Solx, the Company owed Mr. Peter M. Adams $236,917 in consideration of his proportionate share of the outstanding balance of the purchase price of Solx.

Solx Acquisition, Inc.

On December 19, 2007, we sold Solx to Solx Acquisition, a company wholly-owned by Doug P. Adams who, until the closing of the sale, was an executive officer of OccuLogix.  The consideration for the purchase and sale of all of the issued and outstanding shares of the capital stock of Solx consisted of:  (i) on December 19, 2007, the closing date of the sale, the assumption by Solx Acquisition of all of the liabilities of OccuLogix, as they related to Solx’s business, incurred on or after December 1, 2007, and OccuLogix’s obligation to make a $5,000,000 payment to the former stockholders of Solx due on September 1, 2008 in satisfaction of the outstanding balance of the purchase price of Solx; (ii) on or prior to February 15, 2008, the payment by Solx Acquisition of all of the expenses that OccuLogix had paid to the closing date, as they related to Solx’s business during the period commencing on December 1, 2007; (iii) during the period commencing on the closing date and ending on the date on which Solx achieves a positive cash flow, the payment by Solx Acquisition of a royalty equal to 3% of the worldwide net sales of the SOLX 790 Laser and the SOLX Gold Shunt, including next-generation or future models or versions of these products; and (iv) following the date on which Solx achieves a positive cash flow, the payment by Solx Acquisition of a royalty equal to 5% of the worldwide net sales of these products.  In order to secure the obligation of Solx Acquisition to make these royalty payments, Solx granted to OccuLogix a subordinated security interest in certain of its intellectual property.

The sale of Solx to Solx Acquisition was a “related party transaction” within the meaning of Ontario Securities Commission Rule 61-501—Insider Bids, Issuer Bids, Business Combination and Related Party Transactions (“Rule 61-501”).  The Board, acting in good faith, determined that the Company was in serious financial difficulty and that the transaction would improve the financial position of the Company.  The Board unanimously approved the transaction, having judged the terms and conditions of the sale to be reasonable under the surrounding circumstances.  Based on the Board’s determination, in connection with the sale, the Company relied on the financial hardship exemptions from the formal valuation and minority approval requirements of Rule 61-501.  On October 9, 2007, we announced that the Board had authorized management and the Company’s advisors to explore the full range of strategic alternatives available to enhance shareholder value.  For some time prior to the October 9, 2007 announcement, the Company had been seeking to raise additional capital, with the objective of securing funding sufficient to sustain its operations, as at that time, it had been clear that, unless we were able to raise additional capital, the Company would not have had sufficient cash to support its operations beyond early 2008.  The Board’s decision to dispose of Solx was made and implemented in order to conserve as much cash as possible while the Company continued its capital-raising efforts which, at the time the sale of Solx to Solx Acquisition was proposed and being negotiated, had not returned any results.  The Board decided that it was in the best interests of the Company and its stockholders to dispose of Solx.

Marchant Securities Inc.

Marchant is a firm indirectly beneficially owned as to approximately 32% by Mr. Vamvakas and members of his family.

Marchant introduced the Company to the Bridge Lenders and, for such service, has been paid a commission of $180,000 to date, representing 6% of $3,000,000—which is the aggregate principal amount of the Bridge Loan that was advanced on February 19, 2008.  The Company has agreed to pay, but has not yet paid, Marchant a commission on the portion of the $300,000 aggregate principal amount of the Bridge Loan, that was advanced on May 5, 2008, by those Bridge Lenders who are Canadian residents for purposes of applicable securities laws.  In addition, the Company has agreed to pay, but has not yet paid, Marchant a commission on the portion of the $3,403,500 aggregate principal amount of the Bridge Loan, announced on July 28, 2008, that was advanced by those Bridge Lenders who are Canadian residents for purposes of applicable securities laws.  Such outstanding commissions total $38,400, which amount the Company proposes to pay, subject to obtaining the requisite stockholder and regulatory approvals, by issuing to Marchant shares of the Company’s common stock, at a per share price equal to the per share price at which the Investors will be purchasing shares of the Company’s common stock pursuant to the Securities Purchase Agreement.  See “Proposal VII”.

Marchant also is acting as exclusive placement agent in Canada in connection with the sale of shares of the Company’s common stock under the Securities Purchase Agreement.  For such service, the Company has agreed to pay, but has not yet paid, Marchant a commission equal to 6% of the aggregate gross proceeds realized from sales to those Investors who are Canadian residents for purposes of applicable securities laws.  Such commission totals $46,080.  Subject to obtaining the requisite stockholder and regulatory approvals, the Company proposes to pay such commission by issuing to Marchant shares of the Company’s common stock, at a per share price equal to the per share price at which the Investors will be purchasing shares of the Company’s common stock pursuant to the Securities Purchase Agreement.  See “Proposal VII”.

No Other Interests of Insiders

None of the principal stockholders, senior officers or directors of the Company or the proposed nominees for election as directors of the Company, or any of their associates or subsidiaries, has any other interest in any other transaction since January 1, 2007 or any other proposed transaction that has materially affected or would materially affect the Company or its subsidiaries.

PRINCIPAL STOCKHOLDERS

The following table shows information regarding the beneficial ownership of the Company’s and TLC Vision Corporation’s common stock as of the date of this proxy statement by:

•	each person who is known by OccuLogix to own beneficially more than 5% of the Company’s common stock;

•	each person who is a member of the Board;

•	each person who is a nominee to the Board but who is not currently a member of the Board;

•	each person who is one of the Company’s executive officers; and

•	all persons who are members of the Board, all persons who are nominees to the Board but who are not currently members of the Board and the Company’s executive officers, as a group.

Beneficial ownership of shares is determined in accordance with SEC rules and generally includes any shares over which a person exercises sole or shared voting or investment power.  The information set forth below is based on 57,306,145 shares of OccuLogix’s common stock outstanding as of the date of this proxy statement and on 50,297,018 shares of TLC Vision’s common stock outstanding as at the date of this proxy statement.  Common stock underlying stock options that are presently exercisable or exercisable within 60 days of the date of this proxy statement is deemed to be outstanding and beneficially owned by the person holding the stock options for the purpose of computing the ownership percentage of that person, but are not considered outstanding for the purpose of computing the percentage ownership of any other person.

Except as indicated in the footnotes to this table, to the Company’s knowledge, each stockholder in the table has sole voting and investment power for the shares shown as beneficially owned by such stockholder. Except as otherwise noted, each person’s address is c/o OccuLogix, Inc., 2600 Skymark Avenue, Unit 9, Suite 201, Mississauga, Ontario, L4W 5B2.

Name of Beneficial Owner	Shares Beneficially Owned		Percentage of Shares Beneficially Owned	TLC Vision Corporation Common Shares Beneficially Owned		Percentage of TLC Vision Common Shares Beneficially Owned

TLC Vision Corporation(1)	18,770,302		32.8%	--		*
Diamed Medizintechnik GmbH(2)	4,332,234		7.6%	--		*
Elias Vamvakas	2,729,345		4.8%	201,571		*
William G. Dumencu	100,000		*	1,500		*
Thomas P. Reeves	314,166		*	--		*
Suh Kim	33,333		*	--		*
Thomas N. Davidson	123,000		*	[112,127	]	*
Eric Donsky	--		*	--		*
Jay T. Holmes	94,000	(3)	*	7,500		*
Adrienne L. Graves	40,725		*	--		*
Richard L. Lindstrom	70,000		*	129,000		*
Georges Noël	70,000		*	--		*
Gilbert S. Omenn	40,000		*	--		*
Donald Rindell	--		*	--		*
All directors and executive officers as a group (14 persons)	3,614,569	(4)	6.3%	[451,698	] (5)	*
___________________________________

*  Less than 1%.

(1)
Of such shares, 981,926 are owned directly by TLC Vision and 17,788,376 are owned by TLC Vision (USA) Corporation, a wholly-owned subsidiary of TLC Vision.  TLC Vision is a widely held public company.  TLC Vision’s address is 5280 Solar Drive, Suite 100, Mississauga, Ontario, L4W 5M8.

(2)	Diamed is controlled by Mr. Hans Stock. Diamed’s address is Stadtwaldgürtel 77, 50935 Köln, Germany.

(3)	12,000 shares are beneficially owned by Mr. Holmes’ wife.

(4)	This does not include family members of directors or executive officers. This includes 1,592,082 shares of common stock related to stock options currently outstanding.

(5)	This does not include family members of directors or executive officers. This includes 152,000 shares of common stock related to stock options currently outstanding.

Following Approval and Implementation of Proposal

The following table shows information regarding the future beneficial ownership of the Company’s common stock by the below-listed persons, assuming that all of the ten proposals that you are being asked to consider and vote on are approved and implemented:

•	each person who OccuLogix knows will own beneficially more than 5% of the Company’s common stock;

•	each person who will be a member of the Board;

•	each person who will be an executive officer of the Company; and

•	all persons who will be members of the Board or executive officers of the Company, as a group.

Beneficial ownership of shares is determined in accordance with SEC rules and generally includes shares over which a person exercises sole or shared voting or investment power.  The information set forth below assumes that 237,993,825 shares of OccuLogix’s common stock will be outstanding following the approval and implementation of the ten proposals that OccuLogix’s stockholders are being asked to consider and vote on, which assumption, in turn, is based on the assumption that the per share purchase price under the Securities Purchase Agreement will be $0.10.  If the per share purchase price under the Securities Purchase Agreement is lower than $0.10, then a greater number of shares of OccuLogix’s common stock will be outstanding.  At the date of this proxy statement, the per share purchase price is not determinable.  Common stock underlying stock options that are presently exercisable within 60 days of this proxy statement is deemed to be outstanding and beneficially owned by the person holding the stock options for the purpose of computing the ownership percentage of that person, but are not considered outstanding for the purpose of computing the percentage ownership of any other person.  For purposes of the information shown in the following table, we have taken into account stock options of OcuSense that are presently exercisable within 60 days of this proxy statement and that will be assumed by OccuLogix in accordance with the terms of the Merger Agreement and, as a result, become exercisable into shares of OccuLogix’s common stock.

Name of Beneficial Owner	Shares Beneficially Owned(1)		Percentage of Shares Beneficially Owned
Eric Donsky	1,804,195		18.95%
TLC Vision Corporation(2)	750,812		7.89%
Elias Vamvakas	832,349		8.10%
William G. Dumencu	47,820		*
Thomas N. Davidson	325,253		3.42%
Adrienne L. Graves	1,962		*
Richard L. Lindstrom	103,518		1.09%
Donald Rindell	31,577		*
All directors and executive officers as a group (7 persons)	3,146,676	(3)	30.32%
___________________________________

*  Less than 1%.

(1)	The numbers set forth in this column assume that the Board implements a reverse stock split in a ratio of 1:25.

(2)
Of such shares, 39,278 will be owned directly by TLC Vision and 711,536 will be owned by TLC Vision (USA) Corporation, a wholly-owned subsidiary of TLC Vision.  TLC Vision is a widely held public company.  TLC Vision’s address is 5280 Solar Drive, Suite 100, Mississauga, Ontario, L4W 5M8.

(3)
This does not include family members of directors or executive officers.  This includes 857,005 shares of common stock underlying stock options of OccuLogix and stock options of OcuSense that will be assumed by OccuLogix in accordance with the terms of the Merger Agreement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires OccuLogix’s directors, certain officers and persons who own more than 10% of a registered class of OccuLogix’s equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC.  Such directors, officers and 10% stockholders are also required by the SEC rules to furnish the Company with copies of all Section 16(a) reports they file.  OccuLogix assists its directors and officers in preparing their Section 16(a) reports.

To the knowledge of the Company, all Section 16(a) reports required to be filed by directors and officers of the Company during the fiscal year ended December 31, 2007 were filed on a timely basis.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders.  This process, which is commonly referred to as “householding”, potentially means extra convenience for stockholders and cost savings for companies.

We expect that a number of brokers with account holders who are OccuLogix stockholders will be “householding” the OccuLogix proxy materials.  A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.  Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent.  If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker or direct your written request to the Secretary of the Company at 2600 Skymark Avenue, Unit 9, Suite 201, Mississauga, Ontario, L4W 5B2.  Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER BUSINESS

OccuLogix knows of no other matter to come before the Stockholders Meeting other than the matters referred to in the notice of meeting.

DIRECTORS’ APPROVAL

The contents and sending of this proxy statement have been approved by the Board.

By Order of the Board

/s/ Elias Vamvakas
Elias Vamvakas
Chairman of the Board, Chief Executive Officer and Secretary

Mississauga, Ontario
August ■, 2008

Copies of the Company’s Annual Report for the financial year ended December 31, 2007, filed with the SEC on Form 10-K, and Amendment No. 1 and Amendment No. 2 to the Company’s Annual Report for the financial year ended December 31, 2007, filed with the SEC on Form 10-K/A, are available on the Company’s website (www.occulogix.com) and without charge upon written request to:  Secretary, OccuLogix, Inc., 2600 Skymark Avenue, Unit 9, Suite 201, Mississauga, Ontario, L4W 5B2.  Additional information regarding the Company can be found on EDGAR) (www.sec.gov) and on SEDAR (www.sedar.com).

OCCULOGIX, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated financial statements have been prepared to give effect to the proposed reorganization transactions. The following unaudited pro forma consolidated balance sheet of Occulogix, Inc. (“OccuLogix”) as at March 31, 2008 has been prepared as if the proposed reorganization transactions described below had been completed on March 31, 2008. The unaudited pro forma consolidated statements of operations for the three months ended March 31, 2008 and the year ended December 31, 2007 give effect to the acquisition of the minority shareholders’ ownership interest in OcuSense, Inc. (“OcuSense”), see Proposal IV in the Proxy Statement , the completion of investments by private investors of up to a $2,173,000 (the “PIPE”) see Proposal V and VII in the Proxy Statement and the conversion of outstanding bridge loans (February 19, 2008 - $3,000,000,  May 5, 2008 - $300,000 and July 28, 2008 - $3,403,500) (the “Bridge Loans”) and related accrued interest into common stock of  OccuLogix as if it occurred on January 1, 2007 see Proposals VI & VII in the Proxy Statement.  The conversion of a fixed percentage of severance cash entitlement of the majority of OccuLogix’s senior management which will be outstanding at the completion of all of the reorganization transactions into stock options under the OccuLogix 2002 Stock Option Plan (the “Stock Option Plan) exercisable into common shares of OccuLogix has not been included in the unaudited pro forma consolidated statements of operations for the three months ended March 31, 2008 and the year ended December 31, 2007 but are reflected in the pro forma consolidated balance sheet related to Proposal IX in the Proxy Statement.  The terms of the Proxy Statement require that all of Proposals IV, V, VI, VII, IX and X must be approved by the shareholders of the Company. If any of these proposals are not approved by the shareholders, no action will be taken on any of these proposals by the Company.

The information presented for the three months ended March 31, 2008 is derived from the restated unaudited historical consolidated financial statements of OccuLogix for the three months ended March 31, 2008 included in its Quarterly Report on Form 10-Q/A. The information presented for the year ended December 31, 2007 is based on the restated audited historical consolidated financial statements of OccuLogix for the year ended December 31, 2007 included in its Annual Report on Form 10-K/A, Amendment No.2 .

The unaudited pro forma consolidated financial statements are provided for informational purposes only and are subject to a number of assumptions which may not be indicative of the financial position and results of operations that would have occurred had the sale been effected on the assumed dates or of the financial position or results of operations that may be obtained in the future.

These unaudited consolidated pro forma financial statements should be read in conjunction with the:

•	Accompanying notes to the unaudited pro forma consolidated financial statements;
•	Separate restated historical consolidated financial statements of OccuLogix as of and for the year ended December 31, 2007 included in its Annual Report on Form 10-K/A, Amendment No.2; and
•	Separate restated historical consolidated financial statements of OccuLogix as of and for the three months ended March 31, 2008 included in its Quarterly Report on Form 10-Q/A.

The accompanying pro forma consolidated financial statements give effect to the proposed reorganization transactions described below.  All amounts are in US dollars.

Pro Forma Transactions

The unaudited pro forma consolidated financial statements of OccuLogix have been prepared to reflect the following reorganization transactions:

a)
OccuLogix intends to complete a PIPE transaction of  $2,173,000 of common stock at a per share price that is the lower of (i) $0.10 and (ii) the volume-weighted average closing price of the Company’s common stock on The NASDAQ Capital Market for the 15-trading day period immediately preceding the closing date of the sale. If the per share purchase price is $0.10, then an aggregate of 21,730,000 shares of the Company’s common stock will be issued to the Investors.  If the per share purchase price is lower than $0.10, then a greater aggregate number of shares of the Company’s common stock will need to be issued to the Investors.  At the date of this proxy statement, the per share purchase price is not determinable.

b)
OccuLogix intends to use the second of two pre-payment options available to it regarding all outstanding Bridge Loans and related accrued interest on the date of the reorganization transactions, in which the amounts outstanding will be converted into common stock of OccuLogix. Under this second pre-payment option, since OccuLogix has met the condition of having closed a PIPE for aggregate gross proceeds of no less than $1,000,000, the Company is able to repay the Bridge Loans in full by issuing to the lenders shares of its common stock, in an aggregate amount equal to the amount of outstanding principal and accrued interest, at a 15% discount to the price paid by the PIPE investors .

1

c)
Occulogix will be acquiring, the remaining ownership interest (44.03% of the remaining outstanding shares after the cashless exercise of all outstanding OcuSense warrants , 49.9% on a fully-diluted basis) in OcuSense that it does not currently own, by way of a merger of OcuSense and a newly incorporated, wholly-owned subsidiary of OccuLogix.  As merger consideration, the Company expects to issue an aggregate of 79,248,175 shares of its common stock to the minority stockholders of OcuSense (“Minority Shareholders”).  Management of OccuLogix and non-OccuLogix directors of OcuSense have agreed upon an entity value for OcuSense of $18,000,000. The excess of the purchase price over the value of the minority interest acquired will be treated as a capital item and will be reported as a reduction to Additional Paid In Capital.  These estimates are subject to adjustment upon the finalization of the final purchase price allocation.

d)
At the completion of the reorganization transactions, OccuLogix will have reached agreement with the majority of its senior management in which the senior management will forego a fixed percentage of their cash severance entitlement in exchange for stock options under the OccuLogix 2002 Stock Option Plan (the “Stock Option Plan) exercisable into common shares of OccuLogix. The number of options that each senior manager receives will be based on the cash severance entitlement being foregone divided by a Black-Scholes valuation of the options assuming the same price per share of OccuLogix common stock applicable to the PIPE and Minority Shareholders investors in the reorganization transactions. These options will vest immediately and will have a 10 year life. The exercise price of these options will be the fair market value of OccuLogix’s common stock on NASDAQ on the day immediately preceding the completion of the reorganization transactions. The calculation of the number of options provided to senior managers will take into account the impact of the exercise price of the options being greater than the price per share applicable to the PIPE and Minority Shareholders investors in the reorganization transactions.  The estimated fair value of stock options used in these pro forma financial statements is subject to adjustment based on assumptions and estimates that will be available upon the determination of the measurement date.

e)
At the completion of the reorganization transactions, Occulogix will make an amendment to the Company’s Amended and Restated Certificate of Incorporation in order to provide for a recapitalization in which the issued and outstanding shares of the Company’s common stock will undergo a reverse split in a ratio of up to 25:1, with the actual ratio and the timing of such reverse split to be determined by the Board in its sole discretion.

2

OCCULOGIX, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
As at March 31, 2008
(expressed in U.S. dollars)

	OccuLogix, Inc. (Historical)	Pro Forma Adjustments	Note 2	OccuLogix, Inc. (Pro Forma)
	$	$		$
ASSETS	(Restated)
Current
Cash and cash equivalents	2,329,718	2,048,000	a
		3,703,500	b
		(175,000)	c
		(1,202,505)	d	6,703,713

Amounts receivable, net	162,094	—		162,094
Inventory, net	41,213	—		41,213
Prepaid expenses	445,296	—		445,296
Prepaid finance costs	139,000	(139,000)	b	—
Deposits	13,334	—		13,334
Total current assets	3,130,655	4,234,995		7,365,650
Fixed assets, net	113,966	—		113,966
Patents and trademarks, net	168,496	—		168,496
Investments	536,264	—		536,264
Intangible assets, net	10,659,337	—		10,659,337
Total assets	14,608,718	4,234,995		18,843,713

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current
Accounts payable	364,013	—		364,013
Accrued liabilities	2,933,396	(958,739)	d	1,974,657
Due to stockholders	74,053	—		74,053
Deferred revenue	106,700	—		106,700
Short term liabilities and accrued interest	3,040,438	(3,040,438)	b	—
Total current liabilities	6,518,600	(3,999,177)		2,519,423
Deferred tax liability	1,536,535	2,727,199	c	4,263,734
Total liabilities	8,055,135	(1,271,978)		6,783,157
Minority interest	4,792,176	(4,792,176)	c	—
Stockholders’ equity
Capital Stock
Common stock	57,306	22,191	a
		79,724	b
		79,248	c	238,469
Additional paid-in capital	362,270,156	2,025,809	a
		7,892,720	b
		(38,400)	b
		7,845,570	c
		(3,132,642)	c
		(175,000)	c
		2,705,757	d	379,393,970
Accumulated deficit	(360,566,055)	(1,190,106)	b
		(139,000)	b
		(2,727,199)	c
		(2,949,523)	d	(367,571,883)
Total stockholders’ equity	1,761,407	10,299,149		12,060,556
Total liabilities and stockholders’ equity	14,608,718	4,234,995		18,843,713

3

OCCULOGIX, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Three Months Ended March 31, 2008
(expressed in U.S. dollars except number of shares)

	OccuLogix, Inc. (Historical)	Pro Forma Adjustments	Note 3	OccuLogix, Inc. (Pro Forma)
	$	$		$
	(Restated)
Revenue	7,200	—		7,200
Cost of sales
Cost of goods sold	(444)	—		(444)
Royalty costs	25,000	—		25,000
	24,556	—		24,556
	(17,356)	—		(17,356)
Operating expenses
General & administrative	1,526,074			1,526,074
Clinical and regulatory	1,022,987	—		1,022,987
Sales and marketing	176,529	—		176,529
	2,725,590	—		2,725,590
Loss from operations	(2,742,946)	—		(2,742,946)
Other income (expense)
Interest income	30,288	—		30,288
Impairment of investments	(327,486)	—		(327,486)
Interest expense	(40,438)	40,438	a	—
Amortization of finance costs	(41,000)	41,000	a	—
Other	17,492	—		17,492
Minority interest	207,535	(207,535)	b	—
	(153,609)	(126,097)		(279,706)
Loss from continuing operations before income taxes	(2,896,555)	(126,097)		(3,022,652)
Recovery of income taxes	619,480	(619,480)	c	—
L oss from continuing operations	(2,277,075)	(745,577)		(3,022,652)

Weighted average number of common shares outstanding – basic and diluted	57,306,145	181,163,422	d
	(55,013,899)	(173,916,885)	d	9,538,783
Net l oss from continuing operations per share – basic and diluted	$(0.99)			$(0.32)

4

OCCULOGIX, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2007
(expressed in U.S. dollars except number of shares)

	OccuLogix, Inc. (Historical)	Pro Forma Adjustments	Note 3	OccuLogix, Inc. (Pro Forma)
	$	$		$
	(Restated)
Revenue	91,500	—		91,500
Cost of sales
Cost of goods sold	2,298,103	—		2,298,103
Royalty costs	100,000	—		100,000
	2,398,103	—		2,398,103
	(2,306,603)	—		(2,306,603)
Operating expenses
General & administrative	8,104,405	—		8,104,405
Clinical and regulatory	8,675,552	—		8,675,552
Sales and marketing	1,413,459	—		1,413,459
Impairment of intangible assets	20,923,028	—		20,923,028
Restructuring charges	1,312,721	—		1,312,721
	40,429,165	—		40,429,165
Loss from operations	(42,735,768)	—		(42,735,768)
Other income (expense)
Interest income	609,933			609,933
Changes in fair value of warrant obligations	1,882,497			1,882,497
Impairment of investments	(1,036,250)	—		(1,036,250)
Interest expense	(17,228)	—		(17,228)
Other	18,011	—		18,011
Minority interest	1,312,178	(1,312,178)	b	—
	2,769,141	(1,312,178)		1,456,963
Loss from continuing operations before income taxes	(39,966,627)	(1,312,178)		(41,278,805)
Recovery of income taxes	5,565,542	8,968,284	c	14,533,826
L oss from continuing operations	(34,401,085)	7,656,106		(26,744,979)

Weighted average number of common shares outstanding – basic and diluted	56,628,186	181,163,422	d	9,511,664
	(54,363,059)	(173,916,885)	d
Net l oss from continuing operations per share – basic and diluted	$(15.19)			$(2.81)

5

OCCULOGIX, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
 (expressed in U.S. dollars)

1.	Basis of Pro Forma Presentation

OccuLogix has entered into a number of reorganization transactions which are intended to provide sufficient capitalization for Occulogix to be able to support the commercialization efforts of its OcuSense subsidiary of its first product, which is currently under development.  The product consists of a hand-held tear film test for the measurement of osmolarity, a quantitative and highly specific biomarker that has shown to correlate with dry eye disease, or DED.

The accompanying unaudited pro forma consolidated balance sheet and the unaudited pro forma consolidated statements of operations of OccuLogix have been prepared by management of OccuLogix in accordance with United States generally accepted accounting principles.  The accompanying pro forma consolidated financial statements give effect to the proposed transactions described below.

The underlying assumptions for the pro forma consolidated financial statements provide a reasonable basis for presenting the significant financial effects directly attributable to such transactions; however, the unaudited pro forma consolidated financial statements may not be indicative of the financial position and results of operations that would have occurred if the transactions had been completed on the dates indicated or of the financial position and results of operations that may be obtained in the future. In the opinion of OccuLogix’s management these unaudited pro forma consolidated financial statements include all adjustments necessary for fair presentation.

The unaudited pro forma consolidated balance sheet of OccuLogix as at March 31, 2008 has been prepared using the restated unaudited consolidated balance sheet of OccuLogix as at March 31, 2008 with the adjustments and assumptions as outlined below in Note 2 giving effect to the applicable reorganization transactions as if they had occured on March 31, 2008.  The unaudited pro forma consolidated statements of operations have been prepared using the restated results of operations of OccuLogix for the three months ended March 31, 2008 and for the year ended December 31, 2007 and the adjustments and assumptions as outlined below in Note 3 giving effect to the applicable reorganization transactions as if they had occurred on January 1, 2007.

2.	Pro Forma Consolidated Balance Sheet of OccuLogix

.  The terms of the Proxy Statement require that all of Proposals IV, V, VI, VII, IX amd X must be approved by the shareholders of the Company. If any of these proposals are not approved by the shareholders, no action will be taken on any of these proposals by the Company. As such, the following pro forma adjustments include the impact of all five of these proposals as follows:

a)
OccuLogix intends to complete a PIPE transaction of  $2,173,000 of common stock at a per share price that is the lower of (i) $0.10 and (ii) the volume-weighted average closing price of the Company’s common stock on The NASDAQ Capital Market for the 15-trading day period immediately preceding the closing date of the sale. If the per share purchase price is $0.10, then an aggregate of 21,730,000 shares of the Company’s common stock will be issued to the Investors.  If the per share purchase price is lower than $0.10, then a greater aggregate number of shares of the Company’s common stock will need to be issued to the Investors.  At the date of this proxy statement, the per share purchase price is not determinable.

These pro forma consolidated financial statement assumes that the per share purchase price is $0.10, as follows:

	$	Purchase price per share for the PIPE	Shares issued #
Gross Proceeds from PIPE	2,173,000	$0.10	21,730,000
Share issuance cost – in equity	(46,080)		460,800
Share issuance cost – in cash (estimated)	(125,000)
	Total shares issued		22,190,800

Summary	$
Net cash proceeds	2,048,000
Common shares (par value $0.001)	(22,191)
Additional Paid In Capital	(2,025,809)

6

b)
On February 19, 2008, Occulogix secured a bridge loan in an aggregate principal amount of $3,000,000 (less transaction costs of approximately $180,000) from a number of private parties. The loan bears interest at a rate of 12% per annum and has a 180-day term, which may be extended to 270 days under certain circumstances. The repayment of the loan is secured by a pledge by OccuLogix of its shares of the capital stock of OcuSense. Under the terms of the loan agreement, the Company has two pre-payment options available to it, should it decide to not wait until the maturity date to repay the loan.

Subsequent to March 31, 2008, on May 5, 2008, OccuLogix secured a second bridge loan in an aggregate principal amount of $300,000 and on July 28, 2008 secured a third bridge loan in an aggregate principal amount of $3,403,500 from a number of private parties (“Additional Bridge Loans”). The Additional Bridge Loans are  not reflected in the interim financial statement as at March 31, 2008.  These pro forma consolidated financial statements show the pro forma impact of the cash receipts and the subsequent conversion of the Additional Bridge Loans.

The Additional Bridge Loans constitute an increase to the principal amount of the $3,000,000 principal amount bridge loan that the Company announced on February 19, 2008 and was advanced on substantially the same terms and conditions as the February 19, 2008 bridge loan, pursuant to an amendment of the loan agreement for the February 19, 2008 bridge loan. The Additional Bridge Loans bear interest at a rate of 12% per annum and will have the same maturity date as the February 19, 2008 bridge loan and is secured by the same collateral as the February 19, 2008 bridge loan. Should the Company elect to prepay the February 19, 2008 bridge loan, it will be obligated to pre-pay the Additional Bridge Loans in the same manner.

Occulogix will utilize the second of the two pre-payment options regarding all outstanding Bridge Loans and related accrued interest on the date of the reorganization transactions, in which the amounts outstanding will be converted into common stock of OccuLogix. Under this second pre-payment option, if OccuLogix closes a PIPE for aggregate gross proceeds of at least $1,000,000, the Company may repay the Bridge Loans in full by issuing to the lender, shares of its common stock, in an aggregate amount equal to the amount of outstanding principal and accrued interest, at a 15% discount to the price paid by the PIPE investors. At the date of this proxy statement, the per share purchase price is not determinable. The resulting discount regarding the issuance of the Bridge Loan related shares issued ($1,190,107) assuming a $0.10 share purchase price re the PIPE) will be expensed when the transaction is consummated.

At March 31, 2008, OccuLogix reported prepaid finance costs of $139,000, representing the finance costs of $180,000 regarding the February 19, 2008 bridge loan which were being amortized over the 180 day term of the bridge loan and for which an expense of $41,000 had been reported.  These finance costs would continue to be amortized until the bridge loans were converted. On consummation of this transaction, the outstanding prepaid finance costs balance of $139,000 will be expensed.

 These pro forma consolidated financial statements assume that the per share purchase price is $0.10, as follows:

	$	Per share purchase price	Per share conversion price for Bridge Loans[1]	Shares issued #
Conversion of:
Bridge Loan – February 19, 2008	3,000,000	$0.10	$0.085	35,294,118
Additional Bridge Loan – May 5, 2008	300,000	$0.10	$0.085	3,529,412
Additional Bridge Loan – July 28, 2008	3,403,500	$0.10	$0.085	40,041,176
Accrued interest at March 31, 2008	40,438	$0.10	$0.085	475,741
Share issuance cost – in shares	(38,400)	$0.10		384,000
Share issuance cost – in cash	(180,000)
		Total shares issued		79,724,447

Summary Dr. / (Cr.)	$
Net cash proceeds	3,703,500
Prepaid finance costs	(139,000)
Short term liabilities and accrued interest	3,040,438
Common shares (par value $0.001)	(79,724)
Additional Paid In Capital - re shares issued	(7,892,720
Additional Paid In Capital – re share costs	38,400
Retained Earnings – to expense discount on shares issued on Bridge Loan conversion	1,190,106
Retained Earnings – to expense prepaid finance costs	139,000

1 Bridge loans conversion price reflect a 15% discount

7

c)
In the reorganization transactions,  Occulogix will be acquiring the remaining ownership interest (approximately 44.03% of the outstanding shares after the cashless exercise of all outstanding OcuSense warrants, 49.9% on a fully diluted basis) in OcuSense that it does not currently own by way of a merger of OcuSense and a newly incorporated, wholly-owned subsidiary of OccuLogix.  Management of OccuLogix and non-OccuLogix directors of OcuSense have agreed upon an entity value for OcuSense of $18,000,000. In arriving at the agreed-upon value, the parties calculated a range of indications of value based on income and guideline public company valuation approaches.  The income valuation calculations considered the valuation assumptions used in connection with the Company’s initial investment in OcuSense on November 30, 2006 and financial projections for OcuSense which had been revised since the date of the Company’s initial investment in OcuSense, as well as published venture capital rates of return for companies considered to be at a similar stage of development as OcuSense.  The guideline public company valuation calculations considered the market value of investment capital (“MVIC”) to revenue ratios of comparable point-of-care diagnostic or ophthalmic diagnostic solution companies.  Changes in the MVIC to revenue ratios, over the period of approximately 12 months between November 30, 2006 and the time at which these valuation calculations were performed, were also calculated and taken into account in the analysis.  In addition, the parties also performed these same guideline public company valuation calculations, using a subset of the peer group comprised of companies with yearly revenues of less than $2,000,000.  These calculations indicated a range of values that supported the parties’ attribution of a full-enterprise value of $18,000,000 to OcuSense as being fair and reasonable. Using the agreed upon entity value, the allocation of value to the Minority Shareholders represents approximately 44.026766% of the entity value or $7,924,818. As merger consideration, the Company expects to issue shares of its common stock to the minority stockholders of OcuSense (“Minority Shareholders”) at the per share price paid by the PIPE investors.  At the date of this proxy statement, the per share purchase price is not determinable.

Management of OccuLogix and non-OccuLogix directors of OcuSense have agreed upon an entity value for OcuSense of $18,000,000, to be used for the merger transaction. OccuLogix expects to account for the acquisition of the Minority Shareholders’ ownership interest in OcuSense in accordance with FIN 46(R ) - Consolidation of Variable Interest Entities (“FIN 46(R)”).  The excess of the purchase price over the value of the minority interest acquired will be treated as a capital item and will be reported as a reduction to Additional Paid In Capital.

The Company has performed an undiscounted cash flow analysis to ensure that the amount reported as intangible assets with a finite life are not impaired. The actual allocation of purchase price and the resulting effect on the balance sheet and on the income from operations may differ significantly from the pro forma amounts included herein.

These pro forma consolidated financial statements assume that the per share purchase price is $0.10, as follows:

	$	Per share purchase price	Shares issued #
Value allocated to Minority Shareholders	7,924,818	$0.10	79,248,175

Assignment of values to Intangible Asset and Deferred Tax liability
Value of merger shares issued	7,924,818	Costs $
Estimated transaction costs	-	175,000
Cost to OccuLogix of merger	7,924,818	175,000

Book value of Minority Shareholders’ interest acquired	4,792,176
Excess of merger shares issued over book value of Minority Interest Shareholders’ interest acquired	3,132,642

Summary Dr. / (Cr.)	$
Cash paid for transaction costs	(175,000)
Minority Interest	4,792,176
Common shares (par value $0.001)	(79,248)
Additional Paid In Capital (shares issued)	(7,845,570)
Additional Paid In Capital (excess over Minority Interest)	3,132,642
Additional Paid In Capital (share issuance cost)	175,000

8

The reorganization transaction will result in an increase in the number of outstanding shares of OccuLogix from 57,304,165 to approximately 238,469,567. Original shareholders will only own approximately 24% of OccuLogix after the reorganization transactions. This substantial change to the capitalization of the Company is believed to result in a change of control for purposes of Section 382 for US Income Taxes. This section of the code restricts a company’s ability to utilize prior period losses in the current period to an annual amount equal to the product of the market capitalization of the Company and the risk-free rate for 30 year treasury bonds. Based on the value of the Company’s common stock as listed on NASDAQ on May 16, 2008, this calculation resulted in OccuLogix being restricted to $189,000 in prior period tax losses annually. OccuLogix has previously benefited certain tax loss carry forwards. However, as a result of the change in control, it is necessary that all deferred tax assets at March 31, 2008 which have been netted against deferred tax liabilities be reduced by $2,727,199.

Summary Dr. / (Cr.)	$
Deferred tax liabilities	(2,727,199)
Retained Earnings – deferred tax assets reversed	2,727,199

d)
As a result of OccuLogix’s announcement on November 1, 2007, regarding the indefinite suspension of its RHEO™ System clinical development program, a decision which was made following a comprehensive review of the respective costs and development timelines associated with the products in the Company’s portfolio and in light of the Company’s financial position, it was necessary to terminate a significant number of the Company’s employees. Amongst those employees who were terminated, were members of senior management who had employment contracts setting out contractual cash severance entitlements.  At the completion of the reorganization transactions, OccuLogix will have reached agreement with the majority of its senior management in which the senior management will forego a fixed percentage of their cash severance entitlement in exchange for stock options under the OccuLogix 2002 Stock Option Plan (the “Stock Option Plan) exercisable into common shares of OccuLogix. The number of options that each senior manager receives will be based on the cash severance entitlement being foregone divided by a Black-Scholes valuation of the options assuming the price per share of OccuLogix common stock applicable to the PIPE and Minority Shareholders investors in the reorganization transactions and an expected life of ten years. These options will vest immediately and will have a ten year life. The exercise price of these options will be the fair market value of OccuLogix’s common stock on NASDAQ on the day immediately preceding the completion of the reorganization transactions. The number of options provided to senior management is subject to adjustment to account for the exercise price of the options being greater than price per share applicable to the PIPE and Minority Shareholders investors in the reorganization transactions. At the date of this proxy statement, the per share purchase price is not determinable.

Severance expenses accrued that are being converted to options, will be reversed and replaced with an expense calculated in accordance with the provisions of SFAS 123, equivalent to the Black-Scholes value of the options granted in lieu of severance. The expected life of the options as per SFAS123 is expected to be 10.0 years. The remaining outstanding severance entitlements will be paid in cash

The following example assumes that both the fair market value of OccuLogix’s common stock at the date of the transaction and the exercise price of each of the options granted are $0.10, the volatility for the Black-Scholes valuation of the options granted is 89.8% and the applicable risk-free interest rate for the 10 year period is 3.45%. The estimated fair value of stock options used in these pro forma financial statements is subject to adjustment based on assumptions and estimates that will be available upon the determination of the measurement date:

$
Accrued severance costs at March 31, 2008	958,739
Value of accrued severances to be converted	445,992
Additional severance entitlements arising from the reorganization transactions	2,949,523
Value of that portion of the additional severance entitlement arising from the reorganization transactions to be converted	2,259,765
Value of severances to be converted arising from reorganization transaction severances	2,705,757
Black-Scholes value of options granted as a replacement of severance entitlements	2,705,757

Summary Dr. / (Cr.)	$
Cash severance regarding accrued severance	(512,747)
Cash severance regarding new severance entitlement	(689,758)
Total cash severance	(1,202,505)
Accrued severance obligation extinguished	958, 739
Additional Paid In Capital - arising from options granted in lieu of severance	(2,705,757)

Additional severance entitlement expense	2,949,523

9

e)
At the completion of the reorganization transactions, Occulogix will make an amendment to the Company’s Amended and Restated Certificate of Incorporation in order to provide for a recapitalization in which the issued and outstanding shares of the Company’s common stock will be subject to a reverse split in a ratio of up to 25:1, with the actual ratio and the timing of such reverse split to be determined by the Board in its sole discretion. The impact of this reverse split will be subject to the final purchase price per share of the PIPE transaction.  At the date of this proxy statement, the per share purchase price is not determinable.

       Example assuming that the per share purchase price is $0.10 and a reverse stock split of 25:1:

#
Outstanding Shares at March 31, 2008	57,306,145
Shares issued in PIPE (see example above)	22,190,800
Shares issued re Bridge Loans (see example above)	79,724,447
Shares issued to Minority Shareholders (see example above)	79,248,175
Outstanding Shares immediately prior to reverse 25:1 split	238,469,567
Number of shares outstanding post the reverse 25:1 split	9,538,783

3.	Pro Forma Consolidated Statement of Operations of OccuLogix

Pro forma adjustments relating to the pro forma consolidated financial statements of OccuLogix as at March 31, 2008 and December 31, 2007 include the following:

a)
Included in the historic Statement of Operations for the three months ended March 31, 2008 was accrued interest expense of $40,438 re the February 19, 2008 bridge loan and $41,000 in amortized finance charges both of which are eliminated in the pro forma adjustments.

b)
The pro forma adjustments reflect the elimination of $207,535 and $1,312,178 related to the Minority Shareholders’ share of losses reported in the three months ended March 31, 2008 and the year ended December 31, 2007, respectively.

c)
The reorganization transactions will result in an increase in the number of outstanding shares of OccuLogix from 57,304,165 to approximately 238,469,567. Original shareholders will only own approximately 24% of OccuLogix after the reorganization transactions. This substantial change to the capitalization of the Company is believed to result in a change of control for purposes of Section 382 for US Income Taxes. This section of the code restricts a company’s ability to utilize prior period losses in the current period to an annual amount equal to the product of the market capitalization of the Company and the risk-free rate for 30 year treasury bonds.

During the year ended December 31, 2007, the Company reported an impairment of intangible assets related to the RHEO™ System. An element of the impairment charge was the elimination of the associated deferred tax liability and the need to reverse all previously reported tax losses which had been benefited related to RHEO™ activities.  The Section 382 restriction on using prior period tax losses, impact the pro forma statement of operations as follows:
i)
In 2007, the Company adopted the provisions of Financial Accounting Standards Board (“FASB”) Interpretation No. 48, "Accounting for Uncertainty in Income Taxes – An Interpretation of FASB Statement No. 109" (“FIN No. 48”) and reported through retained earnings a deferred tax asset related to RHEO™ activities of $4,600,000. On the subsequent reversal of all RHEO™ deferred tax assets at September 30, 2007 at the time of the charge for the impairment of RHEO™ System intangibles, the full amount of the $4,600,000 benefit related to prior periods was reversed. As a result of the reorganization transactions, this prior period benefit would not have been set up as a FIN 48 adjustment to retained earnings for prior periods due to the Section 382 restriction on tax losses and as such would not have been available to be reversed in 2007.

ii)
During the year ended December 31, 2007, all tax losses relating to RHEO™ activities were reversed at September 30 ,2007 at the time of the charge for the impairment of RHEO™ System intangibles. As a result of the reorganization transactions, and the ability to file consolidated tax returns, losses arising from RHEO™ activities in 2007 can be benefited. The amount arising from RHEO™ activities in 2007 that was benefited were limited to $2,420,962 to ensure that deferred tax assets did not exceed deferred tax liabilities. If the recovery of tax losses is not probable, deferred tax assets may not be reflected as an asset on the balance sheet.

10

iii)
At the beginning of 2007, deferred tax assets related to OccuLogix tax losses benefited prior to 2007 were $1,947,322 and historically had been reversed in 2007 at the time of the charge for the impairment of RHEO™ System intangibles. With the change in control as a result of the reorganization transactions, this benefited amount would be reversed at December 31, 2006 and as such would not have been available to be reversed in 2007.

During the three months ended March 31, 2008, the Company amortized deferred tax liabilities related to the OcuSense intangible assets of $128,954. This reduction in the net value of deferred tax liabilities required that a similar amount of tax losses previously benefited be reversed and reflected as deferred tax assets written off for pro forma purposes to maintain a nil net balance between deferred tax liabilities and assets. In addition, OcuSense tax losses for the three months ended March 31, 2008 previously benefited of $490,526 were reversed for pro forma statement of operations purposes, to ensure that a nil net balance between deferred tax liabilities and assets was maintained.

Summary Dr. / (Cr.)	March 31, 2008 $	December 31, 2007 $
Deferred tax asset – reverse taxes benefited in prior periods to ensure deferred tax assets do not exceed deferred tax liabilities because deferred tax benefits can not exceed deferred tax liabilities if the recovery of the tax loss is not probable.	128,954	—
Deferred tax asset - reverse tax benefits previously recorded for the three months ended March 31, 2008 because deferred tax benefits can not exceed deferred tax liabilities if the recovery of the tax loss is not probable.	490,526	—
Deferred tax asset – benefit 2007 RHEO related tax losses as the ability to file consolidated tax returns allows RHEO related losses to be utilized	—	(2,420,962)
Deferred tax asset – benefited tax losses arising as an adjustment to retained earnings on the adoption of FIN 48 which were reversed in 2007 but would not have been booked as a result of the pro forma change of control and are no longer available to be reversed in 2007	—	(4,600,000)
Deferred tax asset – reflects tax losses benefited prior to 2007 which were reversed in 2007 but as a result of the pro forma change of control must be reversed at Dec.2006 and are no longer available to be reversed in 2007	—	(1,947,322)
Impact on Statement of Operations	619,480	(8,968,284)

d)
At the completion of the reorganization transactions, Occulogix will make an amendment to the Company’s Amended and Restated Certificate of Incorporation in order to provide for a recapitalization in which the issued and outstanding shares of the Company’s common stock will be subject to a reverse split in a ratio of up to 25:1, with the actual ratio and the timing of such reverse split to be determined by the Board in its sole discretion. The impact of this reverse split will be subject to the final purchase price per share of the PIPE transaction.  At the date of this proxy statement, the per share purchase price is not determinable.

These pro forma consolidated financial statement assume that the per share purchase price is $0.10 and that the reverse stock split is in a ratio of 25:1 as follows:

	March 31, 2008 #	December 31, 2007 #
Weighted average number of shares outstanding - basic an diluted	57,306,145	56,628,186

New shares issued
Shares issued in PIPE (see example above)	22,190,800	22,190,800
Shares issued regarding Bridge Loans (see example above)	79,724,447	79,724,447
Shares issued to Minority Shareholders (see example above)	79,248,175	79,248,175
Total new shares issued	181,163,422	181,163,422

Outstanding Shares immediately prior to reverse 25:1 split	238,469,567	237,791,608
Number of shares outstanding post the reverse 25:1 split	9,538,783	9,511,664
Decrease in number of shares regarding reverse 25:1 split	(228,930,784)	(228,279,944)

11

APPENDIX A

APPENDIX A RESOLUTION

Resolutions of the Stockholders of OccuLogix, Inc. (the “Company”)

RESOLVED, that the amendment (the “Amendment”) of the Amended and Restated Certificate of Incorporation of the Company (the “Amended and Restated Certificate of Incorporation”) to increase the number of authorized shares of common stock of the Company, from 75,000,000 to 500,000,000, be, and it hereby is, in all respects, authorized and approved;

AND FURTHER RESOLVED, that any officer or director of the Company be, and each hereby individually is, authorized and directed, in the name and on behalf of the Company, under its corporate seal or otherwise, to execute and acknowledge, and cause to be filed and recorded, in the office of the Secretary of State of the State of Delaware, a certificate of amendment (the “Certificate of Amendment”) to give effect to the foregoing resolution;

AND FURTHER RESOLVED, that the Amendment may be abandoned, at any time prior to the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, by resolution of the board of directors of the Company, without further action by the stockholders;

AND FURTHER RESOLVED, that any director or officer of the Company be, and each hereby individually is, authorized and directed to execute and deliver, in the name of and on behalf of the Company, under its corporate seal or otherwise, all certificates, instruments, agreements, documents and notices and to do all such other acts and things as, in such person’s opinion, may be necessary or desirable to give effect to the foregoing resolutions.

APP-1

APPENDIX B

APPENDIX B RESOLUTION

Resolutions of the Stockholders of OccuLogix, Inc. (the “Company”)

RESOLVED, that the Agreement and Plan of Merger and Reorganization, dated April 22, 2008, by and among the Company, OcuSense Acquireco, Inc. and OcuSense, Inc., as amended by the Amending Agreement, dated as of July 28, 2008, by and among the Company, OcuSense Acquireco, Inc. and OcuSense, Inc., and as such Agreement and Plan of Merger and Reorganization may be amended further from time to time (the “Merger Agreement”), in the form approved by the board of directors of the Company, be, and it hereby is, in all respects, adopted and approved and that all of the transactions contemplated by the Merger Agreement be, and they hereby are, in all respects, authorized and approved;

AND FURTHER RESOLVED, that without limiting the generality of the foregoing resolution, the issuance of shares of the Company’s common stock in accordance with, and in fulfillment of the Company’s obligations under, the Merger Agreement be, and it hereby is, in all respects, authorized and approved;

AND FURTHER RESOLVED, that by resolution by the board of directors of the Company, without further action by the stockholders, the Merger Agreement may be terminated and the merger contemplated thereby may be abandoned at any time prior to the filing of a certificate of merger with the Secretary of State of the State of Delaware;

AND FURTHER RESOLVED, that any director or officer of the Company be, and each hereby individually is, authorized and directed to execute and deliver, in the name of and on behalf of the Company, under its corporate seal or otherwise, all certificates, instruments, agreements, documents and notices and to do all such other acts and things as, in such person’s opinion, may be necessary or desirable to give effect to the foregoing resolutions.

APP-2

APPENDIX C

APPENDIX C RESOLUTION

Resolutions of the Stockholders of OccuLogix, Inc. (the “Company”)

RESOLVED, that the Securities Purchase Agreement, dated as of May 19, 2008, by and among the Company, Marchant Securities Inc. and the investors listed on the Schedule of Investors attached thereto as Exhibit A, as amended by the Amending Agreements, each dated as of August ■, 2008, by and among OccuLogix, Marchant Securities Inc. and each of the investors listed on the Schedule of Investors attached thereto as Exhibit A, and as such Securities Purchase Agreement may be amended further from time to time (the “Securities Purchase Agreement”), pursuant to which the Company proposes to sell shares of its common stock to the investors listed on the Schedule of Investors attached thereto as Exhibit A, in the form approved by the board of directors of the Company, be, and it hereby is, in all respects, adopted and approved and that all of the transactions contemplated by the Securities Purchase Agreement be, and they hereby are, in all respects, authorized and approved;

AND FURTHER RESOLVED, that without limiting the generality of the foregoing resolution, the sale of an aggregate of a minimum of 21,730,000 shares of the Company’s common stock to the investors listed on the Schedule of Investors attached as Exhibit A to the Securities Purchase Agreement be, and it hereby is, in all respects, authorized and approved;

AND FURTHER RESOLVED, that the Securities Purchase Agreement may be terminated and the transactions contemplated thereby may be abandoned at any time, by resolution of the board of directors of the Company, without further action by the stockholders;

AND FURTHER RESOLVED, that any director or officer of the Company be, and each hereby individually is, authorized and directed to execute and deliver, in the name of and on behalf of the Company, under its corporate seal or otherwise, all certificates, instruments, agreements, documents and notices and to do all such other acts and things as, in such person’s opinion, may be necessary or desirable to give effect to the foregoing resolutions.

APP-3

APPENDIX D

APPENDIX D RESOLUTION

Resolutions of the Stockholders of OccuLogix, Inc. (the “Company”)

RESOLVED, that the pre-payment by the Company of the $6,703,500 aggregate principal amount bridge loan (plus accrued and unpaid interest) under the Loan Agreement, dated as of February 19, 2008, by and among the Company, the lenders listed on the Schedule of Lenders attached thereto as Exhibit A and Marchant Securities Inc., as amended by the Amending Agreement, dated as of May 5, 2008, by and among OccuLogix, the lenders listed on the Schedule of New Lenders attached thereto as Exhibit A and Marchant Securities Inc. and as further amended by the Second Amending Agreement, dated as of July 28, 2008, by and among OccuLogix, the lenders listed on the Schedule of Second New Lenders attached thereto as Exhibit A and Marchant Securities Inc. (the “Loan Agreement”), by the issuance, to the lenders of such bridge loan, of shares of the Company’s common stock, in the aggregate number required pursuant to the terms of the Loan Agreement (which shall be no less than 78,864,705), be, and it hereby is, in all respects, authorized and approved;

AND FURTHER RESOLVED, that any director or officer of the Company be, and each hereby individually is, authorized and directed to execute and deliver, in the name of and on behalf of the Company, under its corporate seal or otherwise, all certificates, instruments, agreements, documents and notices and to do all such other acts and things as, in such person’s opinion, may be necessary or desirable to give effect to the foregoing resolution.

APP-4

APPENDIX E

APPENDIX E RESOLUTION

Resolutions of the Stockholders of OccuLogix, Inc. (the “Company”)

RESOLVED, that the issuance to Marchant Securities Inc. (“Marchant”) of shares of the Company’s common stock, at a per share price equal to the per share price of the Company’s common stock under the Securities Purchase Agreement (defined below), in payment of the commissions owing for services rendered by Marchant in connection with (i) the Securities Purchase Agreement, dated as of May 19, 2008, by and among the Company, Marchant and the investors listed on the Schedule of Investors attached thereto as Exhibit A, as such agreement may be amended from time to time (the “Securities Purchase Agreement”), and (ii) the $6,703,500 aggregate principal amount bridge loan under the Loan Agreement, dated as of February 19, 2008, by and among the Company, the lenders listed on the Schedule of Lenders attached thereto as Exhibit A and Marchant, as amended, be, and it hereby is, in all respects, authorized and approved;

FURTHER RESOLVED, that the aggregate dollar amount of the portion of such commissions to be satisfied by the issuance to Marchant of shares of the Company’s common stock be as set forth in the Company’s proxy statement for its 2008 Annual and Special Meeting of Stockholders and that the number of shares of the Company’s common stock to be issued to Marchant accordingly shall be no less than 844,800;

AND FURTHER RESOLVED, that any director or officer of the Company be, and each hereby individually is, authorized and directed to execute and deliver, in the name of and on behalf of the Company, under its corporate seal or otherwise, all certificates, instruments, agreements, documents and notices and to do all such other acts and things as, in such person’s opinion, may be necessary or desirable to give effect to the foregoing resolutions.

APP-5

APPENDIX F

APPENDIX F RESOLUTION

Resolutions of the Stockholders of OccuLogix, Inc. (the “Company”)

RESOLVED, that the proposed extension of the terms of all of the time-based stock options of the Company, held by Elias Vamvakas, Thomas P. Reeves, William G. Dumencu, David C. Eldridge, Nozait Chaudry-Rao, John Cornish, Julie A. Fotheringham, Stephen J. Kilmer, Suh Kim, Stephen B. Parks, Stephen H. Westing, Jay T. Holmes, Georges Noël and Gilbert S. Omenn, until the tenth anniversaries of their respective dates of grant, in the manner described in the Company’s proxy statement for its 2008 Annual and Special Meeting of Stockholders, be, and it hereby is, in all respects, authorized and approved;

AND FURTHER RESOLVED, that any director or officer of the Company be, and each hereby individually is, authorized and directed to execute and deliver, in the name of and on behalf of the Company, under its corporate seal or otherwise, all certificates, instruments, agreements, documents and notices and to do all such other acts and things as, in such person’s opinion, may be necessary or desirable to give effect to the foregoing resolution.

APP-6

APPENDIX G

APPENDIX G RESOLUTION

Resolutions of the Stockholders of OccuLogix, Inc. (the “Company”)

RESOLVED, that the share reserve under the 2002 Stock Option Plan, as amended (the “2002 Stock Option Plan”), being the maximum number of shares of the Company’s common stock issuable upon the exercise of stock options under the 2002 Stock Option Plan, be and hereby is increased by 53,544,000, from 6,456,000 to 60,000,000;

AND FURTHER RESOLVED, that any director or officer of the Company be, and each hereby individually is, authorized and directed to execute and deliver, in the name of and on behalf of the Company, under its corporate seal or otherwise, all certificates, instruments, agreements, documents and notices and to do all such other acts and things as, in such person’s opinion, may be necessary or desirable to give effect to the foregoing resolution.

APP-7

APPENDIX H

APPENDIX H RESOLUTION

Resolutions of the Stockholders of OccuLogix, Inc. (the “Company”)

RESOLVED, that the amendment (the “Amendment”) of the Amended and Restated Certificate of Incorporation of the Company, as amended (the “Amended and Restated Certificate of Incorporation”), in order to (i) provide for a recapitalization in which the issued and outstanding shares of the Company’s common stock will be reverse split in a ratio (the “Ratio”) of up to 1:25 (the “Reverse Stock Split”) and (ii) upon the effectiveness of the Reverse Stock Split, decrease the number of authorized shares of the Company’s common stock from 500,000,000 to a number equal to 500,000,000 multiplied by 50% of the Ratio, be, and it hereby is, in all respects, authorized and approved;

AND FURTHER RESOLVED, that, at any time on or prior to November 30, 2008, any officer or director of the Company be, and each hereby individually is, authorized and directed, in the name and on behalf of the Company, under its corporate seal or otherwise, to execute and acknowledge, and cause to be filed and recorded, in the office of the Secretary of State of the State of Delaware, a certificate of amendment (the “Certificate of Amendment”) to give effect to the foregoing resolution;

AND FURTHER RESOLVED, that the Ratio (provided that it does not exceed 1:25) and the timing of the Amendment (provided that it shall occur on or prior to November 30, 2008) shall be determined by the board of directors of the Company, in its sole discretion;

AND FURTHER RESOLVED, that the Amendment may be abandoned, at any time prior to the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, by resolution of the board of directors of the Company, without further action by the stockholders;

AND FURTHER RESOLVED, that any director or officer of the Company be, and each hereby individually is, authorized and directed to execute and deliver, in the name of and on behalf of the Company, under its corporate seal or otherwise, all certificates, instruments, agreements, documents and notices and to do all such other acts and things as, in such person’s opinion, may be necessary or desirable to give effect to the foregoing resolutions.

APP-8

OCCULOGIX, INC.

PROXY CARD

Annual and Special Meeting of Stockholders of OccuLogix, Inc.
to be held on August ■, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
OCCULOGIX, INC.

The undersigned stockholder of OccuLogix, Inc. (the “Company”) hereby appoints Elias Vamvakas, the Chairman of the Board, Chief Executive Officer and Secretary, or, failing him, William G. Dumencu, the Chief Financial Officer and Treasurer of the Company, or, instead of either of the foregoing, , as proxy of the undersigned, to attend, vote and act for and on behalf of the undersigned at the Annual and Special Meeting of Stockholders of the Company to be held on August ■, 2008 at 8:30 a.m., Eastern Daylight Savings Time, at ■, Toronto, Ontario, and at all adjournments thereof, upon the following matters:

1.	TO VOTE FOR all nominees (except as marked to the contrary) ☐
WITHHOLD authority to vote for all nominees  ☐

or, if no specification is made, vote FOR the election of the following directors for the terms stated in the accompanying proxy statement:

Elias Vamvakas	Richard Lindstrom
Thomas N. Davidson	Adrienne L. Graves
Eric Donsky	Donald Rindell

Provided that the undersigned wishes to withhold authority to vote for the following directors:

2.	FOR ☐ AGAINST ☐ ABSTAIN ☐

or, if no specification is made, vote FOR the ratification of the selection of Ernst & Young LLP as independent auditors of the Company for the financial year ending December 31, 2008.

3.	FOR ☐ AGAINST ☐ ABSTAIN ☐

or, if no specification is made, vote FOR the resolution appearing in Appendix A to the accompanying proxy statement in order to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation in order to increase the number of authorized shares of the Company’s common stock, as more fully described in the accompanying proxy statement.

4.	FOR ☐ AGAINST ☐ ABSTAIN ☐

or, if no specification is made, vote FOR the resolution appearing in Appendix B to the accompanying proxy statement in order to approve and adopt the Agreement and Plan of Merger and Reorganization, dated April 22, 2008, by and among the Company, OcuSense Acquireco, Inc. and OcuSense, Inc., as amended by the Amending Agreement, dated as of July 28, 2008, by and among the Company, OcuSense Acquireco, Inc. and OcuSense, Inc., and as such Agreement and Plan of Merger and Reorganization may be amended further from time to time, as more fully described in the accompanying proxy statement.

5.	FOR ☐ AGAINST ☐ ABSTAIN ☐

or, if no specification is made, vote FOR the resolution appearing in Appendix C to the accompanying proxy statement in order to approve and adopt the Securities Purchase Agreement, dated as of May 19, 2008, by and among the Company, Marchant Securities Inc. and the investors listed on the Schedule of Investors attached thereto as Exhibit A, as amended by the Amending Agreements, each dated as of August ■, 2008, by and among the Company, Marchant Securities Inc. and each of the investors listed on the Schedule of Investors attached thereto as Schedule A, and as such Securities Purchase Agreement may be amended further from time to time (the “Securities Purchase Agreement”), as more fully described in the accompanying proxy statement.

6.	FOR ☐ AGAINST ☐ ABSTAIN ☐

or, if no specification is made, vote FOR the resolution appearing in Appendix D to the accompanying proxy statement in order to approve the pre-payment by the Company of the $6,703,500 aggregate principal amount bridge loan under the Loan Agreement, dated as of February 19, 2008, by and among the Company, the lenders listed on the Schedule of Lenders attached thereto as Exhibit A and Marchant Securities Inc., as amended (the “Loan Agreement”), by issuing, to the lenders of such bridge loan, shares of the Company’s common stock in the aggregate number required pursuant to the terms of the Loan Agreement, which number will be no less than 78,864,705, as more fully described in the accompanying proxy statement.

7.	FOR ☐ AGAINST ☐ ABSTAIN ☐

or, if no specification is made, vote FOR the resolution appearing in Appendix E to the accompanying proxy statement in order to approve the issuance to Marchant of a minimum of 844,800 shares of the Company’s common stock in payment of commissions owing for services rendered in connection with the Securities Purchase Agreement and the $6,703,500 aggregate principal amount bridge loan under the Loan Agreement, as more fully described in the accompanying proxy statement.

8.	FOR ☐ AGAINST ☐ ABSTAIN ☐

or, if no specification is made, vote FOR the resolution appearing in Appendix F to the accompanying proxy statement in order to approve the extension of the terms of certain stock options of the Company issued under the Company’s 2002 Stock Option Plan, as amended (the “2002 Stock Option Plan”), and held by current and former executives of the Company and certain directors of the Company, as more fully described in the accompanying proxy statement.

9.	FOR ☐ AGAINST ☐ ABSTAIN ☐

or, if no specification is made, vote FOR the resolution appearing in Appendix G to the accompanying proxy statement in order to approve an increase in the share reserve under the 2002 Stock Option Plan by 53,544,000, from 6,456,000 to 60,000,000, as more fully described in the accompanying proxy statement.

10.	FOR ☐ AGAINST ☐ ABSTAIN ☐

or, if no specification is made, vote FOR the resolution appearing in Appendix H to the accompanying proxy statement in order to approve a further amendment to the Company’s Amended and Restated Certificate of Incorporation in order to (i) provide for a recapitalization in which the issued and outstanding shares of the Company’s common stock will be reverse split in a ratio of up to 1:25, if at all, with the actual ratio and the timing of such reverse split to be determined by the Company’s board of directors in its sole discretion, and (ii) decrease the number of authorized shares of the Company’s common stock, from 500,000,000 to a number equal to 500,000,000 multiplied by 50% of the reverse split ratio, provided that the reverse split is effected, as more fully described in the accompanying proxy statement.

11.	In the discretion of the proxy holder, such other business as may properly come before the meeting.

The shares represented by this proxy card will be voted as directed.  If no direction is indicated as to any item(s), they will be voted FOR such item(s).

EXECUTED on the ___________________ day of _____________________,  2008

Number of Shares of Common Stock	Signature of Stockholder

Name of Stockholder
(Please print clearly)

*	Please see other side for notes on how to use this proxy card.

NOTES:

1.
A stockholder has the right to appoint a person to represent the stockholder at the Annual and Special Meeting other than the management representatives designated in this proxy card.  Such right may be exercised by inserting, in the space provided, the name of the other person the stockholder wishes to appoint.  Such other person need not be a stockholder.

2.
To be valid, this proxy card must be signed and deposited with the Secretary of the Corporation, c/o Mellon Investor Services LLC, P.O. Box 3862, S. Hackensack, New Jersey  07606-9371 or via fax at 201-680-4671, Attention:  Proxy Services, in the United States, or Equity Transfer & Trust Company, 200 University Avenue, Suite 400, Toronto, Ontario, M5H 4H1 or via fax at 416-595-9593, in Canada, prior to the Annual and Special Meeting.

3.
If you are an individual, please sign exactly as your shares are registered.  If the stockholder is a corporation, this proxy card must be executed by a duly authorized officer or attorney of the stockholder, and, if the corporation has a corporate seal, its corporate seal should be affixed.  If the shares are registered in the name of an executor, administrator or trustee, please sign exactly as the shares are registered.  If the shares are registered in the name of the deceased or other stockholder, the stockholder’s name must be printed in the space provided, the proxy card must be signed by the legal representative with his name printed below his signature and evidence of authority to sign on behalf of the stockholder must be attached to this proxy card.

4.
Reference is made to the accompanying proxy statement (which is also a management information circular under Canadian law) for further information regarding completion and use of this proxy card and other information pertaining to the Annual and Special Meeting.  Before completing this proxy card, beneficial owners should carefully review the section in the accompanying proxy statement entitled “Information about this Proxy Material and Voting—Voting Rights and Outstanding Shares — Beneficial Owner: Shares Registered in the Name of a Broker or Bank” and should carefully follow the instructions of the securities dealer or other intermediary who sent this proxy card.

5.
If a share is held by two or more persons, any one of them present or represented by proxy at the Annual and Special Meeting may, in the absence of the other or others, vote in respect thereof, but if more than one of them are present or represented by proxy, they shall vote together in respect of each share so held.